As filed with the Securities and Exchange Commission on March __7____, 2003
                                                   Registration No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         EAST PENN FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

         Pennsylvania                         6022                      65-1172823
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)

                                                                  Brent L. Peters
                                                       President and Chief Executive Officer
      EAST PENN FINANCIAL CORPORATION                     EAST PENN FINANCIAL CORPORATION
            731 Chestnut Street                                 731 Chestnut Street
        Emmaus, Pennsylvania 18049                          Emmaus, Pennsylvania 18049
              (610) 965-5959                                      (610) 965-5959
(Address, including ZIP Code, and telephone     (Name, address, including ZIP Code, and telephone
 number, including area code, of registrant's   number, including area code, of agent for service)
       principal executive offices)

                                 With a Copy to:
                          Nicholas Bybel, Jr., Esquire
                              Jean Svoboda, Esquire
                             SHUMAKER WILLIAMS, P.C.
                   P.O. Box 88, Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of           Amount to be Registered             Proposed Maximum     Proposed Maximum      Amount of
Securities to be Registered                                          Offering Price Per   Aggregate Offering    Registration Fee
                                                                     Share                Price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.625 par value   7,002,552 shares                    $5.56(1)             $36,710,189(1)        $2,969.85
                                 (originally registered, includes
                                 400,000 shares to be reserved
                                 for issuance under stock
                                 option plans)
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(1), upon $5.56 per share, of the 6,602,552 outstanding shares of common stock of East Penn Bank, par value $0.625, representing the average of the bid and asked price for the securities as reported on the NASDAQ Small Cap Market on March 3, 2003, the latest practicable date prior to the date of filing this Registration Statement, and estimated based upon the issuance of a maximum of 6,602,552 shares of Registrant's common stock, $0.625 par value, in the reorganization of East Penn Bank as a subsidiary of Registrant. Registrant will issue one share of common stock in exchange for each share of bank common stock. The 7,002,552 shares include 120,000 shares to be reserved for issuance under the bank's Independent Directors Stock Option Plan and 280,000 shares under the bank's Stock Incentive Plan, which Registrant will assume.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROXY STATEMENT/PROSPECTUS

                         EAST PENN FINANCIAL CORPORATION
                 Prospectus for 6,602,552 Shares of Common Stock

                                 EAST PENN BANK
             Proxy Statement for the Annual Meeting of Shareholders

      We provide this proxy statement/prospectus to you in connection with the solicitation of proxies for the annual meeting of shareholders of East Penn Bank, to be held on May 22, 2003, at 7:00 p.m., Eastern Time, at Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062. At the meeting, shareholders will vote on a proposal to approve the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation, will vote to elect four Class B directors for a 3-year term, will vote to ratify the bank's independent auditors and will vote to adjourn the meeting to a later date if necessary. The proposed reorganization, the election of directors, and related matters that shareholders will vote on at the meeting are described in this document. The bank's common stock is listed on the Nasdaq Small Cap Market under the symbol "EPEN."

      In addition to being the bank's proxy statement, this document is the prospectus of East Penn Financial Corporation, the proposed holding company for the bank. If the proposed reorganization takes place, East Penn Financial Corporation will issue one (1) share of its common stock for each share of the bank's outstanding common stock as part of the reorganization. We have applied to have the holding company's common stock listed on the Nasdaq Small Cap Market.

      The proposed reorganization involves elements of risk, including material anti-takeover strategies, which are described under "Risk Factors" beginning on page 8.

      Neither the Securities and Exchange Commission, the Federal Reserve Board, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission, nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

      The shares of East Penn Financial Corporation common stock offered in this proxy statement prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor guaranteed by the bank or the holding company. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

         The date of this proxy statement/prospectus is March __, 2003.

                                Table of Contents

                                                                            Page
                                                                            ----

Questions and Answers about the Proposal to Form a Bank Holding Company

Summary......................................................................
       Proposals for Consideration at the Annual Meeting.....................
       Proposal to Form a Bank Holding Company...............................
       Notice of Anti-Takeover Provisions....................................
       Voting at the Annual Meeting..........................................
       General Information...................................................

Summary Financial Information................................................

Risk Factors.................................................................

Per Share Price Information..................................................

General Information about the Annual Meeting.................................
       Time and Place of Annual Meeting......................................
       Purpose of the Annual Meeting.........................................

Voting Procedures............................................................
       Voting Securities and Record Date.....................................
       Quorum................................................................
       Votes Required for Approval...........................................
       Solicitation of Proxies...............................................
       Voting by Proxy and Revocation of Proxies.............................

Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management.....................................

Proposal No. 1: Reorganization of East Penn Bank
as the Subsidiary of East Penn Financial Corporation.........................
       Description of Reorganization Procedure...............................
       Amendment or Termination of the Plan of Reorganization and Plan
       of Merger.............................................................
       Exchange of Stock, 1-for-1 Exchange Ratio.............................
       Exchange of Stock Certificates........................................
       Failure to Surrender Stock Certificates...............................
       Reasons for the Proposed Reorganization...............................
       Dissenters' Rights of Appraisal.......................................
       Material Conditions...................................................
       Closing Date..........................................................
       Tax Consequences......................................................
       Trading and Resale of Holding Company Common Stock....................
       Stock Options and Stock Option Plans .................................
       Dividend Reinvestment Plan............................................
       Financial Information about the Reorganization........................

                                                                            Page
                                                                            ----

Description of the Holding Company...........................................
       Organization and Description of Business..............................
       Properties............................................................
       Management............................................................
       Executive and Director Compensation...................................
       Information about Beneficial Ownership of Significant
       Shareholders, Directors and Executive Officers........................
       Certain Relationships and Transactions with Directors and Officers....
       Directors' and Officers' Indemnification and Limits on Liability......
       Supervision and Regulation of the Holding Company.....................
       Permitted Activities for Holding Company..............................
       Permitted Activities for Financial Holding Companies..................

Proposal No. 2: Election of Four Class B Directors to Serve a
Three-year Term..............................................................

Description of the Bank......................................................
       History...............................................................
       Offices...............................................................
       Description of Business...............................................
       Properties............................................................
       Supervision and Regulation of the Bank................................
       New Legislation.......................................................
       Legal Proceedings.....................................................
       Directors.............................................................
       Board Meetings, Compensation of Directors.............................
       Committees of the Board of Directors..................................
       Principal Officers....................................................
       Executive Compensation................................................
       Stock Option Grants in Fiscal Year 2002...............................
       Exercises of Stock Options in Fiscal Year 2002 and Fiscal
       Year-End Option Value.................................................
       Equity Compensation Plan Information..................................
       Employment Agreement with Brent L. Peters.............................
       Supplemental Executive Retirement Plan Agreement......................
       401(k) Plan...........................................................
       Report on Executive Compensation......................................
       Interlocks and Insider Participation..................................
       Report of the Audit Committee.........................................
       Stock Price Performance Graph.........................................
       Section 16(a) Beneficial Ownership Reporting Compliance...............
       Certain Relationships between Officers and Directors and Certain
       Transactions Between Officers and Directors of the Bank...............

Description of the Bank's Capital Securities.................................
       Common Stock..........................................................
       Comparative Market Prices.............................................
       Trade Price High's and Low's..........................................
       Stock Option Plans....................................................
       Dividend Reinvestment Plan............................................

                                                                            Page
                                                                            ----

Description of the Holding Company's Capital Securities......................
       Common Stock..........................................................
       Preferred Stock.......................................................
       Issuance of Additional Securities.....................................
       Legal Opinion.........................................................
       Anti-Takeover Provisions in Articles and Bylaws.......................
       Anti-takeover Provisions Applicable to Registered Corporations........

Comparison of Shareholder Rights.............................................

Proposal No. 3: Ratification of Independent Auditors.........................

Proposal No. 4: Adjournment..................................................

Experts......................................................................

Legal Matters................................................................

Shareholder Proposals........................................................

Other Matters................................................................

Where You Can Find More Information..........................................

Index to Financial Statements................................................

Annex A    Plan of Reorganization and Plan of Merger

Annex B    Articles of Incorporation of East Penn Financial Corporation

Annex C    Bylaws of East Penn Financial Corporation

Annex D    Statutes Regarding Dissenters' Rights

Questions and Answers about the Proposal to Form a Bank Holding Company

Q:    What are you proposing?

A: We are proposing that East Penn Bank reorganize as the subsidiary of a bank holding company. We established East Penn Financial Corporation to become the bank holding company for East Penn Bank.

Q:    How will the reorganization be effected?

A: We formed East Penn Interim Bank as a subsidiary of East Penn Financial Corporation. The interim bank will merge into East Penn Bank. At the time of the merger, shareholders of the bank will receive shares of common stock of the holding company in exchange for their shares of the bank. The bank, the interim bank and the holding company have entered into a plan of reorganization to effect these transactions if shareholders approve.

Q:    What are you asking me to do?

A: Please indicate on your proxy card how you want your shares to be voted at the annual meeting. On the proxy card, mark your selection on how your shares should be voted on the various matters, including the proposal to adopt the plan of reorganization and related plan of merger and the election of directors. This will ensure your proper representation at the annual meeting of shareholders to be held on May 22, 2003.

      Your vote is very important. Approval of the reorganization requires the affirmative vote of 75% of the outstanding shares of the bank's common stock.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker.

Q:    Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may give notice to the Secretary of the bank that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date to the Secretary of the bank. Third, you may vote in person at the meeting after giving notice to the Secretary.

Q:    When do you expect the reorganization to occur?

A: In addition to shareholder approval, we must also obtain regulatory approvals. We expect to complete the reorganization by June 30, 2003.

Q:    Whom may I contact with any questions I may have?

A:    Brent L. Peters, President and Chief Executive Officer
      East Penn Bank
      731 Chestnut Street
      Emmaus, Pennsylvania 18049
      Telephone (610) 965-5959
      Email: blpeters@eastpennbank.com

                                     SUMMARY

      The following summary is designed to help you understand various matters relating to the annual meeting. This summary only highlights information in the proxy statement/prospectus. The remainder of the proxy statement/prospectus and annexes contain more detailed information. We urge you to read the entire proxy statement/prospectus and annexes to fully understand the proposed reorganization and other matters.

      You should rely only on the information contained or referred to in this document or any supplement. Neither East Penn Financial Corporation nor the bank has authorized anyone else to provide you with different or additional information.

Proposals for Consideration at the Annual Meeting

      At the annual meeting, shareholders will be asked to vote on the following proposals:

      o To approve and adopt the plan of reorganization and related plan of merger providing for the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation;

      o To elect four Class B directors to serve on the board of directors of East Penn Bank for a three-year term and until their successors have been duly elected and qualified;

      o To ratify the selection of Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, as the independent auditors of the bank for the year ending December 31, 2003;

      o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and the plan of merger; and

      o To transact other business as may properly come before the annual meeting and any adjournment of the meeting.

Proposal to Form a Bank Holding Company

      We are asking you to approve a plan of reorganization and related plan of merger that would result in the reorganization of East Penn Bank into a holding company structure. These agreements provide for the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation.

Reasons for Forming a Bank Holding Company

      In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

      o     financing,

      o     engaging in non-banking activities,

      o     protecting against an unfriendly takeover, and

      o     responding to changes in law.

1-for-1 Exchange of Stock

      Upon the completion of the proposed reorganization, all shareholders of the bank, except those who exercise dissenting shareholders' rights, will become shareholders of the holding company and will automatically own one share of the holding company's common stock for each share of common stock of the bank they owned. The holding company will not issue fractional shares in connection with the reorganization. Instead, the holding company will pay the holders of fractional interests the fair market value of their fractional interests in cash.

Federal Income Tax Consequences

      We anticipate that the proposed reorganization will qualify as a tax-free reorganization under federal tax laws. You will not recognize any gain or loss for federal income tax purposes upon your receipt of East Penn Financial Corporation common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder or upon the receipt of cash for any fractional interests. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences. The holding company and the bank have obtained a tax opinion on this matter from special legal counsel, described in detail on page 23.

Management of the Holding Company

      Management of the bank will not change as a result of the reorganization. The current members of the bank's board of directors were appointed to serve as the board of directors of the holding company until its first annual meeting of shareholders in 2004. The executive officers of the holding company, including the President, are also executive officers of the bank.

Risks Related to the Formation of a Bank Holding Company

      The proposed transaction will create new risks for shareholders resulting from anti-takeover provisions contained in the holding company's Articles of Incorporation and Bylaws and in the Pennsylvania Business Corporation Law of 1988. The general effect of these anti-takeover strategies may be to delay or prevent a merger or acquisition that a majority of the shareholders might view to be in their best interests. Please refer to "Risk Factors" on page 8 for a description of the anti-takeover and other risks associated with the proposed reorganization.

New Limitations on Shareholders' Rights

      Your rights as a shareholder will change in several key ways after the reorganization. As noted above, the holding company's Articles of Incorporation and Bylaws, and the Pennsylvania Business Corporation Law, contain anti-takeover provisions that do not currently exist at the bank level. To the extent these provisions make it more difficult for an outside party to acquire control of the bank, they also tend to limit shareholders' rights in general. The provisions changing or limiting your rights as a shareholder include:

      o The absence of the right to cumulate your votes in the election of directors, resulting in the ability of the holders of a majority of outstanding shares to elect all members of the board of directors;

      o The authority of the board of directors to issue preferred stock and determine the rights of such stock, without prior shareholder approval. The issuance of preferred stock could affect the holding company's ability to pay dividends to common stock shareholders;

      o The requirement that 66 2/3%, instead of a majority, of the outstanding shares entitled to vote approve an amendment to the holding company's bylaws;

      o The requirement that at least 66 2/3%, instead of a majority, of outstanding shares entitled to vote, approve any merger, consolidation or other extraordinary transaction, unless 66 2/3% of the board of directors has approved the transaction;

      o The requirement that 66 2/3%, instead of a majority, of the outstanding shares entitled to vote approve an amendment to some of the provisions in the holding company's Articles of Incorporation;

      o The elimination of the ability of shareholders to propose amendments to the Articles of Incorporation; and

      o The elimination of dissenters' rights of appraisal in transfers of corporate assets.

Dissenters' Rights of Appraisal

      You will be entitled to receive cash payment of the fair value of your shares if the reorganization is completed if you:

      o Do not vote in favor of the plan of reorganization and plan of merger; and

      o Comply with the statutory requirements of Pennsylvania law concerning dissenters' rights of appraisal.

      To be eligible to demand payment for your shares as a dissenter, you must file with the bank prior to the vote on the proposal, a written notice of intention to demand payment for the fair value of your shares if the reorganization is completed. Merely voting against the reorganization will not entitle a shareholder to cash payment for their shares. Please see "Proposal No. 1: Reorganization of East Penn Bank as the Subsidiary of East Penn Financial Corporation - Dissenters' Rights of Appraisal" on page 21 for a full discussion of the statutory requirements you must follow to claim dissenters' rights of appraisal.

      Please also refer to "Voting Procedures" for information about how to vote on the reorganization. In particular, you may find the information on page 14, about how to revoke your proxy, useful if you decide that you wish to claim dissenters' rights of appraisal but have already executed a proxy marked in favor of the reorganization. For information about the number of shares owned by management, which are likely to be voted in favor of the reorganization, please refer to "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management." This information may provide you with an indication of the likelihood that the reorganization proposal will be approved.

Stock Certificate Exchange

      You must exchange your stock certificates, bearing the name "East Penn Bank," for new stock certificates, bearing the name "East Penn Financial Corporation". At its option, the holding company may withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so. The holding company will pay any dividends withheld, without interest, upon the proper surrender of the bank stock certificates.

Holding Company's Assumption of Stock Options

      Your stock options essentially will not change as a result of the reorganization. After the reorganization, the holding company will assume the bank's obligations under any outstanding stock options and stock option plans. We will register these plans and outstanding stock options under the plans with the SEC.

Time Frame for Completion of the Holding Company Formation

      We intend to complete the reorganization as soon as possible after the annual meeting. In order to complete the reorganization, the bank, the interim bank and the holding company must obtain regulatory approvals from the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve

System. The bank and holding company have applied for all necessary regulatory approvals, except for the approval of the Federal Reserve and Department of Banking for the merger of the interim bank into the bank. We anticipate completing the reorganization by June 30, 2003 after obtaining all regulatory approvals and shareholder approval.

Notice of Anti-Takeover Provisions

      East Penn Financial Corporation's Articles of Incorporation and Bylaws include provisions that may be considered anti-takeover in nature. They may have the effect of discouraging or making the acquisition of control over the holding company more difficult by means of an unsolicited tender or exchange offer, proxy contest or similar transaction. The anti-takeover provisions in the holding company's Articles of Incorporation include the following:

      o A provision that provides for substantial authorized but unissued capital stock, including both common stock and preferred stock;

      o The absence of a provision for shareholders to cumulate their votes in the election of directors;

      o A provision that establishes broad criteria to be applied by the board of directors in evaluating an acquisition proposal;

      o A supermajority provision that requires greater than a majority vote to approve a merger or other extraordinary corporate transaction, unless approved by a supermajority vote of the directors;

      o The absence of a provision for shareholders' preemptive rights to subscribe to purchase additional shares of stock on a pro rata basis; and

      o A supermajority provision that requires greater than a majority vote to amend some of the provisions of the Articles of Incorporation, unless approved by a supermajority vote of the directors.

      The provisions of the holding company's Bylaws that may be considered anti-takeover in nature include the following:

      o     A provision that establishes a classified board of directors; and

      o A supermajority provision that requires greater than a majority vote in order to amend the bylaws.

      The overall effect of these provisions may result in the entrenchment of current management by enabling it to retain its position and placing it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our management and business, regardless of whether these changes are desired by or are beneficial to a majority of the shareholders. You may determine that these provisions are not in your best interest because they may substantially limit your voting power.

      As a Pennsylvania business corporation, the holding company is subject to the Pennsylvania Business Corporation Law of 1988, which includes provisions applicable to us that may have similar effects. See "Risk Factors" and "Description of the Holding Company's Capital Securities -- Anti-Takeover Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations."

Voting at the Annual Meeting

Date, Time and Place of the Annual Meeting

      The annual meeting will be held on May 22, 2003, 7:00 p.m., Eastern Time, at Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062.

Record Date

      All shareholders holding the bank's common stock at the close of business on March 24, 2003, the record date, are entitled to attend and vote at the meeting. On the record date, approximately _____________ shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to one vote on all matters presented at the meeting.

Voting Methods

      There are two voting methods. You may vote by completing and mailing the enclosed proxy card to the bank or to the bank's transfer agent, Registrar and Transfer Company, or by attending the annual meeting and voting in person. If you vote by proxy but wish to change your vote prior to the annual meeting, you may do so by following the procedure described on page 12.

Proxy Holder's Discretionary Authority

      If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals at the meeting. Also, every proxy gives the holder discretionary authority to vote on other matters that may arise at the meeting of which management is not currently aware.

Confidentiality

      Your vote is confidential; only the judges of election and the proxy holders will have access to your proxy.

Quorum

      Each matter to be acted upon at the meeting requires the presence of a quorum. As of March 24, 2003, approximately _________ shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or __________ shares, must be present or represented by proxy, in order to establish a quorum. Whether you vote in person or by proxy, you will be part of the quorum.

Votes Required for Approval

      Approval and adoption of the plan of reorganization and related plan of merger require the affirmative vote of the holders of at least 75% of the outstanding shares of the bank's common stock. The four nominees for Class B bank director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.

      The following proposals require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy:

      o     Ratifying the bank's independent auditors, and

      o     Adjourning the meeting to a later date if necessary.

Percentage of Common Stock Owned by Officers and Directors

      The bank's officers and directors owned approximately ____% of our common stock as of March 24, 2003. Their shares represent about ___% of the affirmative votes needed to approve the reorganization. We anticipate that all these shares will be voted for the reorganization proposal, for the election of the four nominees for Class B director and for the other proposals.

General Information

Address/Telephone Number

      The mailing and street address of the principal executive offices of East Penn Financial Corporation and of East Penn Bank is:

      731 Chestnut Street
      Emmaus, Pennsylvania  18049

      The telephone number of the holding company and the bank is (610) 965-5959. In addition, the bank maintains a Web site at www.eastpennbank.com.

Type of Organization and Business

      East Penn Financial Corporation is a Pennsylvania business corporation and East Penn Bank is a Pennsylvania chartered commercial bank. The same persons who currently serve on the bank's board of directors serve as the holding company's directors. The holding company currently has no operating history.

                          SUMMARY FINANCIAL INFORMATION

      Immediately following the effective time of the reorganization, the consolidated financial statements of East Penn Financial Corporation will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the completion of the reorganization, East Penn Financial Corporation will not have commenced operations and will have no material assets or liabilities. Presented below is summary financial information for East Penn Bank.

                                                                  December 31
   (IN THOUSANDS, EXCEPT PER SHARE DATA)     2002        2001        2000        1999        1998
                                           --------------------------------------------------------
                     Balance Sheet Data:
                            Total assets   $272,077    $233,329    $220,320    $189,315    $156,723
           Securities available for sale     62,421      48,773      46,548      41,896      43,618
    Securities held to maturity, at cost      1,808       1,861       2,628       2,753       2,072
                 Mortgages held for sale      3,363       2,349         913          --         854
                        Loans receivable    176,987     153,765     147,161     126,275      95,194
               Allowance for loan losses      2,167       1,843       1,544       1,327       1,073
             Premises and equipment, net      6,033       5,520       5,401       5,415       4,142

           Non-interest bearing deposits     32,607      26,700      25,510      20,375      17,416
               Interest bearing deposits    211,033     179,936     168,605     149,668     125,029
                                           --------    --------    --------    --------    --------
                          Total deposits    243,640     206,636     194,115     170,043     142,445

                    Stockholders' equity     19,664      16,575      14,715      12,954      12,955

               Common shares outstanding      6,603       6,603       6,495       6,495       6,288
                    Book value per share   $   2.98    $   2.51    $   2.27    $   1.99    $   2.06

               Statement of Income Data:
                   Total interest income   $ 14,652    $ 14,963    $ 14,739    $ 11,845    $ 10,098
                  Total interest expense      5,378       7,253       7,776       5,619       5,123
                                           --------    --------    --------    --------    --------
                     Net interest income      9,274       7,710       6,963       6,226       4,975

               Provision for loan losses        367         367         480         360         356
                                           --------    --------    --------    --------    --------
     Net interest income after provision      8,907       7,343       6,483       5,866       4,619
                            Other income      1,669       1,341         862         600         477
                          Other expenses      7,414       6,816       6,293       5,377       4,018
                      Income tax expense        759         295          78         130         172
                                           --------    --------    --------    --------    --------
                              Net income   $  2,403    $  1,573    $    974    $    959    $    906
                                           ========    ========    ========    ========    ========

                Basic earnings per share   $   0.36    $   0.24    $   0.15    $   0.15    $   0.15
              Diluted earnings per share   $   0.36    $   0.24    $   0.15    $   0.15    $   0.14
         Cash dividends per common share   $   0.06    $   0.05           0           0           0
                   Dividend payout ratio      16.66%      20.83%          0           0           0

              Selected Financial Ratios:
      Net loans as a percent of deposits      71.75%      73.52%      75.02%      73.48%      66.08%
 Average stockholders' equity to average
                    assets                     7.08%       7.19%       6.48%       7.64%       7.67%
Allowance for loan losses to total loans       1.22%       1.20%       1.05%       1.05%       1.13%
      Nonperforming loans to total loans       0.51%       0.64%       1.02%       1.02%       0.96%
            Allowance for loan losses to
                    non-performing loans     241.58%     188.64%     103.00%     102.55%     117.91%

              Selected Operating Ratios:
                Return on average equity      13.35%       9.82%       7.31%       7.31%       8.48%
                Return on average assets       0.95%       0.71%       0.47%       0.56%       0.65%
                        Equity to assets       7.23%       7.10%       6.68%       6.84%       8.27%
                     Net interest margin       4.08%       3.92%       3.80%       4.10%       4.05%
          Other income to average assets       0.66%       0.60%       0.42%       0.35%       0.34%
        Other expenses to average assets       2.92%       3.06%       3.06%       3.13%       2.89%

                                  RISK FACTORS

      You should carefully consider all information in this document, especially the risk factors below, in determining how to vote on the proposed formation of a bank holding company.

The holding company's Articles of Incorporation and Bylaws have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of the common stock.

      The articles of incorporation and the bylaws of the holding company contain provisions that may be considered anti-takeover in nature that will immediately apply to you upon completion of the reorganization. These anti-takeover provisions will help the holding company's board of directors to discourage or stop takeover attempts of the holding company by another entity if the board does not favor the takeover. These anti-takeover defenses constitute a risk to shareholders for the following reasons:

      o The potential acquirer may offer a substantial premium over the market price of the holding company's common stock, but you would be unable to take advantage of the offer if the anti-takeover defenses prevented the takeover.

      o You might desire a change in management, but the anti-takeover defenses will discourage any changes in management.

      o A shareholder who disagrees with management's opposition to a tender offer may have less negotiating power to sell his or her shares to the potential acquirer at a higher price.

      o These provisions could negatively affect the price of the holding company's common stock and may discourage third parties from bidding for the holding company.

      o These provisions will give the board of directors of the holding company more control than the board of directors of the bank currently has. This means that shareholders will generally have less control over the company.

For a detailed description of these anti-takeover defenses, please refer to the section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and Bylaws."

Material anti-takeover defenses of the Pennsylvania Business Corporation Law will also apply to the holding company and could delay or prevent an acquisition.

      Under the Pennsylvania Business Corporation Law, material anti-takeover provisions apply to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. In connection with the reorganization, the holding company will register its securities with the SEC. These anti-takeover provisions of Pennsylvania corporate law do not apply to the bank. See the section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions Applicable to Registered Corporations."

As a shareholder of the holding company, your rights will be different than as a shareholder of the bank.

      Your rights as a shareholder will change in several key ways after the reorganization. As noted above, the holding company's articles of incorporation and bylaws, and the Pennsylvania Business Corporation Law, contain anti-takeover provisions that do not currently exist at the bank level. To the extent that these provisions limit a potential acquirer's rights, they tend also to limit all shareholders' rights. For example, as a shareholder of the holding company you will not be permitted to propose amendments to the holding company's articles of incorporation.

You will have minimal influence on shareholder decisions because the directors and officers of the holding company will own a substantial percentage of the holding company's common stock. This substantial stock ownership by management will assist it in retaining control of the holding company.

      The directors and officers may have sufficient beneficial ownership of the common stock to control the holding company. As of March 24, 2003, the directors and executive officers of the bank owned ____% of the bank's common stock and are expected to own approximately the same percentage of common stock of the holding company upon completion of the proposed reorganization. See "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."

      The ownership of a substantial percentage of the outstanding common stock by a limited number of shareholders with a common interest, particularly those who share management of a company, may result in disproportionate control of the holding company. Although a minority of total shareholders, this group may be able to consistently determine the outcome of votes in matters submitted to a vote of the holding company's shareholders. It would be difficult for another shareholder group to defeat a proposal favored by the holding company's directors and officers, or to approve a proposal opposed by the directors and officers. This effect may be even more significant for the holding company because of its anti-takeover strategies designed to assist management in retaining control. See "Description of the Holding Company's Capital Securities
- Anti-Takeover Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations."

The market for the holding company's common stock may not be more active than the bank's activity.

      The bank's common stock is traded on the Nasdaq Small Cap Market. Also, several brokers make a market in the bank's common stock. We expect this will also be true for the holding company's common stock.

The holding company's success will depend upon the ability of management to adapt to the new holding company structure.

      The business success of the bank and holding company depends to a great extent upon the services of their directors and executive officers. Management's ability to operate the holding company profitably will require the acquisition of new knowledge and skills. In particular, if the holding company expands geographically or expands to provide nonbanking services through the acquisition or formation of additional subsidiaries, current management may not have the necessary experience for successful operation in these new areas. There is no guarantee that management would be able to meet these new challenges or that the holding company would be able to retain new directors or personnel with the appropriate background and expertise. See "Description of the Holding Company - Supervision and Regulation of the Holding Company, Permitted Activities, Permitted Activities for Financial Holding Companies."

Regulatory restrictions on dividend payments from the bank may affect our ability to pay dividends to our shareholders.

      The ability of the holding company to pay cash dividends will be subject to restrictions under Pennsylvania corporate law. In addition, because the cash that the holding company uses to pay dividends will come from dividends the bank pays to the holding company, the holding company's ability to pay dividends will depend upon the bank. The bank's ability to pay dividends is subject to and limited by certain legal and regulatory restrictions applicable to banks. Assuming a dividend would satisfy the minimum legal requirements, we will decide whether or not to pay dividends after considering our capital requirements and current and projected net income. See "Description of the Holding Company's Capital Securities - Common Stock" and "Description of the Bank's Capital Securities - Common Stock" for more detailed information about the legal restrictions on dividends.

Reorganizing the bank into a holding company structure will result in additional costs.

      The reorganization of the bank into a holding company will result in increased costs that may adversely affect the profitability of the bank and the value the holding company's common stock. Governmental supervision and regulation of the holding company will increase administrative and legal costs. For example, the holding company will incur increased costs in corporate governance and compliance as well as conducting public stock offerings because federal and state securities laws generally require the registration of corporate securities offered to the public. Although we have no current plans to expand the holding company's operations through the acquisition or formation of new subsidiaries, this type of activity would result in increased legal and other fees. See "Description of the Holding Company - Supervision and Regulation of the Holding Company" below.

The bylaws of the holding company provide for the indemnification of directors, officers and employees and limit the liability of directors.

      The holding company's bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness. The bank's bylaws provide similar indemnification provisions, but apply only to directors.

      The holding company's bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company. The bank's bylaws provide similar limits on directors' liability.

The holding company's issuance of additional shares of common stock or preferred stock, if issued, could dilute or depress the value of your shares of the holding company's common stock.

      The holding company's articles of incorporation authorize the issuance of up to 40 million shares of common stock and 16 million shares of preferred stock. The issuance of additional stock within these limits will not require prior shareholder approval. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the holding company's stock. The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders.

The issuance of preferred stock could limit the holding company's ability to pay dividends to common stock shareholders.

      The holding company's issuance of preferred stock could limit its ability to pay dividends to common stock shareholders if the holding company granted the preferred shares preferential dividend rights. The holding company may issue preferred stock and determine the rights of preferred stock shareholders without prior approval by the holders of common stock.

Upon the dissolution or winding up of the holding company, the claims of others, including the holders of preferred stock, may limit your ability to recover your investment in the holding company.

      In the event of dissolution and termination of the holding company, the proceeds, if any, realized from liquidation of the holding company's assets will first be used to satisfy all claims of creditors, including depositors. In addition, if the holding company issues any preferred stock, the holders of preferred stock will likely have priority over the holders of common stock in recovering their investment in the case of dissolution. Although the holding company's board of directors currently has no plans to issue preferred stock, it may do so at any time without shareholder approval. Accordingly, your ability as a common stock shareholder to recover all or any portion of your investment under these circumstances will depend on the amount of funds realized, the claims of creditors, depositors and others to be satisfied, and the amount of preferred stock issued, if any.

The forward-looking statements we make in this document are inherently uncertain.

      This proxy statement/prospectus contains forward-looking statements, including statements regarding intent, belief, anticipation or current expectations about matters that may or may not occur in the future. A forward-looking statement is any statement that is not a historical fact. These statements are subject to risks, uncertainties and assumptions. These include the risk that projected trends for the continued growth of the bank will not occur. If one or more of these risks or uncertainties occur or if underlying assumptions prove incorrect, actual results, performance or achievements in 2003 and beyond could differ materially from those stated.

Please read the following warnings as to limitations on the accuracy of information in this proxy statement/prospectus and on the extent of this offering.

      o Under the rules of the Securities Exchange Act of 1934 and federal law, we have the duty to correct or revise statements made in this proxy statement/prospectus if the statements become materially misleading in light of subsequent events. We also have a duty to correct any statement that we later discover to have been materially false and misleading from the outset. This duty applies only if we know or should have known that persons are reasonably relying on any material portion of the statements.

      o This proxy statement/prospectus does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted. We are offering securities only to the shareholders of the bank as of the voting record date, March 24, 2003.

      o This proxy statement/prospectus does not cover resales of shares of holding company common stock after completion of the proposed reorganization, and no person is authorized to make use of this proxy statement/prospectus in connection with any resale.

                           PER SHARE PRICE INFORMATION

      Stock Price Range                                            Closing
                                          High         Low          Price
                                        --------     --------     --------
      2002
      First Quarter                     $   5.65     $   4.88     $   5.00
      Second Quarter                        5.50         4.56         5.19
      Third Quarter                         5.70         4.89         5.09
      Fourth Quarter                        5.48         4.80         5.38

      2001
      First Quarter                     $   9.00     $   5.00     $   7.44
      Second Quarter                        7.44         4.30         5.90
      Third Quarter                         6.50         5.50         5.50
      Fourth Quarter                        5.90         4.60         5.30

      Because East Penn Financial Corporation has no substantial assets or liabilities, the holding company's common stock had no market value at the time of filing this registration statement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be the same per share market value of the bank's common stock immediately before the reorganization.

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of Annual Meeting

      The board of directors of East Penn Bank, a Pennsylvania chartered bank, is furnishing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders of the bank and any adjournment of the meeting. The annual meeting will be held at Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062, on May 22, 2003, at 7:00 p.m., Eastern Time.

Purpose of the Annual Meeting

      At the annual meeting, the board of directors of the bank will request that shareholders:

      o Consider and act upon a proposal to approve and adopt a plan of reorganization and related plan of merger dated February 27, 2003, providing for

            o the reorganization of East Penn Bank as the wholly-owned subsidiary of East Penn Financial Corporation through the merger of East Penn Interim Bank, a Pennsylvania chartered interim banking institution and subsidiary of East Penn Financial Corporation, into East Penn Bank; and

            o the exchange of each share of common stock of the bank for one share of common stock of East Penn Financial Corporation;

      o Elect 4 Class B directors of the bank to serve for a 3-year term and until their successors are properly elected and qualified;

      o Ratify the selection of Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, as independent auditors for the bank for the fiscal year ending December 31, 2003;

      o Consider any adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and plan of merger; and

      o Transact any other business that may properly come before the annual meeting and any adjournment of the meeting.

                                VOTING PROCEDURES

Voting Securities and Record Date

      The board of directors of the bank has fixed the close of business on March 24, 2003, as the record date for the determination of shareholders of the bank entitled to vote at the annual meeting. On the record date, the bank had outstanding approximately ______ shares of common stock, par value $0.625 per share, the only authorized voting class of stock. Approximately _____ shareholders held these shares. Each outstanding share of common stock entitles the record holder to one vote.

Quorum

      Under Pennsylvania law and the bank's bylaws, the presence of a quorum is required for each matter to be acted upon at the annual meeting. The holders of a majority of the outstanding shares of common stock, or about _____ shares as of March 24, 2003, must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." Broker non-votes will not be counted in determining the presence of a quorum for the particular matter. Broker non-votes are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until a quorum is present.

Votes Required for Approval

      Reorganization Proposal. The required vote for the approval of the reorganization is the affirmative vote of at least 75% of the outstanding shares of common stock. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the reorganization proposal.

      If you abstain from voting and do not follow the requirements under Pennsylvania law for dissenters' rights of appraisal, and if at least 75% of the outstanding shares of bank common stock vote in favor of the reorganization, each share you own will automatically, without any action on your part, represent one share of holding company common stock.

      Election of Directors. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld and broker non-votes count neither for nor against the election of a nominee.

      Other Proposals. A majority of shares present, in person or by proxy, is necessary to approve the following proposals:

      o     Ratifying the bank's independent auditors; and

      o     Adjourning the meeting if necessary.

      Although broker non-votes do not count either for or against the proposals, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Solicitation of Proxies

      The bank's board of directors is sending this proxy statement and the enclosed proxy form to shareholders of the bank on or about April 7, 2003.

      In connection with the solicitation of proxies, the bank will:

      o     bear the cost of soliciting proxies and

      o reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable forwarding expenses to the beneficial owners of the stock.

      We engaged Regan & Associates, Inc. for $12,000 inclusive of all out-of-pocket expenses to solicit proxies for this meeting. The directors, officers and employees of the bank may also solicit proxies personally or by telephone, facsimile transmission or other electronic means. The bank will not pay additional compensation for such solicitation.

Voting by Proxy and Revocation of Proxies

      By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

      o FOR the approval and adoption of the plan of reorganization and related plan of merger;

      o FOR the election of the four nominees for Class B director of the bank named below;

      o FOR the ratification of Beard Miller Company LLP, Certified Public Accountants of Allentown, Pennsylvania, as the bank's independent auditors for the year ending December 31, 2003; and

      o FOR the adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

      A signed proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. If other matters are properly brought before the meeting, the proxy holders will vote your proxy in accordance with the recommendations of the bank's management.

      Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you first give notice to Dale A. Dries, Secretary of the bank.

A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

      o by giving notice of revocation to Dale A. Dries, Secretary of East Penn Bank, 731 Chestnut Street, Emmaus, Pennsylvania 18049;

      o     by delivering a properly executed proxy bearing a later date to Dale
            A. Dries, Secretary of the bank; or

      o by voting in person after giving notice to Dale A. Dries, Secretary of the bank.

      Attendance by a shareholder at the annual meeting will not itself revoke the proxy.

      INFORMATION ABOUT BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK BY
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      As of March 24, 2003, we know of no shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a beneficial owner.

      The following table provides information, as of March 24, 2003, with respect to the following beneficial owners of the bank's common stock:

      o     each director of the bank,

      o     each nominee for director,

      o each executive officer named in the Summary Compensation Table on page 48, and

      o     all bank executive officers and directors as a group.

      We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

      o owned by or for the person's spouse, minor children or any other relative sharing the person's home;

      o of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

      o of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

      Also, a person who has the right to acquire shares within 60 days after March 24, 2003, will be considered to own the shares. As of March 24, 2003, the number of common stock issued and outstanding was approximately ________. The calculation of percentages is based upon this number, plus 85,100 shares of common stock subject to exercisable options.

                                                    Amount and Nature        Percentage of Bank's
                                                    of Beneficial            Common Stock
Name of Individual and                              Ownership of Bank's      Beneficially Owned
Position with Bank                                  Common Stock (1)(2)          (% of Class)
------------------                                  -------------------          ------------
Dale A. Dries, Secretary                                                                 %

Thomas R. Gulla                                                                          %

Brent L. Peters, President & CEO                                                         %

Forrest A. Rohrbach, Chairman                                                            %

Gordon K. Schantz                                                                        %

Linn H. Schantz                                                                          %

Donald R. Schneck, Vice Chairman                                                         %

Peter L. Shaffer                                                                         %

Konstantinos A. Tantaros                                                                 %

Dr. F. Geoffrey Toonder                                                                  %

Donald S. Young                                                                          %

All Officers and Directors as a Group
(11 Directors, 5 Officers, 15 persons in total)     __________                      _____%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission, as interpreted and administered by the Board of Governors of the Federal Reserve System and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after March 24, 2003. Beneficial ownership may be disclaimed as to certain of the securities.

(2)   Information furnished by the directors and executive officers.

      In terms of the number of shares, as of March 24, 2003, the affirmative votes of the holders of at least approximately _____ shares will result in the approval of the proposed reorganization. The executive officers and directors, as a group, beneficially own _______ shares, or approximately ___% of the shares representing affirmative votes needed to approve the reorganization.

                                 PROPOSAL NO. 1:

                        REORGANIZATION OF EAST PENN BANK
              AS THE SUBSIDIARY OF EAST PENN FINANCIAL CORPORATION

Description of Reorganization Procedure

      We are asking that you approve a plan of reorganization and related plan of merger that would result in the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation and in East Penn Financial Corporation becoming a bank holding company. The reorganization involves two steps. First, we incorporated East Penn Financial Corporation under the Pennsylvania Business Corporation Law of 1988 to be the holding company for the bank, and we organized East Penn Interim Bank under the Pennsylvania Banking Code of 1965 as its wholly-owned subsidiary. East Penn Financial Corporation is a Pennsylvania business corporation, and the interim bank is a Pennsylvania chartered banking institution. Neither the holding company nor the interim bank will conduct any business prior to the reorganization. On February 27, 2003, the boards of directors of the holding company, the bank and the interim bank unanimously approved the plan of reorganization and plan of merger. We are incorporating the plan of reorganization and plan of merger into this proxy statement/prospectus and attaching them as Annex A.

      Next, under the terms of the plan of reorganization and plan of merger, if the bank's shareholders approve the transaction and other conditions are met, the interim bank will merge into East Penn Bank on the effective date of the reorganization. East Penn Bank will survive as the wholly-owned subsidiary of East Penn Financial Corporation. At that time, the shareholders of the bank will automatically become shareholders of the holding company. Each whole outstanding share of the bank's common stock will automatically represent one share of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, a shareholder of the bank will have the right to receive cash in the amount of the appraised value of his or her shares of the bank's common stock. After the reorganization, the bank will continue its banking business substantially unchanged and under the same management. See the section entitled "Dissenters' Rights of Appraisal" below for a description of the procedure for claiming dissenters' rights of appraisal.

      Assuming that no shareholder exercises his or her appraisal rights, the number of shares of the holding company outstanding immediately after the reorganization will be approximately the same as the number of shares of the bank outstanding prior to the reorganization.

Amendment or Termination of the Plan of Reorganization and Plan of Merger

      The boards of directors of the holding company, the bank and the interim bank may amend the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders. However, no amendments can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without proper shareholder approval.

      The boards of directors of the holding company, the bank and the interim bank may terminate the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders if the bank's board of directors believes the reorganization would be inadvisable or for any other proper reason.

Exchange of Stock, 1-for-1 Exchange Ratio

      On the day of the reorganization, shareholders of the bank who do not perfect dissenters' rights will become shareholders of the holding company without any action by the shareholders. Generally, they will automatically own the same number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $0.625 per share, will be automatically exchanged for one share of common stock, $0.625 par value, of the holding company. We anticipate that immediately after the reorganization, each share of common stock of the holding company will have a market value of that of each share of the bank's common stock prior to the reorganization.

      East Penn Financial Corporation will not issue fractional shares of common stock in the reorganization. The holding company will pay each former shareholder of the bank cash in an amount equal to the fair market value of any fractional share interest in holding company stock resulting from the stock exchange.

Exchange of Stock Certificates

      Following the reorganization and until properly requested and surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

      The bank and the holding company will require that shareholders exchange their present stock certificates, bearing the name "East Penn Bank," for new stock certificates, bearing the name "East Penn Financial Corporation". After the reorganization, the bank and the holding company will send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. The holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

Failure to Surrender Stock Certificates

      Shareholders of the bank must surrender their stock certificates within two years of receiving notification to exchange their certificates. In the event that any former shareholder of the bank does not surrender his or her stock certificates within that time, the holding company may sell the shares of holding company common stock that would otherwise have been issued. The bank will hold the net proceeds of the sale, together with any cash to which the shareholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a noninterest bearing account for the shareholder's benefit. After this sale, the only right of the holders of the unsurrendered outstanding certificates will be the right to collect the net sales proceeds, cash and accumulated dividends held for their account. Generally, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of the bank, without interest, only upon the proper surrender of the bank's stock certificates.

Reasons for the Proposed Reorganization

      In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

      o     financing,

      o     engaging in non-banking activities,

      o     protecting against an unfriendly takeover,

      o     responding to changes in law, and

      o     acquiring other banks.

      Financing. The bank has experienced a period of sustained and substantial growth. In order to continue this rate of growth, additional capital may be necessary. One of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described below may support the growth of the bank and holding company:

      o Authorized Capital. The authorized capitalization of the holding company is:

            o     40 million shares of common stock, and

            o     16 million shares of preferred stock.

      The holding company will reserve for issuance a total of 400,000 shares of common stock under the bank's 1999 Independent Directors Stock Option Plan and the 1999 Stock Incentive Plan, which the holding company will assume. Additionally, the holding company's Board of Directors intends to establish a dividend reinvestment plan and will reserve approximately 250,000 shares of common stock for issuance under such plan. Other than issuances under these plans, we currently have no plans to issue additional shares of common stock or shares of preferred stock. However, we have authorized, at the holding company, the same number of shares of common stock and preferred stock as the bank presently has authorized so that we have shares available to provide us with additional business and financing flexibility in the future. The board of directors may use the additional shares without further shareholder approval to:

            o     issue stock dividends and effect stock splits;

            o     raise capital;

            o     provide equity incentives to employees, officers or directors;

            o     establish strategic relationships with other companies;

            o expand the holding company's business through the acquisition of other businesses; and

            o oppose a hostile takeover attempt or delay or prevent an acquisition.

      The articles of incorporation of the holding company authorize the board of directors to approve the issuance of preferred stock at terms set by the board, without prior shareholder approval. The board of directors may designate a series of preferred stock and determine the rights, preferences and limitations of the series. For example, the board could grant the preferred stock the right to receive dividends before common stock shareholders, to convert to common stock, to vote or to receive assets upon the liquidation or winding up of the business prior to the distribution of assets to common stock shareholders. Provisions granting directors this type of authority are known as "blank check" provisions. The authority to issue blank check preferred stock will provide us with the flexibility to create a series of preferred stock customized to meet the needs of any particular transaction or market condition.

      The further issuance of common or preferred stock could dilute the voting rights and book value per share of the common stock of the holding company. See the section entitled "Risk Factors."

      o Debt Financing. The ability to incur indebtedness at the holding company level and to contribute the proceeds to the bank as equity capital provides further flexibility.

      o Trust Preferred Stock. The issuance of trust preferred stock is one alternative for raising capital. Although the manner in which trust preferred stock is issued is very complicated, the basic form of the transaction is as follows:

            o A holding company creates a special trust subsidiary, usually a Delaware business trust.

            o     The subsidiary issues preferred stock to interested investors.

            o The holding company then issues long-term debt to the subsidiary in return for the subsidiary paying the holding company the proceeds from the sale of the trust preferred stock. The holding company must pay interest to the subsidiary that the subsidiary passes through to the holders of the trust preferred stock.

      A bank may not issue trust preferred stock. The holding company structure is necessary to issue such securities. The Board of Directors intends to issue trust preferred securities in the second half of 2003 and may use this form of financing in the future. The advantages of trust preferred stock to the holding company are that:

            o It qualifies as "Tier 1 capital," a term used by regulators to identify the safest type of capital, and a key factor examined by regulators in determining whether a holding company is adequately capitalized.

            o Under current tax law, the holding company's payment of interest to a subsidiary is tax deductible.

            o The issuance of trust preferred stock will not dilute the holding company's common stock equity ownership or earnings per share.

      Non-Banking Activities. Under the Bank Holding Company Act of 1956, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other financially oriented businesses without shareholder approval. The Board of Directors may explore non-banking activity expansion opportunities in the future. Subsidiaries of the holding company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions. Holding companies may also engage in a wide range of financial activities under the Gramm-Leach-Bliley Financial Services Modernization Act. See the section entitled "Description of the Holding Company
- Permitted Activities, Permitted Activities for Financial Holding Companies" below.

      Banks may also engage in non-banking activities that are related to banking, as prescribed by federal and state laws, and under the Gramm-Leach-Bliley Financial Services Modernization Act, may engage in a wide range of financial activities through the establishment of operating subsidiaries. However, it is the position of management that the holding company structure will provide more options for engaging in non-banking activities in terms of the choice of corporate structure and the applicability of Pennsylvania corporate law, rather than Pennsylvania banking law. Pennsylvania corporate law will facilitate our ability to obtain various forms of financing not available to Pennsylvania chartered banks, to assist in our potential growth into non-banking areas.

      Protection Against an Unfriendly Takeover. Anti-takeover defenses in the holding company's articles of incorporation and bylaws and anti-takeover provisions in the Pennsylvania Business Corporation Law of 1988 will allow the board of directors of the holding company to more easily resist a takeover which it considers undesirable than can the board of directors of the bank. Several of the defenses in the Articles and bylaws would not be allowed for banks under banking laws but are permissible for corporations. Also, the anti-takeover provisions of the Business Corporation Law are not applicable to banks. See the sections entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions and Anti-Takeover Provisions Applicable to Registered Corporations." See also the section entitled "Risk Factors."

      Flexibility in Responding to Changes in Law. The holding company structure will generally provide more flexibility in responding to changes in banking and corporate law. As a Pennsylvania corporation, we can take advantage of more flexible provisions in the Pennsylvania corporate law in terms of the types of financing we are able to obtain. We will have the ability, under the Gramm-Leach-Bliley Act to apply to become a financial holding company. This is a special type of bank holding company that may engage in any financial activities that are financial in nature or incidental to financial activities, and include insurance underwriting, agency and brokerage services, investment banking and securities brokerage services. Although bank subsidiaries, may also generally engage in most of the same financial activities under this new law, financial holding company subsidiaries can engage in several activities not permitted for bank subsidiaries, including real estate development and insurance underwriting. The Board of Directors will continue to evaluate all opportunities.

      Bank Acquisitions. Although we currently have no plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future, if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and well-managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act also permits interstate mergers between adequately capitalized and managed banks, subject to approval by the appropriate regulators. The Act further permits the establishment of new branches in another state if the law of the state where the new branch is located expressly permits it. The ability to acquire another bank, either within or outside Pennsylvania, as an additional subsidiary of the holding company, without merging East Penn Bank and the target bank, provides us with more growth options.

Dissenters' Rights of Appraisal

      General. Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of the bank's common stock have the right to dissent from the merger and reorganization and to obtain payment of the fair value of their shares in the event we complete the reorganization. The Pennsylvania Business Corporation Law also grants shareholders of the bank the right to dissent from the transaction and receive the fair value of their shares. Outlined below are the steps that you must take if you want to exercise your right to dissent.

      If you contemplate exercising your right to dissent, we urge you to carefully read the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, which is attached to this proxy statement/prospectus as Annex D. The following is a discussion of the provisions of the statute. You should read both this summary and the full text of the law.

      If you choose to dissent, you must send written notice or demand regarding your exercise of dissenters' rights to Brent L. Peters, President, East Penn Bank, 731 Chestnut Street, Emmaus, Pennsylvania 18049.

      Fair Value. The term "fair value" means the value of a share of the bank's common stock on the day before the effective date of the merger and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization.

      Notice of Intention to Dissent. If you wish to dissent, you must:

      o File with the bank, a written notice of intention to demand payment of the fair value of your shares if the reorganization is completed, prior to the vote of shareholders on the reorganization at the annual meeting;

      o Make no change in your beneficial ownership of bank stock from the date you give notice through the effective date of the reorganization; and

      o Not vote your stock for approval of the plan of reorganization and plan of merger.

      Voting in favor of the reorganization constitutes a waiver of dissenters' rights of appraisal. Further, neither a proxy marked against approval of the reorganization nor a vote at the annual meeting against approval of the reorganization satisfies the necessary written notice of intention to dissent. A separate written notice must be filed with the bank prior to the shareholders vote on the reorganization, as described above.

      Notice to Demand Payment. If the reorganization is approved by the required vote of the shareholders, the bank will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the plan of reorganization and plan of merger. The notice will state where and when you must deliver a written demand for payment and where you must deposit your stock certificates in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing the notice.

      Failure to Comply with Notice to Demand Payment, etc. You must perform each step in the indicated order and in strict compliance with the statute to maintain your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive one share of East Penn Financial Corporation's common stock for each share of the bank's common stock that you hold.

      Payment of Fair Value of Shares. Promptly after the reorganization, the bank will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that the bank estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

      o A closing balance sheet and statement of income for the bank for the fiscal year ended December 31, 2002 and the latest available interim financial statements;

      o A statement of the bank's estimate of the fair value of its common stock; and

      o A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

      Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by the bank is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to the bank. If the bank remits payment of estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the bank mailed its remittance, the dissenter will be entitled to no more than the amount remitted by the bank.

      Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

            o     the reorganization,

            o     the bank's timely receipt of any demands for payment, or

            o the bank's timely receipt of any estimates by dissenters of the fair value, then, the bank may file an application, in the Court of Common Pleas of Lehigh County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

      If the bank fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against the bank, may file an application in the name of the bank at any time within the 30-day period after the expiration of the 60-day period and request that the Lehigh County Court determine the fair value of the shares. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid the bank's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

      Costs and Expenses. The costs and expenses of any valuation proceedings in the Lehigh County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against the bank except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be arbitrary, vexatious or in bad faith.

Material Conditions

      The reorganization will not occur unless the following conditions are met:

      o     The shareholders must approve the transaction.

      o The Pennsylvania Department of Banking must approve the organization of the interim bank and the merger of the interim bank into the bank. On January 17, 2003, the organizers of the interim bank filed an application with the Department of Banking for approval to charter the interim bank, and on February 13, 2003, the Department of Banking approved the charter. On _______, 2003, the bank filed an application to merge with the interim bank, and on ________, 2003, the Department of Banking granted its approval for the proposed merger.

      o Under the Bank Merger Act, the Federal Reserve Board, as the bank's primary federal regulator, must approve the merger of the bank into the interim bank. The bank filed a Bank Merger Act application with the Federal Reserve on _______, 2003, which remains pending.

      o The formation of a bank holding company requires the approval or non-objection of the Board of Governors of the Federal Reserve System. East Penn Financial Corporation filed a notice with the Federal Reserve Bank of Philadelphia of its proposal to become a bank holding company on ________, 2003, and the Federal Reserve issued a letter of non-objection to the proposal on ______, 2003.

      In general, the bank regulatory authorities may disapprove this transaction if the reorganization and merger of the interim bank with and into the bank and the reorganization of the bank into a one-bank holding company would not be consistent with adequate safe and sound banking practices and would not be in the public interest.

      In addition, the merger of the interim bank with the bank may not occur for 15 days from the date of approval by the Federal Reserve. If the United States Department of Justice has issued a challenge on anti-trust grounds, the regulators may extend the waiting period. The merger of the interim bank with the bank and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these regulatory approvals. We cannot assure you that the bank regulatory authorities will issue all necessary approvals for the reorganization and merger, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, we anticipate completing the reorganization after obtaining shareholder approval, by June 30, 2003.

      The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the reorganization and merger.

Closing Date

      After all regulatory approvals have been issued, the reorganization and the merger of the interim bank into the bank will occur at the time the Pennsylvania Department of Banking files the Articles of Merger with the Pennsylvania Department of State. Presently, the bank plans to request that the Department of Banking file the Articles of Merger by no later than June 30, 2003. The Department of Banking approved the proposed transaction on ________, 2003. The Department of Banking will not file the Articles of Merger until at least 75% of the bank's issued and outstanding shares of common stock have approved and adopted the plan of reorganization and plan of merger.

Tax Consequences

      Shumaker Williams, P.C., Special Counsel to the bank and holding company, will issue a tax opinion regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. The form of opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the tax laws will change before closing.

      The following is a summary of the opinion that Shumaker Williams, P.C. will give and is not binding on the Internal Revenue Service. Under the current provisions of the Internal Revenue Code of 1986, we anticipate that:

      o The bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization;

      o The bank's shareholders will recognize no gain or loss upon the exchange of the bank's common stock solely for the holding company's common stock in accordance with the reorganization, except for

            o that gain or loss recognized due to the receipt of cash which is received by any dissenting shareholder of the bank, and

            o that gain or loss recognized due to the receipt of cash by any shareholder in lieu of fractional shares of the holding company's common stock;

      o The tax basis of the holding company's common stock received by each of the bank's shareholders will be the same as the tax basis of the bank's common stock owned prior to the reorganization by the shareholder;

      o The holding period of the holding company's common stock received by the bank's shareholders, generally, will include the holding period of the bank's common stock, provided that the common stock of the bank was held as a capital asset on the date of the exchange;

      o The payment of cash to the bank's shareholders in lieu of their fractional share interests of the holding company's common stock generally will represent a distribution in full payment in exchange for the fractional share interest in the holding company and will qualify as a capital gain or loss; and

      o Any distribution by the surviving bank to the holding company for the repayment of the loan to charter the interim bank will not have any tax consequence.

      In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would require shareholders to treat cash as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat some shareholders as owning shares actually owned by other individuals and entities, including some individuals related to the shareholder and some partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amount the bank pays to the dissenting shareholder may be taxable as dividends.

      Under current Pennsylvania personal income tax law, shareholders who are Pennsylvania residents will not recognize a gain or loss on the exchange of the bank's common stock for the holding company's common stock, except for shareholders exercising dissenters' rights and except for fractional shares. Based on current Pennsylvania law, the holding company's common stock is not subject to personal property taxes in the various counties of Pennsylvania.

      In some jurisdictions, the state and local law treats shares of common stock of a business corporation like the holding company differently from shares of stock of a banking institution. We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.

Trading and Resale of Holding Company Common Stock

      The bank's shares are traded on the Nasdaq Small Cap Market and in private transactions. Initially, we do not expect that the holding company's common stock will trade on a more frequent basis following the merger. The holding company's common stock will be traded on the Nasdaq Small Cap Market and the symbol will remain "EPEN".

      The holding company is registering its common stock to be issued in the reorganization with the SEC under the Securities Act of 1933. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed affiliates of the holding company, within the meaning of Rules 144 and 145 under the Securities Act. An "affiliate" is any person who directly or indirectly controls, is controlled by, or is under common control with the holding company. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank, and an affiliate of the holding company upon completion of the reorganization. This proxy statement/prospectus does not cover resales of shares of the holding company's common stock to be issued to affiliates of the holding company in connection with the transaction.

      The holding company's common stock received by persons who are deemed to be affiliates of the holding company may be resold only:

      o     in compliance with the resale provisions of Rule 145(d);

      o in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

      o     pursuant to an effective registration statement filed with the SEC.

      In general terms, Rules 144 and 145(d) under the Securities Act permit an affiliate of the holding company to sell shares of the holding company's common stock received by him or her in ordinary brokerage transactions subject to limitations on the number of shares that may be resold in any consecutive 3-month period. Generally, the affiliate, not acting in concert with others, may not sell that number of shares which is more than 1% of the outstanding shares of the holding company's common stock during the 3-month period.

      The ability of affiliates to resell shares of the holding company's common stock received in the transaction under Rule 144 and Rule 145(d) is subject to the holding company having satisfied its 1934 Act reporting requirements, if any, for specified periods prior to the time of sale.

      The limitations under Rules 144 and 145(d) will cease to apply in the case of a person who is no longer an affiliate of the holding company and has not been an affiliate of the holding company for at least three months, if a period of at least two years has elapsed since the date the prior affiliate acquired the holding company's shares in the reorganization.

Stock Options and Stock Option Plans

      All outstanding stock options essentially will not change as a result of the reorganization. In 1999, the bank implemented an Independent Directors Stock Option Plan and a Stock Incentive Plan. As of February 25, 2003, under these plans, the bank had issued directors, officers and employees options to purchase 85,100 shares of the bank's common stock. As of that date, no shares had been purchased through the exercise of these options. Following the reorganization, the holding company will assume these stock options and the plans. The holding company will reserve 400,000 shares of common stock for issuance under these plans. Otherwise, the original terms of these stock options and rights will continue to apply. See the section entitled "Description of the Bank's Common Stock - Stock Option Plans" for a description of the bank's 1999 Independent Directors Stock Option Plan and 1999 Stock Incentive Plan.

Dividend Reinvestment Plan

      On the day of the reorganization, East Penn Bank's Dividend Reinvestment Plan, which the bank instituted in June 2002 to provide shareholders a simple and convenient method of investing cash dividends in additional shares of bank common stock, will terminate. After the reorganization, we anticipate that the holding company will implement a dividend reinvestment plan with substantially the same terms as the bank's dividend reinvestment plan. The holding company will send shareholders an offering circular for the shares which may be issued under the plan, along with a registration form.

Financial Information about the Reorganization

Capitalization

      We set forth below the capitalization of East Penn Bank, as of December 31, 2002, and the pro forma capitalization of the interim bank and the holding company.

      ---------------------------------------------------------------------------------------------------------------
                                                  East Penn Bank          Interim Bank         East Penn Financial
                                                                                                   Corporation
      ---------------------------------------------------------------------------------------------------------------
      Prior to Merger
      ---------------------------------------------------------------------------------------------------------------
      Number of Shares Authorized,                    40,000,000               100,000                  40,000,000
      Common Stock, par value $0.625
      for Bank, $1.00 for Interim Bank
      and $0.625 for Holding Company
      ---------------------------------------------------------------------------------------------------------------
      Number of Shares Authorized,                    16,000,000                     0                  16,000,000
      Preferred Stock, par value $0.625
      for Bank, and no par value for
      Holding Company
      ---------------------------------------------------------------------------------------------------------------
      Number of Shares outstanding:
            Common Stock                               6,602,552               100,000(1)                        3(2)
      ---------------------------------------------------------------------------------------------------------------
            Preferred Stock                                    0                     0                           0
      ---------------------------------------------------------------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------
                                             East Penn Bank            Interim Bank          East Penn Financial
                                                                                                 Corporation
      -------------------------------------------------------------------------------------------------------------
      Capital Accounts:
      -------------------------------------------------------------------------------------------------------------
            Common Stock                       $  4,841,724                $100,000(1)                        $2
      -------------------------------------------------------------------------------------------------------------
            Preferred Stock                               0                       0                            0
      -------------------------------------------------------------------------------------------------------------
            Surplus                              12,402,165                  55,000                            1
      -------------------------------------------------------------------------------------------------------------
            Retained Earnings                     5,497,076                       0                            0
      -------------------------------------------------------------------------------------------------------------
            Treasury Stock                       (3,925,966)                      0                            0
      -------------------------------------------------------------------------------------------------------------
            Accumulated Other                       848,946                       0                            0
            Comprehensive Income
      -------------------------------------------------------------------------------------------------------------
      Total Equity Capital                     $ 19,663,945                $155,000                           $3(2)
      -------------------------------------------------------------------------------------------------------------

(1) Represents shares issued upon the initial capitalization of the interim bank for $1.00 per share. The organizers of the interim bank subscribed for 5,000 shares, and East Penn Financial Corporation subscribed for 95,000 shares. At the time the merger is completed, the organizers will transfer their 5,000 shares to East Penn Financial Corporation at the same purchase price, $1.55 per share. The $55,000 in capital surplus includes a $5,000 expense fund, as required by the Pennsylvania Banking Code of 1965.

(2) Represents three shares issued to the incorporators of the holding company for $1.00 per share. At the time of the merger, East Penn Financial Corporation will repurchase these shares at the same purchase price, $1.00 per share, and retire them.

      Set forth below is the same information, as adjusted to reflect the reorganization and the merger of the interim bank into East Penn Bank:

      ----------------------------------------------------------------------------------------------------
                                            East Penn Bank        Interim Bank      East Penn Financial
                                                                                        Corporation
      ----------------------------------------------------------------------------------------------------
      After Merger
      ----------------------------------------------------------------------------------------------------
      Number of Shares Outstanding:
      ----------------------------------------------------------------------------------------------------
            Common Stock par value               6,602,552(1)                0               6,602,552(2)
            $0.625 for Bank, $1.00 for
            Interim Bank and $0.625
            for Holding Company
      ----------------------------------------------------------------------------------------------------
            Preferred Stock                              0                   0                       0
      ----------------------------------------------------------------------------------------------------
      Capital Accounts:
      ----------------------------------------------------------------------------------------------------
            Common Stock                       $ 4,841,724                   0             $ 4,841,724
      ----------------------------------------------------------------------------------------------------
            Preferred Stock                              0                   0                       0
      ----------------------------------------------------------------------------------------------------
            Surplus                              8,476,199                   0               8,476,199
      ----------------------------------------------------------------------------------------------------
            Retained Earnings                    5,497,076                   0               5,497,076
      ----------------------------------------------------------------------------------------------------
            Treasury Stock                               0                   0                       0
      ----------------------------------------------------------------------------------------------------
            Accumulated Other                      848,946                   0                 848,946
            Comprehensive Income
      ----------------------------------------------------------------------------------------------------
      Total Equity Capital                     $19,663,945(3)                              $19,663,945(4)
      ----------------------------------------------------------------------------------------------------

(1) Represents the merger of the interim bank into the bank. At the time of the merger, the 95,000 shares of interim bank common stock owned by East Penn Financial Corporation will be converted into that number of shares of bank common stock outstanding immediately prior to the merger, resulting in the bank's equity remaining the same.

(2) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the merger. No fractional shares of holding company common stock will be issued in the reorganization. Cash will be paid in lieu of fractional shares. The payment of cash to fractional shareholders and to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares the holding company issues.

(3) Total equity capital reflects the capital accounts after payment of the $155,000 dividend to the holding company to repay its loan to purchase the shares that provided the funds for the initial capitalization of the interim bank. This borrowing will be through an unaffiliated bank in Pennsylvania at approximately prime rate.

(4) Amounts after the merger are on a consolidated basis. The above capitalization does not account for the expense of forming the holding company. Legal and accounting fees, filing fees, printing costs, postage and other expenses are expected to be approximately $80,000. For financial reporting purposes, the cost will be accounted as an expense for the 2003 fiscal year.

Other Financial Information

      Immediately following the effective time of the reorganization, the consolidated financial statements of East Penn Financial Corporation will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, East Penn Financial Corporation will not have commenced operations and will have no material assets or liabilities.

      For information about the financial condition of East Penn Bank, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operation." Please also refer to the financial statements for the bank following the Index to Financial Statements at the end of this document, starting at page F-1.

                       DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business

      We incorporated the holding company as a Pennsylvania business corporation on January 27, 2003, for the purpose of forming a one-bank holding company. The articles of incorporation of the holding company authorize the issuance of up to Forty Million (40,000,000) shares of common stock, par value $0.625 per share, and Sixteen Million (16,000,000) shares of preferred stock, without par value. The holding company has authorized the issuance of three shares of the common stock to its incorporators.

      The primary function of the holding company is to own of all of the bank's common stock. Its profitability will be dependent on the financial results of its primary operating subsidiary, East Penn Bank. In the future, we may decide to acquire or establish additional subsidiaries, including other banks.

      At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's offices and employees without payment.

      Copies of the holding company's articles of incorporation and bylaws are attached to this proxy statement/prospectus as Annexes B and C. We recommend that you read them carefully.

Properties

      The holding company does not own or lease any properties. For information about properties that the bank owns or leases, see the section entitled "Description of the Bank - Properties."

Management

      The same persons who currently serve on the board of directors of the bank also serve on the board of directors of the holding company. After the reorganization, the holding company will be the sole shareholder of the bank and will elect one class, or approximately one-third, of the directors of the bank annually to serve for a 3-year term. The holding company's board of directors will appoint the officers of the holding company annually. See the section entitled "Description of the Bank - Directors" below for information about the directors of the bank, who also serve as directors of the holding company.

      The following table provides information about the holding company's current officers. All of these officers also serve as officers of the bank and are employees of the bank. Further information about their business experience may be found under the section entitled "Description of the Bank - Principal Officers."

                           Age as of
Name                     March 24, 2003    Position
----                     --------------    --------

Brent L. Peters (1)            56          President and Chief Executive Officer

Maria R. Fidelibus             40          Treasurer

Bruce R. Keil                  47          Secretary

John M. Hayes                  38          Vice President

Debra K. Peters (1)            50          Vice President

Theresa M. Wasko               50          Vice President

----------
(1)   Executive officers Brent L. Peters and Debra Peters are husband and wife.

Executive and Director Compensation

      The holding company to date has not paid any compensation to its directors or officers. We anticipate that together the holding company and the bank will pay directors and officers the same compensation that they currently receive, with such future increases as the board of directors may determine. The holding company will hold several board meetings each year, and because the holding company will be an SEC reporting company, we expect the total amount spent on directors for their attendance at board and committee meetings to increase. The holding company will not pay its directors separate compensation for their attendance at board and committee meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See the section entitled "Description of the Bank - Executive Compensation" and "Description of the Bank - Director Compensation" below for information about the bank's compensation of its officers and directors.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers

      After the reorganization, we anticipate that the percentage ownership of the holding company by each of its significant shareholders, directors and executive officers will be approximately the same as their percentage ownership of the bank immediately prior to the reorganization. See the section entitled "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."

Certain Relationships and Transactions with Directors and Officers

      The regulations and disclosure requirements regarding relationships between the bank's directors and officers and transactions between the bank and its directors and officers also applies to the holding company. Please refer to the section entitled "Description of the Bank - Certain Relationships between Officers and Directors and Certain Transactions between Officers and Directors and the Bank."

Directors' and Officers' Indemnification and Limits on Liability

      The holding company's bylaws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

      We expect to extend the present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the holding company. The provisions of the insurance policy likely will not indemnify any of the holding company's officers or directors against liability arising under the Securities Act of 1933. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the 1933 Act is against public policy and unenforceable.

      The holding company's bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company.

Supervision and Regulation of the Holding Company

      The Securities Act of 1933. Under the 1933 Act, the holding company will be subject to the jurisdiction of the SEC and of state securities commissions for matters relating to the offer and sale of its securities. Presently, the bank is exempt from the SEC registration requirements and most state registration requirements because of bank stock exemptions. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration, absent any exemption from registration. Registration will result in additional costs that the bank does not presently have to incur.

      The Securities Exchange Act of 1934. Due to the bank's number of shareholders and amount of assets, the bank's common stock is registered under
Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank is subject to periodic reporting requirements and to regulations regarding proxy solicitations and tender offers. Under the 1934 Act, the bank files reports, proxy statements and other information with its primary federal regulator, the Federal Reserve Board. After the reorganization, Section 12 of the 1934 Act will require the holding company to register its stock because it will have more than 500 shareholders and $10 million in assets on a consolidated basis. The holding company will file periodic reports, proxy statements and other information with the SEC. The reports will include consolidated financial information about the holding company and the bank. The bank will terminate its
Section 12 registration and cease to file these reports under the 1934 Act.

      The Bank Holding Company Act of 1956. On the day of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The following restrictions will apply:

      o General Supervision by the Federal Reserve Board. As a bank holding company, our activities will be limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Federal Reserve Board has adopted a risk-focused supervision program for small shell bank holding companies that is tied to the examination results of the subsidiary bank. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board may require that the holding company stand ready to provide adequate capital funds to East Penn Bank during periods of financial stress or adversity.

      o Restrictions on Acquiring Control of other Banks and Companies. A bank holding company may not:

            o acquire direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or

            o     merge or consolidate with another bank holding company,

            without prior approval of the Federal Reserve Board.

In addition, a bank holding company may not:

      o     engage in a non-banking business, or

      o acquire ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business,

unless the business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident to banking. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

      o Anti-Tie-In Provisions. A bank holding company and its subsidiaries may not engage in tie-in arrangements in connection with any extension of credit or provision of any property or services. These anti-tie-in provisions state generally that a bank may not:

            o     extend credit,

            o     lease or sell property, or

            o     furnish any service to a customer

            on the condition that the customer provide additional credit or service to the bank or its affiliates, or on the condition that the customer not obtain other credit or service from a competitor of the bank.

      o Restrictions on Extensions of Credit by Banks to their Holding Companies. Subsidiary banks of a bank holding company are also subject to restrictions imposed by the Federal Reserve Act on:

            o any extensions of credit to the bank holding company or any of its subsidiaries,

            o investments in the stock or other securities of the bank holding company, and

            o taking these stock or securities as collateral for loans to any borrower.

      o Risk-Based Capital Guidelines. Bank holding companies must comply with the Federal Reserve Board's risk-based capital guidelines. The required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. At least half of the total capital is required to be Tier I Capital, consisting principally of common stockholders' equity, less certain intangible assets. The remainder, Tier II Capital, may consist of:

            o     some types of preferred stock,

            o     a limited amount of subordinated debt,

            o     some hybrid capital instruments,

            o     other debt securities, and

            o     a limited amount of the general loan loss allowance.

The risk-based capital guidelines are required to take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities.

      o Capital Leverage Ratio Requirements. The Federal Reserve Board requires a bank holding company to maintain a leverage ratio of a minimum level of Tier I capital, as determined under the risk-based capital guidelines, equal to 3% of average total consolidated assets for those bank holding companies that have the highest regulatory examination rating and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a ratio of at least 1% to 2% above the stated minimum. As a Federal Reserve member bank, the bank is subject to identical capital requirements.

      o Restrictions on Control Changes. The Change in Bank Control Act of 1978 requires persons seeking control of a bank or bank holding company to obtain approval from the appropriate federal banking agency before completing the transaction. The law contains a presumption that the power to vote 10% or more of voting stock confers control of the bank or bank holding company. The Federal Reserve Board is responsible for reviewing changes in control of bank holding companies. In doing so, the Federal Reserve Board reviews the financial position, experience and integrity of the acquiring person and the effect on the financial condition of the bank holding company, relevant markets and federal deposit insurance funds.

      The Pennsylvania Banking Code of 1965. As a Pennsylvania bank holding company, the holding company will also be subject to regulation and examination by the Pennsylvania Department of Banking. For example, the holding company must obtain the Department of Banking's approval to acquire any additional banks located in Pennsylvania.

      Sarbanes-Oxley Act of 2002. On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act represents a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reporting. The Sarbanes-Oxley Act is applicable to all companies with equity or debt securities registered or that file reports under the Securities Exchange Act of 1934. In particular, the Sarbanes-Oxley Act establishes: (i) new requirements for audit committees, including independence, expertise, and responsibilities; (ii) additional responsibilities regarding financial statements for the Chief Executive Officer and Chief Financial Officer of the reporting company; (iii) new standards for auditors and regulation of audits; (iv) increased disclosure and reporting obligations for the reporting company and its directors and executive officers; and (v) new and increased civil and criminal penalties for violations of the securities laws. Many of the provisions were effective immediately while other provisions become effective over a period of time and are subject to rulemaking by the SEC. Because the bank's common stock is registered with the SEC, the bank is currently subject to this Act. Once the reorganization occurs, the holding company will be subject to the Act and we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations.

Permitted Activities for Holding Company

      The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. In 1997, the Federal Reserve Board significantly expanded its list of permissible non-banking activities to improve the competitiveness of bank holding companies. The following list includes activities that a holding company may engage in, subject to change by the Federal Reserve Board:

                  o Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

            o Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Federal Reserve Board has determined that the following activities are permissible:

                  o     real estate and personal property appraising;

                  o     arranging commercial real estate equity financing;

                  o     check-guaranty services;

                  o     collection agency services;

                  o     credit bureau services;

                  o     asset management, servicing, and collection activities;

                  o acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets various other conditions; and

                  o     real estate settlement services.

            o Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

                  o     the lease is a nonoperating lease;

                  o     the initial term of the lease is at least 90 days;

                  o if real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with various other conditions.

            o Operating nonbank depository institutions, including an industrial bank or savings association.

            o Performing functions or activities that may be performed by a trust company, including activities of a fiduciary, agency or custodial nature, in the manner authorized by federal or state law, so long as the holding company is not a bank.

            o Acting as investment or financial advisor to any person, including:

                  o serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

                  o furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

                  o providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

                  o providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

                  o providing educational courses and instructional materials to consumers on individual financial management matters; and

                  o providing tax planning and tax preparation services to any person.

            o Agency transactional services for customer investments, including:

                  o Securities brokerage -- Providing securities brokerage services, whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

                  o Riskless-principal transactions -- Buying and selling all types of securities in the secondary market on the order of customers as "riskless principal."

                  o Private-placement services -- Acting as agent for the private placement of securities in accordance with the requirements of the Securities Act of 1933 and the rules of the Commission.

                  o Futures commission merchant -- Acting as a futures commission merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad, if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies various other conditions.

            o     Investment transactions as principal:

                  o Underwriting and dealing in government obligations and money market instruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

            o     Engaging as principal in:

                  o     foreign exchanges, and

                  o forward contracts, options, futures, options on futures, swaps, and similar contracts, with various conditions.

            o     Buying and selling bullion, and related activities.

            o     Management consulting and counseling activities:

            o Subject to various limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.

            o Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

            o     Providing career counseling services to:

                  o a financial organization and individuals currently employed by, or recently displaced from, a financial organization;

                  o individuals who are seeking employment at a financial organization; and

                  o individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.

            o     Support services:

                  o     providing limited courier services; and

                  o printing and selling checks and related items requiring magnetic ink character recognition.

            o     Insurance agency and underwriting:

                  o Subject to various limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

                  o Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

                  o Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

                  o Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

      o Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

      o Subject to various limitations, providing others financially oriented data processing or bookkeeping services.

      o Issuing and selling money orders, travelers' checks and United States savings bonds.

      o Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

      o     Providing tax planning and preparation advice.

Permitted Activities for Financial Holding Companies

      The Gramm-Leach-Bliley Financial Services Modernization Act, signed into law on November 12, 1999, amends the Bank Holding Company Act of 1956 to create a new category of holding company - the financial holding company. To be designated as a financial holding company, a bank holding company must file an application with the Federal Reserve Board. The holding company must be and remain well capitalized and well managed, as determined by Federal Reserve Board regulations. Once a bank holding company becomes a financial holding company, the holding company or its affiliates may engage in any financial activities that are financial in nature or incidental to financial activities. Furthermore, the Federal Reserve may approve a proposed activity if it is complementary to financial activities and does not threaten the safety and soundness of banking. The Act provides an initial list of activities that constitute activities that are financial in nature, including:

      o     lending and deposit activities,

      o     insurance activities, including underwriting, agency and brokerage,

      o     providing financial investment advisory services,

      o     underwriting in, and acting as a broker or dealer in, securities,

      o     merchant banking, and

      o     insurance company portfolio investment.

                                 PROPOSAL NO. 2:

                   ELECTION OF FOUR CLASS B DIRECTORS TO SERVE
                                A THREE-YEAR TERM

      Section 10.2 of the bank's bylaws authorizes the Board of Directors to consist of not less than 5 nor more than 25 members. The bylaws provide for three classes of directors with staggered 3-year terms of office. The board of directors currently consists of 11 members, classified as follows:

      o     4 Class A directors,

      o     4 Class B directors, and

      o     3 Class C directors.

      The board of directors nominated the four persons named below to serve as directors until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are presently members of the board of directors, and all have consented to serve another term as a director if reelected.

      The board of directors is proposing the following nominees for election as Class B directors at the annual meeting:

      o     Dale A. Dries

      o     Thomas R. Gulla

      o     Linn H. Schantz; and

      o     Donald S. Young.

      For information about these individuals' experience and background, please refer to the section entitled "Description of the Bank - Directors" below.

      The proxy holders will vote the proxies for the election of each of the four nominees named above, unless you indicate that your vote should be withheld from any or all of them. Although we do not anticipate that any of the nominees will be unwilling or unable to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the board of directors. Further, if a director should be unavailable to serve for any reason, a majority of the remaining members of the board may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

      The board of directors recommends that shareholders vote FOR the election of the above-named nominees as Class B directors.

                             DESCRIPTION OF THE BANK

History

      East Penn Bank was incorporated on November 6, 1990, as a Pennsylvania state-chartered banking institution, in accordance with the Banking Code of 1965, as amended (Act No. 356 of 1965). The bank commenced operations on November 1, 1991. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. The bank's headquarters and principal place of business is located at 731 Chestnut Street, Emmaus, Lehigh County, Pennsylvania 18049.

Offices

      The bank currently owns or leases seven full-service branches, including its main office, plus an operations center and an administrative office in the counties of Lehigh and Berks, Pennsylvania, as follows:

6890 Hamilton Blvd.                     201 West Main Street
Trexlertown, Pennsylvania               Macungie, Pennsylvania

951 State Street                        1251 South Cedar Crest Blvd.
Mertztown, Pennsylvania                 Allentown, Pennsylvania

861 North Route 100                     500 Macungie Avenue
Fogelsville, Pennsylvania               Emmaus, Pennsylvania

18 South Seventh Street                 4283 Chestnut Street
Emmaus, Pennsylvania                    Emmaus, Pennsylvania

731 Chestnut Street
Emmaus, Pennsylvania

Description of Business

      The bank engages in a full service commercial and consumer banking business, including the following services:

      o     accepting time and demand deposits,

      o providing personal and business checking accounts at competitive rates, and

      o making secured and unsecured commercial, consumer, real estate and mortgage loans.

      The bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base which consists principally of individuals and small and medium-sized businesses. The bank's philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently-applied credit policies.

      The bank's primary service area is located in the counties of Lehigh, Northampton and Berks, Pennsylvania. Within the defined service area of the bank's main office, the banking business is highly competitive. The bank is the only financial institution headquartered in Emmaus, Pennsylvania. However, five other financial institutions have branches in Emmaus. Additionally, the bank competes with regionally-based commercial banks, which generally have greater assets, capital and lending limits. The bank also competes with other types of financial institutions, including credit unions, finance companies, brokerage firms, insurance companies and retailers. Deposit deregulation has intensified the competition for deposits among banks in recent years.

      The bank's acceptance of time demand and savings deposits includes passbook accounts, statement savings accounts, NOW accounts, money market accounts, regular savings accounts, certificates of deposit and club accounts. The bank also offers overdraft protection to its checking customers.

      The bank makes secured and unsecured commercial, consumer, home equity, real estate and construction loans. Residential mortgages and small business loans have always been at the core of the bank's portfolio. Consumer loans include revolving credit lines, personal loans, home equity loans, personal lines of equity and credit cards.

      The bank offers the following support services to make financial management more efficient and convenient for its customers:

      o     on-line home and business banking,

      o     telephone banking,

      o     direct deposit, drive-in banking,

      o     discount brokerage services,

      o     federal tax depository,

      o     money access centers

      o     MasterCard/Visa credit card services,

      o     night deposit services,

      o     notary public services,

      o     payroll deduction plan,

      o     safe deposit boxes,

      o     signature guarantees,

      o     travelers checks,

      o     treasury securities,

      o     U.S. savings bonds,

      o     individual retirement accounts, and

      o     utility and municipal payments.

      As of December 31, 2002, the bank had

      o     Total assets of approximately $272,077,000,

      o     Total shareholders' equity of approximately $19,664,000, and

      o Total liabilities of approximately $252,413,000, which include $243,640,000 of deposits.

      On December 31, 2002, the bank had approximately 113 employees, including 94 full-time employees and 19 part-time employees. Management considers our employee relationship to be good.

Properties

      Below is a schedule of all the bank's properties, showing the location, whether the property is owned or leased and its use:

     Location Address              Description & Square Footage                    Purpose
     ----------------              ----------------------------                    -------
6890 Hamilton Blvd.              Bank owned brick construction;            Utilized as a branch and
Trexlertown, Pennsylvania        Comprised of 4,500 square feet;           occupied by East Penn
                                 Opened November 1996;                     Mortgage Co.
                                 Property Mortgage: none

201 West Main Street             Bank owned brick construction;            Utilized as a branch
Macungie, Pennsylvania           Land leased; Comprised of 2,500
                                 square feet; Opened October 1997;
                                 Property Mortgage: none

     Location Address              Description & Square Footage                    Purpose
     ----------------              ----------------------------                    -------
951 State Street                 Premises leased by bank;                  Utilized as a branch
Mertztown, Pennsylvania          Comprised of 1,700 square feet;
                                 Opened November 1998;
                                 2002 rent expense: $18,000

1251 South Cedar Crest Blvd.     Premises leased by bank;                  Utilized as a branch
Allentown, Pennsylvania          Comprised of 2,300 square feet;
                                 Opened November 1999;
                                 2002 rent expense: $46,263

861 North Route 100              Bank owned brick construction;            Utilized as a branch
Fogelsville, Pennsylvania        Comprised of 2,149 square feet;
                                 Opened November 1999;
                                 Property mortgage: none

500 Macungie Avenue              Premises leased by bank is located        Utilized as a branch
Emmaus, Pennsylvania             within Emmaus High
                                 School which is brick
                                 construction; Space is comprised
                                 of 900 square feet; Opened
                                 November 1999; 2002 rent expense:
                                 none

18 South Seventh Street          Bank owned wood construction;             Operations center
Emmaus, Pennsylvania             Comprised of 4,800 square feet;
                                 Opened September 1998;
                                 Property mortgage: none

4283 Chestnut Street             Premises leased by Bank;                  Administrative/Finance
Emmaus, Pennsylvania             Comprised of 5,100 square feet;           offices
                                 Opened August 1999;
                                 2002 rent expense: $40,240

731 Chestnut Street              Bank owned brick construction;            Bank Headquarters
Emmaus, Pennsylvania             Comprised of 9,100 square feet;
                                 Opened April 1993;
                                 Property mortgage: none.

Supervision and Regulation of the Bank

      As a Pennsylvania chartered, Federal Reserve member bank, the bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking, the Federal Reserve and the FDIC. The bank is also subject to requirements and restrictions under federal and state law, including

      o     requirements to maintain reserves against loans and lease losses,

      o restrictions on the types and amounts of loans that may be granted and the interest that may be charged on the loans,

      o limitations on the types of investments the bank may make and the types of services the bank may offer, and

      o restrictions on loans to insiders of the bank or other insider transactions.

      Various consumer loans regulations also affect the operations of the bank. In addition, the actions of the Federal Reserve Board, as it attempts to control the money supply and credit availability in order to influence the economy, impact commercial banks. The proposed reorganization will not significantly change the authority of these agencies over the bank. The information below highlights various aspects of regulation of the bank under Pennsylvania and federal laws.

Pennsylvania Banking Law

      The laws of Pennsylvania applicable to the bank include, among other things, provisions that:

      o     limit the scope of the bank's business;

      o     require the maintenance of reserves against loans and lease losses;

      o limit the type and amount of loans that may be made and the interest that may be made and that may be charged on loans;

      o     restrict investments and borrowings by the bank;

      o     limit the payment of dividends; and

      o     regulate branching activities and mergers and acquisitions.

      Generally, the bank must obtain prior approval from the Banking Department for the acquisition of shares of stock. Pursuant to Pennsylvania law, the bank may purchase, sell and hold investments in the form of bonds, notes and debentures to the extent permitted by federal law.

      Pennsylvania banking law also requires that a bank obtain the approval of the Banking Department for any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing the merger application, the Banking Department considers, among other things, whether the merger would be consistent with adequate and sound banking practices and is in the public interest, on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the affected communities.

      Any person intending to acquire more than 10% of outstanding voting shares of stock in a financial institution located in Pennsylvania must obtain the prior approval of the Banking Department.

      In addition, the Banking Department conducts regular examinations of the bank and coordinates these examinations with the Federal Reserve.

Federal Banking Law

      The Federal Reserve, which has primary supervisory authority over the bank, regularly examines banks in such areas as reserves, loans, investments, management practices, and other aspects of operations. The bank must also obtain the Federal Reserve's prior approval for such activities as the establishment and relocation of branches and offices and for mergers and acquisitions. The examinations are designed for the protection of the bank's depositors rather than the bank's shareholders. The bank must furnish annual and quarterly reports to the Federal

Reserve, which has the authority under the Financial Institutions Supervisory Act to prevent the bank from engaging in an unsafe or unsound practice in conducting its business. Generally, any non-banking activities in which the bank engages must be so closely related to banking as to be incidental to banking.

      Capital Adequacy Guidelines/Prompt-Corrective-Action Rules. The bank must comply with the Federal Reserve's risk-based capital guidelines. Under the Federal Deposit Insurance Act, the Federal Reserve has regulations defining the levels at which a state member bank would be considered:

      o     Well capitalized,

      o     Adequately capitalized,

      o     Undercapitalized,

      o     Significantly undercapitalized, and

      o     Critically undercapitalized.

      To be adequately capitalized, the required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. To be well capitalized, this risk-based ratio must be at least 10%. At least half of the total capital is required to be Tier I Capital, consisting principally of common stockholders' equity, less certain intangible assets. The remainder, Tier II Capital, may consist of:

      o     Some forms of preferred stock,

      o     A limited amount of subordinated debt,

      o     Some hybrid capital instruments,

      o     Other debt securities, and

      o     A limited amount of the general loan loss allowance.

The risk-based capital guidelines must take into account interest rate risk, concentration of credit risk, and risks of nontraditional activities.

      The Federal Reserve may reclassify a bank based on supervisory criteria other than capital. It may reclassify a well capitalized institution as adequately capitalized or require an adequately capitalized or undercapitalized institution to comply with supervisory actions as if it were in the next lower category. A reclassification could be made if the Federal Reserve determines that the institution is in an unsafe or unsound condition, which could include unsatisfactory examination ratings. In the event an institution's capital deteriorates to the undercapitalized category or below, the member bank must submit a capital-restoration plan. The law prescribes an increasing amount of regulatory intervention for these categories.

      The bank is also subject to rules requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses, and a minimum ratio of market value to book value for publicly held institutions. At December 31, 2002, the bank was in compliance with the required ratios.

      FDIC Insurance Assessments. The bank's deposits are insured to the maximum extent provided by the FDIC, currently $100,000 per account. The bank pays insurance premiums into the bank Insurance Fund according to rates established by the FDIC. The FDIC has discretion to increase premiums in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account.

      The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups, as follows:

      o     Well capitalized,

      o     Adequately capitalized, or

      o     Undercapitalized,

and further assigns such institutions to a subgroup within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier I capital to risk-based assets ratio of 6% or greater, and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group.

      The bank is also subject to assessments to pay the interest on bonds issued by the Financing Corporation, which is known as FICO. FICO was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds.

      Community Reinvestment Act Compliance. Under the Community Reinvestment Act of 1977, the Federal Reserve must determine whether the bank is meeting the credit needs of the community, including low and moderate income neighborhoods, that it serves and must take this record into account in its evaluation of any application the bank files for, among other things, approval of a branch, office relocation, a merger or an acquisition of bank shares. The Federal Reserve makes publicly available its evaluation of the bank's record of meeting the credit needs of its entire community. This evaluation includes a descriptive rating of:

      o     Outstanding

      o     Satisfactory

      o     Needs to improve, or

      o     Substantial noncompliance.

      Truth-In-Savings. The Bank Enterprise Act of 1991 requires truth-in-savings on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with this law.

      Restrictions on Control Changes. Under the Federal Change in banking Control Act of 1978, no person may acquire control of the bank without giving at least 60 days prior written notice to the Federal Reserve. The law contains a presumption that the power to vote 10% or more of the common stock of a bank confers control of the bank. The Federal Reserve may disapprove any such acquisition of control.

      Suspicious Activities Reports. Under the Bank Secrecy Act, banks must report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions in any one day that aggregate in excess of $10,000.

      Interstate Banking. The bank may generally engage in interstate banking. See "Description of the Holding Company - Supervision and Regulation - The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -Interstate Banking."

      Gramm-Leach-Bliley Act. The Act repeals some Depression-era banking laws and permits banks, insurance companies and securities firms to engage in each others' businesses after complying with certain conditions and regulations. The Act grants community banks the power to enter new financial markets and compete with larger institutions.

Securities Regulation

      Upon attaining more than 500 shareholders and $10 million in assets, a company must register its securities under Section 12 of the Securities Exchange Act of 1934. A "registered company" is subject to the SEC's General Rules and Regulations. These rules and regulations relate to periodic financial reporting, reporting to shareholders, proxy solicitation and insider trading. Banks must also register under Section 12 if they meet the above described thresholds. However, banks file their reports, proxy statements and other information with their primary federal bank regulator, rather than the SEC.

      In April 1992, the bank registered its common stock under Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank has been subject to the SEC's General Rules and Regulations and to the Federal Reserve regulations relating to state banks registered under the 1934 Act. The bank files reports, proxy statements and other information with the Federal Reserve. In connection with the reorganization, the holding company will register its stock under Section 12 of the 1934 Act and will be subject to the obligations for SEC-registered companies. It will file periodic financial and other business reports with the SEC on a consolidated basis, including information about the bank. The bank will terminate the registration of its common stock under the 1934 Act because it will cease to be publicly held after the reorganization.

Gramm-Leach-Bliley Financial Services Modernization Act

      On November 12, 1999, the Gramm-Leach-Bliley Financial Services Modernization Act was signed into law. The impact of the Act is twofold. First, the Act swept away much of the regulatory structure established in the 1930's under the Glass-Steagall Act. The law creates opportunities for banks, other depository institutions, insurance companies, and securities firms to enter into business combinations that permit a single financial services organization to offer customers a complete array of financial products. The result has been and likely will continue to be increased competition in the marketplace for banks and other financial institutions, tempered by an enhanced ability to compete in this new market. Banks, insurance companies and securities firms may now affiliate through a financial holding company and engage in a broad range of activities authorized by the Federal Reserve Board and the Department of Treasury. The new activities that the Act permits for financial holding companies and their affiliates are those that are financial in nature or incidental to financial activities, including insurance underwriting, investment banking, investment advisory services and securities brokerage services. The Federal Reserve maintains the authority to require that the financial holding company remain well capitalized and well managed.

      Secondly, the Act altered the regulatory boundaries for all financial services organizations, including the bank. By repealing an exemption from SEC broker/dealer registration formerly enjoyed by banks for their securities activities, the Act adds a layer of SEC regulation to the bank's regulatory structure. In addition, privacy regulation desired to protect customers may increase costs to the bank as well as limit revenue enhancement opportunities due to limitations on the use of such information.

New Legislation

      Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact further legislation and what effect the legislation might have on the bank or holding company.

Legal Proceedings

      The nature of the bank's business generates some litigation involving matters arising in the ordinary course of business. In the opinion of management, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.

Directors

      East Penn Bank's board of directors oversees all business, property and affairs of the bank. The bank's board of directors presently consists of 11 members, approximately one-third of whom shareholders elect annually to serve for a term of three years. The same directors who currently serve on the bank's board of directors also serve on the holding company's board of directors.

      After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. We anticipate that the same persons will serve as directors of the bank and of the holding company for the foreseeable future. The following table provides selected information about the current bank directors:

--------------------------------------------------------------------------------
               Name                   Director      Class of        Age as of
                                       Since        Director      March 24, 2003
                                       -----        --------      --------------
--------------------------------------------------------------------------------
Dale A. Dries, Secretary                1990           B                55
--------------------------------------------------------------------------------
Dr. F. Geoffrey Toonder                 1990           A                63
--------------------------------------------------------------------------------
Thomas R. Gulla                         1990           B                75
--------------------------------------------------------------------------------
Brent L. Peters                         1990           C                56
--------------------------------------------------------------------------------
Forrest A. Rohrbach, Chairman           1990           C                60
--------------------------------------------------------------------------------
Gordon K. Schantz(1)                    1990           A                57
--------------------------------------------------------------------------------
Linn H. Schantz(1)                      1990           B                68
--------------------------------------------------------------------------------
Donald R. Schneck, Vice Chairman        1990           A                59
--------------------------------------------------------------------------------
Peter L. Shaffer                        1990           C                52
--------------------------------------------------------------------------------
Konstantinas A. Tantaros                1990           A                58
--------------------------------------------------------------------------------
Donald S. Young                         1990           B                50
--------------------------------------------------------------------------------

(1)   Directors Linn H. Schantz and Gordon K. Schantz are first cousins.

      Following is a description of each director's and nominee's background and experience:

Class A Directors (to serve until 2005)

Gordon K. Schantz            Mr. Schantz, age 57, has been a member of the Board
                             of Directors since 1990 and served as Chairman of the Board from 1990 until 1998. Mr. Schantz is the President of The Butz Company, Inc., a real estate and insurance firm located in Emmaus, Pennsylvania.

Donald R. Schneck            Mr. Schneck, age 59, has been a member of the Board
                             of Directors since 1990 and has served as Vice
                             Chairman of the Board since 1998. Mr. Schneck is the President and owner of Art Schneck Optical
                             Company located in Emmaus, Pennsylvania.

Konstantinos A. Tantaros     Mr. Tantaros, age 58, has been a member of the
                             Board of Directors since 1990. He is a
                             restaurateur, an Investor/Developer and the owner of Tantaros, Inc. located in Emmaus, Pennsylvania.

Dr. F. Geoffrey Toonder      Dr. Toonder, age 63, has been a member of the Board
                             of Directors since 1990. He is a retired Chief of Thoracic Surgery at Lehigh Valley Hospital; the past President of Cardio-Thoracic Surgeons, LTD and a Medical Advisory Board member of Parco, Inc. an information technology company located in Portland, Maine.

Class B Directors (to serve until 2003 and Nominees to Serve Until 2006)

Dale A. Dries                Mr. Dries, age 55, has been a member of the Board
                             of Directors since 1990 and has served as Secretary since 2000. Mr. Dries is the President and General
                             Manager of Dries Do-It-Center, a retail and wholesale supplier of lumber and building materials in Macungie, Pennsylvania.

Thomas R. Gulla              Mr. Gulla, age 75, has been a member of the Board
                             of Directors since 1990. Mr. Gulla is the former owner of Gulla's Automotive Services in Emmaus,
                             Pennsylvania. He is currently retired.

Linn H. Schantz              Mr. Schantz, age 68, has been a member of the Board
                             of Directors since 1990. Mr. Schantz is a retired commercial banker.

Donald S. Young              Mr. Young, age 50, has been a member of the Board
                             of Directors since 1990 and served as Secretary from 1990 to 1999. He is an attorney-at-law in Macungie, Pennsylvania.

Class C Directors (to serve until 2004)

Brent L. Peters              Mr. Peters, age 56, has been a member of the Board
                             of Directors since 1990 and has served as the President and Chief Executive Officer since 1990.

Forrest A. Rohrbach          Mr. Rohrbach, age 60, has been a member of the
                             Board of Directors since 1990 and served as Vice
                             Chairman of the Board from 1995 to 1998. He currently serves as Chairman of the Board. Mr.
                             Rohrbach is the President and Chief Executive
                             Officer of F.A.R. Industries and the Treasurer of
                             F. A. Rohrbach, Inc., construction-related industries located in Allentown, Pennsylvania.

Peter L. Shaffer             Mr. Shaffer, age 52, has been a member of the Board
                             of Directors since 1990 and served as Secretary during 1999. He is a partner with the accounting firm of Maschal, Hadden, Shaffer & Associates, LLC and the owner of P.L.S. Real Estate located in Allentown, Pennsylvania. Mr. Shaffer also serves as Lehigh County Controller.

Board Meetings, Compensation of Directors

      The board of directors held 12 meetings in 2002. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and the committees of which he was a member.

      In 2002, the bank paid an annual fee of $10,000 to each director for participating in board and committee meetings. In the aggregate, the bank paid (or accrued) for the board of directors, $120,000 for all services rendered in 2002.

Committees of the Board of Directors

      During 2002, the bank's board of directors maintained three standing committees. The function of each of these committees is described below.

ASSET/LIABILITY: This committee meets monthly to manage the allocation of the bank's sources and uses of funds with the goal of maximizing net interest income within prudent risk parameters and increasing market value over time. This committee met 12 times in 2002. Mr. David A. Stortz served as chairman of this committee until he retired from the board on December 31, 2002. Mr. Dale A. Dries currently serves as the chairman of this committee.

BOARD LOAN: This committee meets twice a month as called to discuss and approve loan requests for loan relationships that exceed $1,500,000. This committee also reviews the current status of the criticized loans to determine what actions need to be taken in order to protect the bank. This committee met 16 times in 2002. Mr. Forrest A. Rohrbach serves as chairman of this committee.

AUDIT: This committee typically meets at least quarterly to review the bank's auditing, accounting, financial reporting and internal control functions. It also recommends the independent auditors and reviews their services. This committee met six times in 2002. Mr. David A. Stortz served as chairman of this committee until he retired from the board on December 31, 2002. Dr. F. Geoffrey Toonder currently serves as the chairman of this committee.

 Composition of the Committees of the Board of Directors During Fiscal Year 2002

      -------------------------------------------------------------------------
                                        ASSET/            BOARD           AUDIT
                                       LIABILITY          LOAN
      -------------------------------------------------------------------------
      Dale A. Dries                        X                X               X
      -------------------------------------------------------------------------
      Thomas R. Gulla                                       X
      -------------------------------------------------------------------------
      Brent L. Peters                      X                X               X(1)
      -------------------------------------------------------------------------
      Forrest A. Rohrbach                  X                X               X
      -------------------------------------------------------------------------
      Gordon K. Schantz                                     X
      -------------------------------------------------------------------------
      Linn H. Schantz                      X                X
      -------------------------------------------------------------------------
      Donald R. Schneck                                                     X
      -------------------------------------------------------------------------
      Peter L. Shaffer                     X                                X
      -------------------------------------------------------------------------
      David A. Stortz(2)                   X                                X
      -------------------------------------------------------------------------
      Konstantinos A. Tantaros             X                X
      -------------------------------------------------------------------------
      Dr. F. Geoffrey Toonder              X
      -------------------------------------------------------------------------
      Donald S. Young                      X
      -------------------------------------------------------------------------
      Meetings Held in 2002               12               16               6
      -------------------------------------------------------------------------

      (1)   Director Peters is an ex officio member of the Audit Committee.

      (2)   Director Stortz retired from the Board effective December 31, 2002.

      The bank does not maintain a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a director nominee should submit a written proposal to the bank's Secretary in accordance with the informational requirements of Section 10.1 of the bank's bylaws. All notices must be delivered to the bank's Secretary not less than 45 days prior to the date of any shareholder meeting called for the election of directors.

Principal Officers

      The following table shows selected information about the bank's principal officers. The board of directors elects the officers for one-year terms and the board has discretionary authority to remove these individuals from office. All of the officers have been principally employed by the bank for at least five years.

      Name                           Position                       Position Held         Age as of
      ----                           --------                           Since          March 24, 2003
                                                                        -----          --------------
Brent L. Peters      President and Chief Executive Officer              1990                 56

John M. Hayes        Senior Vice President - Loans;                     1998(1)              38
                     President - East Penn
                     Mortgage Company

Bruce R. Keil        Senior Vice President - Credit                     1997                 47
                     Administration

Debra K. Peters      Senior Vice President - Administration             1992                 50

Theresa M. Wasko     Senior Vice President and Chief                    1998(2)              50
                     Financial Officer

----------
      (1) Mr. Hayes joined the bank in July 1998. Prior to joining the bank, he was a Senior Vice President and Senior Loan Officer at the Bank of the Lehigh Valley.

      (2) Ms. Wasko joined the bank in September 1998. Prior to joining the bank, she was the Chief Financial Officer of Ambassador Bank.

Executive Compensation

     The following table sets forth all annual compensation for services, in all capacities, to the bank for each of the last three fiscal years, to:

      o     the Chief Executive Officer; and

      o the three other most highly compensated executive officers to the extent their individual aggregate annual salary and bonus exceeded $100,000.

                           Summary Compensation Table

                            Annual Compensation                                      Long-Term Compensation
                            -------------------                                      ----------------------
                                                                                         Awards                Payouts
                                                                                         ------                -------
                                                                   Other        Restricted                            All other
    Name and                                                      Annual          Stock        Options/     Pay-       Compen-
   Principal                      Salary         Bonus            Compen-        Award(s)        SARs       outs       sation
    Position           Year        ($)             ($)            sation            ($)          (#)        ($)          ($)
    --------           ----        ---             ---            ------            ---          ---        ---          ---
Brent L. Peters,       2002      160,000         40,000             0                0             0         0      43,842(2)
President and          2001      160,000         35,000             0                0         1,000(1)      0      38,548(2)
Chief Executive        2000      160,000              0             0                0             0         0           0
Officer

John M. Hayes,         2002       94,500          9,000             0                0             0         0           0
Senior Vice
President -
Loans; President
- East Penn
Mortgage Co.

Debra K. Peters,       2002       94,500          9,000             0                0             0         0           0
Senior Vice
President -
Administration

Theresa M.             2002       94,500          9,000             0                0             0         0           0
Wasko, Senior
Vice President
and Chief
Financial Officer

----------
(1) Represents stock purchase options granted July 12, 2001 under the East Penn Bank 1999 Stock Incentive Plan, exercisable January 13, 2002, at an exercise price of $5.80 per share, which was the fair market value of the stock as of the grant date, expiring July 12, 2011.

(2) Represents premiums paid by the bank for disability insurance in the amount of $735 in each of 2002 and 2001 and also includes the amount charged by the bank for expenses in connection with the Supplemental Executive Retirement Plan ("SERP") implemented for Mr. Peters during 2001.

Stock Option Grants in Fiscal Year 2002

      In May 2002, the bank granted each outside director 1,000 options at an exercise price of $5.50 per share in accordance with the terms of the 1999 Independent Director Stock Option Plan. A total of 11,000 options were granted in 2002.

Exercises of Stock Options in Fiscal Year 2002 and Fiscal Year-End Option Values

      The following table sets forth certain information relating to stock options held by the executives named in the Summary Compensation Table. As noted below, the executives did not exercise any of their respective options in 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                  Number of Securities         Value of Unexercised In-
                                                                 Underlying Unexercised                The-Money
                                                                      Options/SARs              Options/SARs at FY-End
                      Shares Acquired On         Value                at FY-End (#)                      ($)(1)
     Name                Exercise (#)       Realized ($)(1)     Exercisable/Unexercisable      Exercisable/Unexercisable
     ----                ------------       ---------------     -------------------------      -------------------------
Brent L. Peters               0                    0                    1,000/0                           0/0

John M. Hayes                 0                    0                    1,000/0                           0/0

Debra K. Peters               0                    0                    1,000/0                           0/0

Theresa M. Wasko              0                    0                    1,000/0                           0/0

----------
      (1) The fair market value of the bank's common stock on December 31, 2002 was approximately $5.38 per share.

Equity Compensation Plan Information

      The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by the bank's shareholders and equity compensation plans not approved by the bank's shareholders.

------------------------------------------------------------------------------------------------------------------------------
                                                                     Weighted-average        Number of shares available for
                                      Number of shares to be         exercise price of        future issuance under equity
                                      issued upon exercise of        outstanding              compensation plans (excluding
                                        outstanding options,         options, warrants     securities reflected in column (a))
     Plan Category                      warrants and rights          and rights
------------------------------------------------------------------------------------------------------------------------------
                                                (a)                         (b)                           (c)
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by East Penn Bank
shareholders                                  85,100(1)                    $6.98                        314,900
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by East Penn
Bank shareholders                                  0                       $   0                              0
------------------------------------------------------------------------------------------------------------------------------
Totals                                        85,100                       $6.98                        314,900
------------------------------------------------------------------------------------------------------------------------------

(1) The bank maintains the Independent Directors Stock Option Plan and the Stock Incentive Plan. Both plans were approved by the bank's shareholders. Please see the descriptions of these plans beginning on page 57.

Employment Agreement with Brent L. Peters

      East Penn Bank entered into a three-year employment agreement with Brent
L. Peters on April 12, 2001. The term of the agreement became effective on January 1, 2001. The agreement reflects Mr. Peters' position as President and Chief Executive Officer of the bank. The agreement contains an evergreen renewal provision; unless previously terminated, or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year, maintaining a three-year employment period.

      Pursuant to his employment agreement, Mr. Peters received an annual base salary of $160,000 in 2001. The Board of Directors may increase his salary in future years and may grant cash or stock bonuses. Mr. Peters also receives the following benefits: six weeks of annual vacation; a company automobile; civic and social club memberships; and participation in the bank's employee benefit plans as allowed by the terms and conditions of the plans. The bank also agreed to implement a deferred compensation plan by April 30, 2001 for which Mr. Peters would be eligible.

      The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Peters' rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

o     A severance payment equal to 2.99 times Agreed Compensation; and

o Continuation of health and welfare benefits for three years or until Mr. Peters secures similar benefits through other employment, or if health and welfare benefits cannot be continued, payment of an amount equal to the cost to Mr. Peters of obtaining similar benefits.

      Under the agreement, Mr. Peters may resign for good reason. If he resigns for good reason, the agreement provides for:

o     A severance payment equal to 2.99 times Agreed Compensation; and

o Continuation of health and welfare benefits for three years or until Mr. Peters secures similar benefits through other employment, or if health and welfare benefits cannot be continued, payment of an amount equal to the cost to Mr. Peters of obtaining similar benefits.

      If Mr. Peters resigns his employment within 120 days (or is involuntarily terminated) of any change in control of the bank, the agreement provides for:

o     A severance payment equal to 2.99 times Agreed Compensation; and

o Continuation of health and welfare benefits for three years or until Mr. Peters secures similar benefits through other employment, or if health and welfare benefits cannot be continued, payment of an amount equal to the cost to Mr. Peters of obtaining similar benefits.

      The agreement contains non-competition, non-solicitation and confidentiality provisions that benefit the bank. The agreement also provides for arbitration of disputes arising under the agreement.

Supplemental Executive Retirement Plan Agreement

      East Penn Bank maintains a Supplemental Executive Retirement Plan ("SERP") covering Brent Peters. The SERP provides for salary continuation in certain circumstances.

      If a change of control occurs or Mr. Peters terminates his employment on or after the retirement age of 62, the bank will pay Mr. Peters $60,000 per year. The benefit will be paid monthly, commencing on the first day of the month following Mr. Peters' 62nd birthday and continuing for 15 years.

      If no change in control has occurred and Mr. Peters' employment is terminated before the retirement age of 62 due to voluntary termination by Mr. Peters; non-renewal of his employment agreement; disability; or for reasons other than cause, the bank pays Mr. Peters an accrued amount of benefit, as of the date of termination. This benefit is paid monthly, commencing on the first day of the month following Mr. Peters' 62nd birthday and continuing for 15 years.

      If Mr. Peters dies while he is actively employed at the bank and before reaching age 62, his beneficiary receives a scheduled death benefit that depends on the plan year in which Mr. Peters dies. If Mr. Peters dies after reaching age 62 or following a change of control, but before receiving any lifetime benefits, his beneficiary receives a designated death benefit. If he has received lifetime benefits, his estate or beneficiary will continue to receive lifetime benefits.

      If the bank terminates Mr. Peters' employment for cause, he forfeits the benefits provided under the SERP. In addition, if Mr. Peters violates the restrictive covenant contained in the SERP, he forfeits his right to any further benefits under the SERP.

401(k) Plan

      The bank maintains and sponsors a defined contribution 401(k) plan. The 401(k) plan is administered by Peter L. Shaffer, CPA. Brent L. Peters, President and Chief Executive Officer of the bank is the 401(k) plan trustee. The 401(k) plan is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder. Participants are entitled to various rights and protection under the Employee Retirement Income Security Act of 1974.

      Each employee who attains the age of 21 and works at least 1,000 hours in the prior year is eligible to participate in the 401(k) plan. An eligible employee may elect to contribute portions of salary, wages, bonus, and other direct remuneration to the 401(k) plan. Participating employees may contribute from 1% to 15% of their gross compensation. In 2002, for each dollar contributed by a participant, the bank matched $0.50 up to a maximum 4% employee contribution. Each participant is fully vested after six years of service. The bank incurred expenses of $48,112 for the year ended December 31, 2002, in connection with the match and administration of the 401(k) plan.

Report on Executive Compensation

      The bank's Board of Directors governs the bank and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors endeavors to act in the best interests of the bank's shareholders, customers, and the communities served by the bank and its subsidiaries. To accomplish the bank's strategic goals and objectives, the Board of Directors engages competent persons, who undertake to accomplish these objectives with integrity and cost-effectiveness. The Board of Directors fulfills part of its strategic mission through the compensation of these individuals. The bank provides compensation to the bank's directors and employees.

      The bank seeks to offer competitive compensation opportunities to all employees based on the individual's contribution and personal performance. The entire Board of Directors administers the compensation program. The Board seeks to establish a fair compensation policy to govern the executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the bank's products and services and will result in improved profitability, increased dividends to the shareholders, and subsequent appreciation in the market value of the bank's shares.

      The Board reviews and annually approves the compensation of the bank's executives, including the president, chief financial officer, and senior vice presidents. As a guideline in determining base salaries, the Board uses information from the Independent Community Bankers Association Comparison and the L.R. Webber Salary Survey. The bank uses Pennsylvania peer group banks because of common industry issues and competition for the same executive talent group. This peer group may include some but not all of the banks appearing on the Performance Graph.

      The Board of Directors does not deem Section 162(m) of the Internal Revenue Code to be applicable to the bank at this time. The Board of Directors intends to monitor the future application of Section 162(m) to the compensation paid to its executive officers; and in the event that this section becomes applicable, the Board intends to amend the bank's compensation policies to preserve the deductibility of the compensation payable under the policies.

Chief Executive Officer Compensation

      The Board of Directors determined that the Chief Executive Officer's 2002 base salary compensation of $160,000, was appropriate in light of the following 2002 East Penn Bank accomplishments: the continued growth in assets, deposits and loans, the continued successful completion of the annual business plan and record earnings.

      No direct correlation exists between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation, and any of the above criteria, nor does the Board give any weight to any of the above specific individual criteria. The Board subjectively determines the increase in the Chief Executive Officer's compensation based on a review of all relevant information.

Executive Officers' Compensation

      The Board of Directors increased the compensation of the bank's executive officers by approximately 4.17% over 2002 compensation, effective January 1, 2003. The Board determined these increases based on its subjective analysis of the individual's contribution to the bank's strategic goals and objectives. In determining whether the strategic goals have been achieved, the Board considers numerous factors, including the following: the bank's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the Board measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criteria and an employee's compensation, nor does the Board, in its analysis, attribute specific weight to any such criteria. The Board makes a subjective determination after review of all relevant information, including the above.

      In addition to base salary, the bank's executive officers may participate in annual and long-term incentive plans, including the bank's 401(k) plan.

      General labor market conditions, the individual's specific responsibilities and the individual's contributions to the bank's success influence total compensation opportunities available to the bank's employees. The Board reviews individuals annually and strives to offer compensation that is competitive with that offered by employers of comparable size in the industry. Through its compensation policy, the bank strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

1999 East Penn Bank Stock Incentive Plan

      The Board of Directors believes that awards under East Penn Bank's 1999 Stock Incentive Plan provides a vehicle for long-term incentive compensation through financial rewards dependent on future increases in the market value of the bank's stock. Thus, executive officers are encouraged to manage the bank with a view toward maximizing long-term shareholder value. Under the Stock Incentive Plan, the bank makes grants of options to purchase shares of the bank's common stock to employees, including executives, and the bank has absolute power to determine what, to whom, when and under what facts and circumstances awards are made. The Board of Directors bases decisions relating to such awards on its overall subjective assessment of the value of the services provided by each executive officer with consideration to performance of the bank and peer group compensation information. The options generally vest six months after the grant date and expire ten years from the date of the grant. The plan also allows for the bank to grant Stock Appreciation Rights and Restricted Stock to employees. On July 12, 2001, the bank granted 39,100 incentive stock options to employees under the plan, which were not exercisable until January 13, 2002. The average per share exercise price is $5.80. The bank did not grant any incentive stock options in 2002. The total number of shares that may be issued under the plan is 280,000.

      This report is furnished by the full board of directors, which performs the functions of a compensation committee.

      Dale A. Dries            Gordon K. Schantz       Konstantinos A. Tantaros
      Thomas R. Gulla          Linn H. Schantz         F. Geoffrey Toonder
      Brent L. Peters          Donald R. Schneck       Donald S. Young
      Forrest A. Rohrbach      Peter L. Shaffer

Interlocks and Insider Participation

      Mr. Brent L. Peters, President and Chief Executive Officer, is a member of the board of directors that performs the functions of a compensation committee. Mr. Peters neither participates in conducting his own review nor takes part in determining his own compensation.

Report of the Audit Committee

      The Audit Committee met six times during 2002. The committee has reviewed and discussed the bank's 2002 audited financial statements with East Penn Bank's management and has discussed with Beard Miller Company LLP, its independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, 89 and 90, "Communication with Audit Committees", as amended or supplemented, which include, among other items, matters related to the conduct of the audit of the bank's financial statements. The Audit Committee has also received written disclosures and the letter from the bank's independent auditors, as required by Independence Standards Board No. 1, and has discussed with Beard Miller Company LLP their independence with regard to all services provided. Based on these reviews and discussions, the Audit Committee [has] recommended to the Board of Directors that the audited financial statements be included in East Penn Bank's Annual Report on Form 10-K, filed with the Board of Governors of the Federal Reserve System for the year ended December 31, 2002.

      Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers ("NASD").

      Audit Fees. Beard Miller Company LLP billed a total of $52,160 for services rendered for the audit of the bank's annual financial statements as of and for the year ended December 31, 2002, and for its SAS No. 71 review of the bank's quarterly financial statements, during 2002.

      All Other Fees. No fees were billed and no services were provided by Beard Miller Company LLP during 2002 for financial information systems design and implementation. Fees billed by Beard Miller Company LLP for all other services, including internal audit, compliance audit, tax return preparation and research assistance, which were rendered to the bank during 2002 were $41,970. The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining Beard Miller Company LLP's independence.

      This report of the Audit Committee was adopted on March ____, 2003, by the Audit Committee of the Board of Directors:

                                Dr. F. Geoffrey Toonder - Chairman
                                Thomas R. Gulla
                                Gordon K. Schantz
                                Donald R. Schneck

      In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Charter of the Audit Committee of East Penn Bank shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or with the Board of Governors of the Federal Reserve System.

Independent Public Accountants

      On the recommendation of the Audit Committee of the Board of Directors, the firm of Beard Miller Company LLP, certified public accountants, has been selected as East Penn Bank's independent auditors for the year ending December 31, 2003, a capacity in which it has served since 1998. Representatives of Beard Miller Company LLP are expected to be present at the Annual Meeting.

Stock Price Performance Graph

      The Stock Price Performance Graph compares East Penn Bank's stock performance from December 31, 1997 through December 31, 2002, against the performance of the S&P500 and the East Penn Bank Peer Group for the same period. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1997, in each of the bank's capital stock, the S&P500 and the East Penn Bank Peer Group. The cumulative total returns on such investments would be $91.51, $96.95 and $129.50, respectively. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency that dividends were paid during the applicable years. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                 Comparison of Five-Year Total Cumulative Return

                              [LINE GRAPH OMITTED]

Section 16(a) Beneficial Ownership Reporting Compliance

      The regulations promulgated pursuant to the Federal Reserve Act and
Section 16(a) of the Securities Exchange Act of 1934 require the bank's officers and directors, and persons who own more than 10% of the registered class of the bank's equity securities to file reports of ownership and changes in ownership with the Board of Governors of the Federal Reserve System. Officers, directors and greater than 10% shareholders are required by Federal Reserve regulations to furnish the bank with copies of all filed Section 16(a) forms. The board of directors knows of no persons who own greater than 10% of the bank's outstanding common stock.

      Based solely on the review of the copies of the forms or written representations received, the bank believes that during the year ended December 31, 2002, the directors, officers and owners of greater than 10% of the bank's common stock complied with all applicable filing requirements, except that directors Dale Dries, Thomas Gulla, Gordon Schantz, Linn Schantz, Peter Shaffer, David Stortz (retired from the Board of Directors, December 31, 2002), Konstantinos Tantaros, F. Geoffrey Toonder and Donald Young each individually filed one late report for one transaction; and Donald Schneck individually filed three late reports for ten transactions.

Certain Relationships between Officers and Directors and Certain Transactions between Officers and Directors and the Bank

Family Relationships

      Director Linn H. Schantz and Director Gordon K. Schantz are first cousins. Brent L. Peters, President and Chief Executive Officer and Debra K. Peters, Senior Vice President - Administration are husband and wife.

Indebtedness of Management

      The bank has not entered into any material transactions with any director or executive officer of the bank, or any associate of the foregoing persons. The bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the bank and their associates on comparable terms with similar interest rates as those prevailing, from time to time, for other bank customers.

      Total loans outstanding from the bank, at December 31, 2002, to the bank's officers and directors as a group, members of their immediate families and companies in which they had at least a 10% ownership interest were $5,069,000, or approximately 25.7% of the bank's total equity capital. The bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of March 24, 2003 to the above described group was approximately $________.

                  DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

Common Stock

      East Penn Bank is authorized to issue 40 million shares of common stock, par value $0.625 per share, of which approximately 6,602,552 shares were issued and outstanding as of February 25, 2003. The bank's common stock is listed on the Nasdaq Small Cap Market under the trading symbol "EPEN". As of February 25, 2003, the bank had approximately 2,800 shareholders.

      Voting Rights. Each share of common stock is entitled to one vote on all matters that may be brought before shareholders' meetings.

      Preemptive Rights. The bank's common stock does not carry preemptive subscription rights.

      Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

      Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares.

      Sinking Fund Provision. The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

      Redemption Provision. The bank's shareholders do not have a right of redemption, which is the right to require the bank to purchase their shares.

      Capital Requirements under State Banking Law. Under the Pennsylvania Banking Code of 1965, the bank must maintain capital surplus in an amount at least equal to the amount if its capital consisting of the total par value of its common stock. The bank must also maintain an expense fund not less than 5% of par value capital.

      Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank paid its first cash dividend on July 31, 2001. The bank paid its second cash dividend on July 31, 2002 and intends to continue to pay dividends as long as legally allowed. The board of directors may increase subsequent dividends at its discretion.

      Payment of dividends is subject to the restrictions in the Pennsylvania Banking Code of 1965 and the Federal Deposit Insurance Act. The Pennsylvania Banking Code provides that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets minimum capital requirements. Directors are specifically liable for unlawful dividends. The Federal Deposit Insurance Act generally prohibits payment of dividends that would be an unsafe or unsound banking practice. Further, an insured bank may not declare and pay dividends if the FDIC obtains a cease and desist order for the bank.

Comparative Market Prices

      The bank's common stock is listed on the Nasdaq Small Cap Market under the trading symbol "EPEN". The highest trade price known to management for the bank's common stock since it began trading on the Nasdaq was $9.00 per share on January 22, 2001, January 25, 2001 and August 14, 2002. The last reported sale of the bank's common stock prior to filing the registration statement regarding the proposed reorganization was a trade of 1,900 shares at $5.46 per share on March 3, 2003. This price may include retail markups, markdowns or commissions.

      Because the holding company has no substantial assets, liabilities, or operations, the holding company's common stock had no market value at the time of the filing of the registration statement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately the same per share market value of the bank's common stock immediately before the reorganization, based on the 1-for-1 stock exchange ratio. Any estimate or expectation, however, may not be realized. Upon the effective date of the reorganization, the holding company will assume the trading symbol "EPEN."

Trade Price High's and Low's

      The following table shows quarterly high and low trade prices for the bank's common stock since February 15, 2001 when the bank began trading on the Nasdaq Small Cap Market.

                        Trade Prices: Bank's Common Stock
                                (Price per share)

      Stock Price Range                                            Closing
                                          High          Low         Price
                                        --------     --------     --------
      2002
      First Quarter                     $   5.65     $   4.88     $   5.00
      Second Quarter                        5.50         4.56         5.19
      Third Quarter                         5.70         4.89         5.09
      Fourth Quarter                        5.48         4.80         5.38

      2001
      First Quarter                     $   9.00     $   5.00     $   7.44
      Second Quarter                        7.44         4.30         5.90
      Third Quarter                         6.50         5.50         5.50
      Fourth Quarter                        5.90         4.60         5.30

Stock Option Plans

      The bank instituted two stock option plans in 1999. Under the 1999 Independent Directors Stock Option Plan independent directors may receive stock options. As of February 25, 2003, 46,000 options were granted to independent directors. Under the 1999 Stock Incentive Plan, key employees are eligible to receive stock options. As of February 25, 2003, 39,100 options were granted to employees. Shares issued under these plans may dilute the ownership interests and voting power of existing shareholders. After the proposed reorganization, East Penn Financial Corporation will assume the bank's obligations under these plans including registering them with the SEC. See "Proposal No. 1 Reorganization of East Penn Bank as the Subsidiary of East Penn Financial Corporation - Stock Option Plans."

      1999 Independent Directors Stock Option Plan. The bank reserved 120,000 shares of common stock, as adjusted, for issuance under the directors stock option plan. The purposes of this plan are:

      o to attract, retain and compensate, as directors of the bank, highly qualified individuals, who are not executives or employees of the bank,

      o to more significantly align the interests of the members of the board of directors with those of the bank's shareholders by underscoring their common interests,

      o to encourage directors to have a greater personal financial stake in the bank through the ownership of Bank common stock, and

      o     to increase the long-term value of the bank's stock.

      The directors plan has the following significant terms:

      o Duration of Plan. The plan will terminate upon the earlier of the board's termination of the plan or ten years from the date the directors plan was adopted by the bank's board of directors, which occurred on April 25, 1999. The bank's shareholders approved the plan at the 1999 Annual Meeting.

      o Shares Authorized. The bank may issue up to 120,000 shares of common stock, as currently adjusted, under the plan. However, this number may be further adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

      o Eligible Participants, Annual Awards. Directors who are not employees of the bank or its affiliates, "outside directors," are eligible to receive an annual award of 1,000 options under the plan.

      o Purchase Price. The purchase price of bank common stock subject to a stock option is the fair market value on the date of the grant.

      o Term of Stock Options. No stock option is exercisable ten years after the date of the grant.

      o Vesting Periods. The bank may grant stock options with varying vesting periods, but must provide for a minimum vesting period of six months from the date of the grant.

      o Change in Control Provisions. The directors plan contains change in control provisions which would permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

      o Plan Administration. The entire board of directors or a committee comprised of two or more directors administers the directors plan. It is possible for directors participating in the administration to receive awards under the plan. The body established to administer the directors plan is vested with the authority and discretion to interpret the plan, and to make any rules or regulations pertaining to it. Any interpretations and decisions of the administrative body are final and binding.

      o Death, of Director. In the event that an outside director ceases to be a member of the bank's board for any reason other than death, the remaining portion of a participant's unexercised stock options shall terminate twelve months after the date of termination as a director, subject to the 10-year limitation on exercisability. In the event that a participant dies prior to the expiration of the participant's stock options, and without having fully exercised such stock options, the participant's legal representative shall have the right to exercise the stock options during their respective terms within 12 months after the termination as a director, subject to the 10-year limitation on exercisability.

      o Non-transferability. Except as otherwise provided by the board of directors, awards made to directors under the directors plan are non-transferrable other than by will or the laws of descent and distribution. During the director's lifetime, only the director may exercise his or her stock options granted under the plan, or, in the event of his or her death, a legal representative may exercise the options.

      o Capital Changes. The directors plan provides that, if the bank increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a merger, consolidation, stock dividend, stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, price, term, rights and privileges of shares issuable under the plan.

      o Amendments. The board of directors may amend, suspend or terminate the plan at any time without shareholder approval, provided, however, that amendment of the directors plan may not alter or impair any rights of a participant with respect to options previously granted under the plan.

      1999 Stock Incentive Plan. The bank reserved 280,000 shares of common stock, as adjusted, for issuance under the stock incentive plan. The purposes of this plan are:

      o to advance the development, growth and financial condition of the bank by providing incentives through participation in the appreciation of common stock of the bank in order to secure, retain and motivate personnel responsible for the operation and management of the bank;

      o to attract and retain individuals of outstanding ability as employees of the bank;

      o to encourage employees to acquire a proprietary interest in the bank; and

      o to encourage employees to continue their employment with the bank and to render superior performance during such employment.

      The incentive plan has the following significant terms:

      o Duration of Plan. The incentive plan will terminate upon the earlier of the board's termination of the plan or ten years from the date the plan was adopted by the bank's board of directors, which occurred on April 25, 1999. The bank's shareholders approved the plan at the 1999 Annual Meeting.

      o Shares Authorized. The bank may issue up to 280,000 shares of common stock, as currently adjusted, under the plan. This number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

      o Eligible Participants. Key officer and other employees of the bank and its subsidiaries are eligible to receive an award under the incentive plan, as the committee administering the plan determines.

      o Awards. Awards made under the Stock Incentive Plan may be in one or more of the following forms:

            o "Qualified Options" (Options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Internal Revenue Code, which means that the plan participant will not recognize any taxable income on the exercise of the options);

            o     "Non-qualified Options" (Options which do not so qualify);

            o     "Stock Appreciation Rights" (SARS); and

            o     "Restricted Stock."

      o Purchase Price. The purchase price of bank common stock subject to a qualified option will not be less than the fair market value of the stock at the time. The purchase price of bank common stock subject to a non-qualified stock option will not be less than the stock's par value.

      o Term of Stock Options. No option is exercisable after ten years from the date of the grant.

      o Vesting Periods. The bank may grant awards with varying vesting periods, but must provide for a minimum vesting period of six months from the date of the grant.

      o Change in Control Provisions. The incentive plan contains change in control provisions which would permit the awards granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

      o Plan Administration. The entire board of directors or a committee consisting of two or more non-employee directors administers the plan. The entire board of directors or a committee comprised of two or more directors administers the directors plan. It is possible for directors participating in the administration to receive awards under the plan. The body established to administer the directors plan is vested with the authority and discretion to interpret the plan, and to make any rules or regulations pertaining to it. Any interpretations and decisions of the administrative body are final and binding.

      o Termination of Employment. If a participant who was awarded a qualified option ceases to be employed by the bank or any subsidiary for any reason other than death, the committee administering the plan may permit the recipient to exercise his or her option during its remaining term for a period of not more than three months. This period will be extended to a 12-month period if the employment cessation was due to the recipient's disability. If the recipient dies, the committee may permit the recipient's qualified personal representatives, or any persons who acquire the options under his or her will or the laws of descent and distribution, to exercise the qualified options during its remaining term for a period not to exceed 12 months after the recipient's death. If a recipient of a non-qualified option ceases to be eligible under the stock incentive plan before the option lapses or before it is fully exercised, the committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable. If a participant holding a SAR, before its lapse or full exercise, ceases to be eligible under the plan, the committee may permit the participant to exercise the SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as the committee prescribes. If a participant holding restricted stock prior to the lapse of any restrictions, conditions or terms ceases to be employed by the bank or any subsidiary, then all of the participants restricted stock subject to unexpired restrictions, conditions or terms will be forfeited by the participant to the bank.

      o Non-transferability. Except as otherwise provided by the board of directors or committee administering the plan, awards under the incentive plan are non-transferable other than by will or the laws of descent and distribution. Each written agreement for an award under the plan may require as a condition to exercising an award that the participant agree prior to selling, transferring or otherwise disposing of any shares of stock obtained through the exercise of the award to first offer such shares of stock to the bank for purchase.

      o Capital Changes. The incentive plan provides that, if the bank increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a merger, consolidation, stock dividend, stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the plan.

      o Amendments. The board of directors may amend, suspend or terminate the plan at any time without shareholder approval, provided, however, that amendment or termination of the incentive plan may not without the consent of the participants, alter or impair any right of a participant with respect to awards previously granted under the plan.

Dividend Reinvestment Plan

      The bank's common stock is also subject to East Penn Bank Dividend Reinvestment Plan. The purpose of this plan is to provide shareholders a convenient method of investing cash dividends in additional shares of bank common stock. Shareholders who elect to participate in the plan direct any cash dividends the bank pays on their designated shares toward automatic investment in additional shares of bank common stock. Under this plan, the bank is authorized to issue up to 250,000 shares of its common stock, par value $0.625 per share. Rather than issuing new shares, the bank has the option of using shares purchased in the open market or in negotiated transactions for the plan. A participant may withdraw at any time, and the bank may terminate the plan at any time. The issuance of additional shares under this plan may dilute the ownership interests and voting power of existing shareholders. The bank will terminate the plan at the time the reorganization is completed. After the proposed reorganization, East Penn Financial Corporation expects to implement a dividend reinvestment plan with substantially similar terms to the bank's plan. See "Proposal No. 1: Reorganization of East Penn Bank as the Subsidiary of East Penn Financial Corporation - Dividend Reinvestment Plan."

      DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

      The authorized capital stock of East Penn Financial Corporation consists of 40 million shares of common stock, $0.625 par value, and 16 million shares of preferred stock, without par value. Except for the common stock issued in the reorganization, upon completion of the reorganization, no other shares of capital stock, common or preferred, will be issued or outstanding.

Common Stock

      Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are not entitled to cumulate votes in the election of directors. Prior to the issuance of any preferred stock which possesses voting rights, the holders of common stock will possess exclusive voting rights in the holding company.

      Preemptive Rights. The holding company's common stock does not carry preemptive subscription rights.

      Liquidation. In the event of liquidation, dissolution or winding up of the holding company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.

      Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of common stock.

      Sinking Fund Provision. The common stock does not require a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption. However, in the future, the holding company may issue preferred shares that require such a fund, in which case legal restrictions may require the holding company to maintain the fund prior to paying dividends.

      Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.

      Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank first paid a cash dividend on July 31, 2001 and paid its second cash dividend on July 31, 2002. The holding company presently intends to retain the bank's dividend policy of paying dividends after the reorganization. However, further dividends are dependent upon future earnings, financial condition, appropriate legal restrictions and other relevant factors.

      Under the Pennsylvania Business Corporation Law, the holding company may not pay a dividend if afterwards:

      o the holding company would be unable to pay its debts as they become due, or

      o the holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.

      In order for the holding company to pay a cash dividend to shareholders, the bank must first pay a dividend to the holding company. As a result, the legal restrictions on the bank's dividend payments also affects the holding company's ability to pay dividends. See "Description of the Bank's Capital Securities - Common Stock."

      Stock Option Plans. The holding company will assume the bank's obligations under its 1999 Independent Directors Stock Option Plan and1999 Stock Incentive Plan. See "Description of the Bank's Capital Securities - Stock Option Plans."

      Dividend Reinvestment Plan. The holding company expects to implement a dividend reinvestment plan with substantially the same terms as the bank's dividend reinvestment plan. See "Description of the Bank's Capital Securities - Dividend Reinvestment Plan." The holding company expects to be able to issue up to 250,000 shares of its common stock under the new plan.

Preferred Stock

      The holding company's articles of incorporation authorize the board of directors to approve the issuance of preferred stock, without prior shareholder approval. The board will determine the rights, qualifications, limitations and restrictions on each series of preferred stock at the time of issuance and may include, among other things, rights to participating dividends, voting rights and convertibility into shares of common stock. The holding company may issue shares of preferred stock with dividend, redemption, voting and liquidation rights taking priority over the common stock. The board may also grant preferred shareholders the right to convert their shares of preferred stock into shares of common stock. Provisions granting directors this type of authority are known as "blank check" provisions.

      Voting Rights. The board will determine the voting rights of preferred shareholders upon the issuance of these shares. The issuance of preferred stock with voting rights would dilute the voting power of common stock shareholders.

      Preemptive Rights. The holding company's preferred stock does not carry preemptive subscription rights.

      Liquidation. The board will determine the specific liquidation rights of preferred shareholders upon the issuance of these shares. In the event of liquidation, dissolution or winding up of the holding company, the holders of preferred stock will likely rank prior to the holders of common stock for the right to share ratably in all assets remaining after payment of liabilities. The board may issue several series of preferred stock with different rankings with respect to liquidation rights.

      Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of preferred stock, if issued.

      Sinking Fund Provision. The preferred stock may require a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption. Pennsylvania corporate law would require the holding company to maintain this fund prior to paying dividends.

      Redemption or Conversion Rights. Upon the issuance of preferred stock, the board of directors will determine shareholders' right of redemption, which is the right to sell shares back to the holding company. The board will also determine whether to grant conversation rights, which would permit the preferred stock shareholders to convert their shares to common stock at a prescribed ratio.

      Dividends. Upon issuance, the board of directors will determine any rights of the shareholders of a particular series of preferred stock to receive dividends. The right to receive dividends may be cumulative or non-cumulative. The same legal restrictions which apply to dividends payable on shares of common stock apply to dividends payable on shares of preferred stock. See "Description of the Holding Company's Capital Securities - Common Stock - Dividends" above.

Issuance of Additional Securities

      The holding company has authorized common stock and preferred stock substantially in excess of the number of shares of common stock that it will issue in connection with the reorganization. As a result, we will have the flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock or preferred stock without prior approval by the holding company's shareholders unless the law otherwise requires approval of a transaction. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. Further, the issuance of preferred stock could also affect common stock shareholders' ability to receive dividends and their rights upon liquidation of the company. We currently have no plans for issuing additional shares of common stock or preferred stock.

Legal Opinion

      Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to the bank and the holding company, will deliver an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be duly authorized, fully paid and non-assessable by the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares. The form of opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part.

Anti-Takeover Provisions in Articles and Bylaws

      The holding company's articles of incorporation and bylaws contain a number of provisions that could be considered anti-takeover in purpose and effect. Only a few of these are shared by the bank. For a full description of the risks associated with these anti-takeover provisions, please refer to "Risk Factors" above.

      Authorized Capital. The anti-takeover provisions include:

      o the authorization of 40 million shares of common stock and 16 million shares of blank check preferred stock, and

      o the lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis.

      These provisions generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. However, these additional shares may also be used by the board of directors to deter future attempts to gain control over the holding company. By comparison, the bank also has 40 million shares of authorized common stock, 16 million shares of authorized preferred stock, and also does not guarantee preemptive rights.

      Classified Board. Like the bylaws of the bank, the bylaws of the holding company provide for a classified or staggered board. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. The holding company's bylaws provide that at its 2004 Annual Meeting of Shareholders, the shareholders shall elect 11 directors as follows:

      o 4 Class A directors to serve until the 2005 Annual Meeting of Shareholders,

      o 4 Class B directors to serve until the 2006 Annual Meeting of Shareholders, and

      o 3 Class C directors to serve until the 2007 Annual Meeting of Shareholders.

      Shareholders shall elect each class in a separate election. At each following annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of three years. The board of directors will fill vacancies which occur during the year for the remainder of the full term.

      No Cumulative Voting. Like the bank's articles, the holding company's articles eliminate cumulative voting. Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one candidate or distribute them among any two or more candidates. We believe that each director should represent and act in the interest of all shareholders and not any special group of shareholders. The absence of cumulative voting means that a majority of the outstanding shares can elect all the members of the board of directors. The absence of cumulative voting may make it more difficult for minority shareholders' nominees to be elected to the board of directors.

      Supermajority Vote for Approval of Extraordinary Transactions. Another anti-takeover provision is the requirement in the articles of incorporation that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares must approve any merger, consolidation, dissolution or liquidation of the holding company or the sale of all or substantially all of its assets. However, if at least 66 2/3% of the board of directors have approved this type of transaction, then the holders of at least a majority of the outstanding shares may approve the transaction. We included these provisions to ensure that any extraordinary corporate transaction would occur only if it receives a clear mandate from the shareholders. However, these provisions give the holding company's directors and/or the holders of a minority of the holding company's outstanding shares a veto power over such mergers and consolidations unless 66 2/3% of the shareholders believe that the transaction is desirable or beneficial. By comparison, the holders of 75% of the bank's outstanding shares may approve an extraordinary business transaction.

      Authorization to Consider Various Factors in Tender Offers. Another anti-takeover provision in the articles of incorporation enables the board of directors to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as:

      o the impact the acquisition of the holding company would have on the community,

      o the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers, and

      o     the reputation and business practices of the tender offeror.

      We included this provision in the articles of incorporation to permit us, as directors of the holding company, to recognize our responsibilities to these constituent groups of the holding company and its subsidiaries and to the communities that they serve. Pennsylvania corporate law specifically authorizes this type of provision. By comparison, the bank's articles also authorized a similar provision.

      Supermajority Vote for Amendment of Bylaws. The holding company's bylaws may be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote at any regular or special meeting or by a majority vote of the members of the board of directors, subject to the affirmative vote of at least 75% of the shares to change any amendment to the bylaws previously approved by the board of directors. However, the board of directors may not make or alter any bylaws fixing their qualification, classification or term of office. We included these provisions in the bylaws of the holding company to make it more difficult for a potential acquirer to change the bylaws. The bank's bylaws contain a similar provision.

      Supermajority Vote for Amendment of Specified Articles. A final anti-takeover provision in the holding company's articles of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock for an amendment of the following provisions:

      o     the voting requirements for approval of mergers,

      o the ability of shareholders to cumulate votes in the election of directors, and

      o the ability of the board of directors to consider non-economic factors in opposing a tender offer.

      The bank's articles contain a provision requiring the holder of at least 75% of the outstanding share to amend these provisions.

Anti-takeover Provisions Applicable to Registered Corporations

      Pennsylvania law gives strong anti-takeover provisions to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, known as "registered corporations." As part of the reorganization, the holding company will be required to register its stock under Section 12 of the1934 Act. These provisions are in addition to provisions contained in the company's articles of incorporation and bylaws. These provisions do not apply to the bank because it is not a business corporation, although its common stock is registered under the 1934 Act.

      One provision to which the holding company will be subject, upon obtaining registered corporation status, assures that all shareholders will receive the fair value for their shares as the result of a control transaction. "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction. Alternatively, if a shareholder believes the value of his or her shares is higher, he or she may demand an appraisal procedure to receive the fair value of the shares as the date of the control transaction, taking into account all relevant factors which may not be reflected in the price paid for the shares. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the holding company that would entitle the holders of the shares to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of the shares of the holding company for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

      It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of payment, such as securities of the purchaser that do not have an established trading market. The board of directors considers these two-tier pricing tactics to be unfair to the holding company's shareholders. By their very nature, these tactics tend to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. These sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company to enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.

      While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfies the minimum price, form of payment and procedural requirements of the fair price provision.

      Another provision of Pennsylvania law relates to a business combination involving a registered corporation. These business combinations include the following transactions involving an interested shareholder:

      o A merger or consolidation of the holding company with an interested shareholder;

      o A sale, lease, exchange, mortgage, pledge, transfer or other disposition with the interested shareholder of the assets of the holding company or its subsidiaries;

      o The issuance or transfer by the holding company or its subsidiary of any shares of the holding company or its subsidiary which has a total market value at least equal to 5% of the total market value of all the company's outstanding shares to an interested shareholder;

      o The adoption of any plan for the liquidation or dissolution of the holding company proposed by, or under any agreement with, the interested shareholder;

      o A reclassification of securities or recapitalization of the holding company or any merger or consolidation of the holding company with any subsidiary of the holding company or any other transaction proposed by, or under any agreement with the interested shareholder which has the effect of increasing the interested shareholder's proportionate share of the outstanding shares of the holding company; or

      o The interested shareholder's receipt of the benefit, directly or indirectly, of any loans or other financial assistance or any tax credits or other tax advantages provided by the holding company.

      An interested shareholder is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. The above definitions also apply to an interested shareholder's affiliate or associate.

      Under Pennsylvania law, the holding company shall not engage in a business combination with an interested shareholder other than:

      o A business combination approved by the board of directors prior to the date the interested shareholder acquires at least 20% of the shares or where the board of directors of the holding company has approved the purchase of shares by the interested shareholder;

      o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for that purpose within three months after the interested shareholder became the beneficial owner of shares entitling it to cast at least 80% of the votes in an election of directors, and if the business combination satisfies certain minimum conditions, which are discussed below;

      o A business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

      o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the interested shareholder's share acquisition date; and

      o A business combination approved at a shareholders' meeting called for that purpose no earlier than five years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.

      The minimum conditions discussed above generally require that the total amount of the cash and the market value of any payments other than cash, such as stock, bonds or debentures, to the shareholders of the holding company be at least equal to the higher of the following:

      o The highest price paid by the interested shareholder when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes in an election of directors within the 5-year period immediately prior to the announcement date of the business combination or within the 5-year period prior to time the interested shareholder became an interested shareholder, whichever is higher, plus interest; or

      o The market value per common share on the announcement date of the business combination or on the share acquisition date, whichever is higher, plus interest.

      The Pennsylvania provision relating to business combinations is designed to help assure that if, despite the holding company's best efforts to remain independent, the holding company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that professional investors will not profit at the expense of the holding company's long-term public shareholders. While the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, we believe that the business combination provision would not preclude our opposition to any future takeover proposal which we believe not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfied the requirements of the business combination provision, fair price provision or both.

      Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations. Under Subchapter G, the acquisition of shares that increase the shareholder's control of the corporation above 20%, 33% or 50% of the voting power able to elect the board of directors cannot be voted until a majority of disinterested shareholders approves the restoration of the voting rights of those shares in two separate votes:

      o     All disinterested shares of the corporation, and

      o     All voting shares of the corporation.

      Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain their voting rights on transfer to another person who is not an affiliate. If the shares constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiring shareholder does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

      Subchapter H of Chapter 25 of the BCL applies to registered corporations. Under Subchapter H, a control person -- a person who owns shares with 20% or more voting power -- must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the securities were acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

      Finally, Pennsylvania law grants a registered corporation the express authority to treat individual shareholders differently and therefore may take advantage of poison pills. Poison pills generally consist of a shareholder rights plan in which a corporation gives its shareholders the right to buy common stock when specified events occur, such as a merger, which decreases the value of the acquirer's holdings and the acquirer's percentage of ownership.

      The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.

      A vote in favor of the plan of reorganization and plan of merger is a vote in favor of the anti-takeover provisions contained in the holding company's articles and bylaws and under Pennsylvania law.

                        COMPARISON OF SHAREHOLDER RIGHTS

      After the reorganization, the shareholders of the bank will become shareholders of the holding company, East Penn Financial Corporation. Some material differences exist in the rights of shareholders of these two entities. These differences partially arise from differences in the laws that govern the two entities and differences in their articles and bylaws. The Pennsylvania Banking Code of 1965 presently governs the rights of shareholders of the bank, and the Pennsylvania Business Corporation Law of 1988, as amended, will govern the rights of shareholders of the holding company. The most significant differences relate to anti-takeover protection. For a full description of these anti-takeover provisions, including comparisons between the holding company and the bank, please refer to "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations" above.

      The following table identifies the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:

---------------------------------------------------------------------------------------------------------------
Provision                    East Penn Bank Articles                 Holding Company Articles
---------------------------------------------------------------------------------------------------------------
Authorized Shares            Common Stock, 40,000,000                Common Stock, 40,000,000 shares,
                             shares, $0.625 par value;               $0.625 par value; Preferred Stock,
                             Preferred Stock, 16,000,000             16,000,000 shares, no par value.
                             shares, $0.625 par value.

---------------------------------------------------------------------------------------------------------------
Voting                       Common Stock, 1 vote per share          Common Stock, 1 vote per share with
                             with no cumulative voting for           no cumulative voting for directors.
                             directors.                              The Board of Directors may determine
                                                                     the voting rights of any preferred stock
                                                                     that may be issued.

---------------------------------------------------------------------------------------------------------------
Preemptive Rights            No preemptive rights to subscribe       No preemptive rights to subscribe for
                             for additional shares on a pro rata     additional shares on a pro rata basis;
                             basis; however, the Board of            however, the Board of Directors has
                             Directors has the authority to          the authority to grant contractual
                             grant contractual preemptive            preemptive rights.
                             rights.

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Provision                    East Penn Bank Articles                 Holding Company Articles
---------------------------------------------------------------------------------------------------------------
Dividends                    As declared by the Board of             As declared by the Board of Directors;
                             Directors; may be paid only out         the Bank's dividend restrictions apply
                             of accumulated net earnings.            indirectly to the holding company
                             Also, the Bank must have made           because cash available for dividend
                             any required transfers of net           distributions will initially come from
                             earnings to surplus in order to         dividends the Bank pays to the holding
                             maintain surplus at least equal to      company.  In addition, the holding
                             capital, prior to declaring the         company may not pay a dividend if,
                             dividend.  Surplus must not be          after issuing the dividend:
                             reduced. Directors are
                             specifically liable for unlawful        o  The holding company would
                             dividends.                                 be unable to pay its debts as
                                                                        they become due, or
                                                                     o  The holding company's total
                                                                        assets would be less than its
                                                                        total liabilities plus the amount
                                                                        needed to satisfy any preferential
                                                                        rights of shareholders.

                                                                     The issuance of preferred shares could
                                                                     affect the holding company's ability to
                                                                     pay common stock shareholders
                                                                     dividends.

---------------------------------------------------------------------------------------------------------------
Share Ownership              25% Maximum                             None

---------------------------------------------------------------------------------------------------------------
Amendment of Articles        Pursuant to the Banking Code,           Approval by a majority of the votes
(other than Authorization    Directors may propose                   cast except for specified provisions (the
of Additional Shares or      amendments and a majority of the        anti-takeover provisions).
Approval of Fundamental      shareholders must approve it.
Transactions)

---------------------------------------------------------------------------------------------------------------
Shareholder Minimum          Approval by the affirmative vote        2 tiered supermajority clause -
Vote Requirement to          of 75% of the outstanding shares        Approval by 66 2/3 % of the Board of
Approve Fundamental          of common stock.                        Directors or the affirmative vote of the
Transactions (mergers,       Note: The provision may only be         holders of at least a majority of the
consolidations,              amended by the affirmative vote         issued and outstanding common shares
liquidations, sale of        of 75% of the outstanding               if 66 2/3% of the Board of Directors
substantially all assets)    common stock.                           has approved the transaction.
                                                                     Note: This Article provision can not be
                                                                     amended without the approval of the
                                                                     Board of Directors and the affirmative
                                                                     vote of at least 66 2/3% of the issued
                                                                     and outstanding common shares.

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Provision                    East Penn Bank Articles                 Holding Company Articles
---------------------------------------------------------------------------------------------------------------
Right to Call Special        Pursuant to the Banking Code, by        Not permitted by the BCL unless the
Shareholder Meetings         one or more shareholders entitled       Articles contain a contrary provision.
                             to cast at least 20% of the votes
                             that all shareholders are entitled
                             to cast at a particular meeting.

---------------------------------------------------------------------------------------------------------------
Increase in Capital Stock    Provided a sufficient number of         Provided a sufficient number of shares
through Issuance of          shares are already authorized           are already authorized under the
Additional Outstanding       under the Bank's Articles of            holding company's Articles of
Shares                       Incorporation, approval by vote         Incorporation, approval by vote of a
                             of a majority of the Board of           majority of the Board of Directors.
                             Directors.

---------------------------------------------------------------------------------------------------------------
Authorization of             Approval by vote of shareholders        Approval by vote of a majority of votes
Additional Shares by         entitled to cast at least a majority    cast by all shareholders entitled to vote
Amendment to the             of votes which all shareholders         and the affirmative vote of a majority
Articles of Incorporation    are entitled to cast and the            of the votes cast in a vote of the holders
                             affirmative vote of the holders of      of outstanding shares of the affected
                             a majority of the outstanding           class or series of stock.
                             shares of the affected class or
                             series of stock.

---------------------------------------------------------------------------------------------------------------
Shareholders' Right to       Only directors can propose              Only directors can propose
Propose Amendments to        amendments to the Articles of           amendments to the Articles of
the Articles of              Incorporation.                          Incorporation.
Incorporation

---------------------------------------------------------------------------------------------------------------
Dissenters' Rights of        Shareholders are entitled to            The BCL takes away dissenters' rights
Appraisal                    dissenting rights under the BCL.        in relation to plans to transfer corporate
                                                                     assets for companies with securities
                                                                     registered under Section 12 of the 1934
                                                                     Act. Dissenter's rights generally still
                                                                     apply to mergers.

---------------------------------------------------------------------------------------------------------------
Indemnification of           Yes - Bylaws provision.                 Yes - Bylaws provision.
Directors and Officers

---------------------------------------------------------------------------------------------------------------
Common Stock registered      Yes, files reports and other            Yes, stock must be registered under
under Section 12 of the      information with the FRB.               Section 12 and file reports and other
Securities Exchange Act                                              information with the SEC.
of 1934

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Provision                    East Penn Bank Articles                 Holding Company Articles
---------------------------------------------------------------------------------------------------------------
Repurchase of Shares and     Cannot reduce or retire any part        Stock can be repurchased if, after the
Status of Returned Shares    of its stock without prior              repurchase:
                             regulatory approvals and
                             shareholder approval; surplus           o  The holding company would
                             must remain at least equal to the          still be able to pay its debts as
                             amount of capital, defined as sum          they become due or
                             of par value of issued and
                             outstanding shares.                     o  The holding company's total
                                                                        assets would still be more than
                                                                        its total liabilities plus an
                                                                        amount needed to satisfy any
                                                                        preferential rights of
                                                                        shareholders; no more than
                                                                        10% of the outstanding shares
                                                                        can be repurchased in any 12
                                                                        month period without prior
                                                                        regulatory approval; the
                                                                        Bank's restrictions on
                                                                        reduction of capital will
                                                                        indirectly apply to the
                                                                        holding company as cash
                                                                        for distributions will come
                                                                        from the Bank.

                                                                     Any issued and outstanding shares of
                                                                     the holding company's capital stock
                                                                     that are repurchased by the holding
                                                                     company shall be deemed to be issued
                                                                     but not outstanding. The Board of
                                                                     Directors may, by resolution, restore
                                                                     any or all of such issued but not
                                                                     outstanding shares to the status of
                                                                     authorized but unissued shares and may
                                                                     thereafter reissue those shares.

---------------------------------------------------------------------------------------------------------------
Terms of Directors           Directors serve staggered terms;        Directors serve staggered terms; Board
                             Board is "classified." Directors        is "classified." Directors shall serve 3-
                             serve 3-year terms, with                year terms, with approximately one-
                             approximately one-third of the          third of the directors coming up for
                             directors coming up for election        election each year.
                             each year.

---------------------------------------------------------------------------------------------------------------
Number of Directors          Bylaws provision -- No less than        Bylaws provision -  No less than 5, no
                             5, no more than 25                      more than 25.

---------------------------------------------------------------------------------------------------------------
Ability to Oppose a          Yes                                     Yes
Tender or Other Offer

---------------------------------------------------------------------------------------------------------------
Relevance of BCL             Not applicable to banks.                Pennsylvania corporations can opt out.
Business Combination                                                 Subchapter F, ss.ss. 2551-2556. The
Provisions                                                           holding company has not opted out.

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Provision                    East Penn Bank Articles                 Holding Company Articles
---------------------------------------------------------------------------------------------------------------
Relevance of BCL             Not applicable to banks.                Pennsylvania corporations can opt out.
Control-Share                                                        Subchapter G, ss.ss. 2561-2568. The
Acquisition Provisions                                               holding company has not opted out.

---------------------------------------------------------------------------------------------------------------
Relevance of BCL             Not applicable to banks.                Pennsylvania corporations can opt out.
Disgorgement Provisions                                              Subchapter H, ss.ss. 2571-2576. The
                                                                     holding company has not opted out.

---------------------------------------------------------------------------------------------------------------
Relevance of BCL             Not applicable to banks.                Pennsylvania corporations can opt out.
Severance Compensation                                               Subchapter I, ss.ss. 2581-2583. The
Following Control-Share                                              holding company has not opted out.
Acquisition

---------------------------------------------------------------------------------------------------------------
Relevance of BCL             Not applicable to banks.                Pennsylvania corporations can opt out.
Business Combination                                                 Subchapter J, ss.ss. 2585-2588.
Labor Contracts                                                      The holding company has not opted out.

---------------------------------------------------------------------------------------------------------------
Relevance of BCL             Not applicable to banks.                The holding company has elected to
Sections 1715 and 1716                                               have Section 1716 rather than Section
(directors fiduciary                                                 1715 apply.
duties)
---------------------------------------------------------------------------------------------------------------

                                 PROPOSAL NO. 3:

                      RATIFICATION OF INDEPENDENT AUDITORS

      The bank's board of directors has appointed Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, to audit the financial statements of the bank for the fiscal year ending December 31, 2003. The board proposes that the shareholders ratify this appointment. Beard Miller advised the bank that none of its members has any financial interest in the bank. Beard Miller served as the bank's independent auditors for the 2002 fiscal year. They also assisted the bank with the preparation of federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rate. The bank's audit committee approved these non-audit services after determining that the auditors' independence and objectivity would not be adversely affected.

      The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting must vote in the affirmative to ratify the appointment of Beard Miller Company LLP, as the bank's independent auditors for the 2003 fiscal year. A representative of the firm will be present at the annual meeting to answer shareholders' questions. In the event that shareholders do not ratify the selection of Beard Miller as the bank's independent auditors for the 2003 fiscal year, the board of directors may appoint another accounting firm to provide independent public accounting services for the 2003 fiscal year.

      The board of directors recommends that shareholders vote FOR the ratification of Beard Miller Company LLP, as the independent auditors for the bank for the fiscal year ending December 31, 2003.

      If the proposed reorganization is approved and implemented, it is anticipated that the holding company will also select Beard Miller as its auditor.

                                 PROPOSAL NO. 4:

                                   ADJOURNMENT

      In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the plan of reorganization and plan of merger at the time of the annual meeting, the agreements could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by East Penn Bank, at the time of the annual meeting to be voted for the adjournment, if necessary, East Penn Bank has submitted the question of adjournment under such circumstances to its shareholders as a separate proposal for their consideration. The Board of Directors of East Penn Bank recommends that shareholders vote their proxies in favor of the adjournment proposal. Properly executed proxies will be voted in favor of the adjournment proposal, unless otherwise indicated on the proxy. If it is necessary to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place of the meeting.

                                     EXPERTS

      The consolidated financial statements of East Penn Bank, as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included in this Registration Statement on Form S-4, have been audited by Beard Miller Company LLP, independent public accountants, as indicated in their report with respect thereto, in reliance upon the authority of said firm as experts in giving such reports.

                                  LEGAL MATTERS

      Shumaker Williams, P.C., Harrisburg, Pennsylvania, has acted as special counsel to East Penn Bank and East Penn Financial Corporation in connection with the merger. Shumaker Williams, P.C. will pass on the validity of the East Penn Financial Corporation common stock issued in the merger, and certain federal income tax consequences of the merger.

                              SHAREHOLDER PROPOSALS

      In the event the proposed reorganization is approved and the holding company becomes the one-bank holding company for East Penn Bank, any shareholder who, in accordance with the SEC's proxy rules, wishes to submit a proposal for inclusion in the holding company's proxy statement for its 2004 Annual Meeting of Shareholders must deliver the proposal in writing to Bruce Keil, Secretary, at the holding company's principal executive offices, 731 Chestnut Street, Emmaus, Pennsylvania 18049, no later than December 9, 2003.

      If the reorganization does not occur, then the above deadlines relating to shareholder proposals shall apply to the bank for its 2004 Annual Meeting of Shareholders.

                                  OTHER MATTERS

      The board of directors does not know of any matters to be presented for consideration other than the matters described in this proxy statement/prospectus. However, if any other matters are properly presented for consideration and voting at the annual meeting of shareholders, the persons named as proxy holders will vote the proxies in what they determine to be the best interests of the bank. See "Where You Can Find More Information" below.

                       WHERE YOU CAN FIND MORE INFORMATION

The Holding Company's Registration Statement

      East Penn Financial Corporation has filed with the Securities and Exchange Commission, a registration statement under the Securities Act of 1933 for its common stock to be issued in the proposed reorganization. This proxy statement/prospectus is a part of the registration statement.

      This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. East Penn Financial Corporation's registration statement may be accessed from the SEC's Web site.

Prior Annual Reports Sent to Shareholders and Information Filed with the Federal Reserve

      East Penn Bank is contemporaneously mailing a copy of the bank's Annual Report for the fiscal year ended December 31, 2002, to shareholders. The Annual Report includes the bank's Annual Report on Form 10-K, filed pursuant to the Securities Exchange Act of 1934, as described below. The Form 10-K also serves as the bank's Annual Disclosure Statement as required by Federal Reserve rules and regulations. You may obtain a copy of the bank's 2001 Annual Report, audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, promptly and without charge by contacting Theresa M. Wasko, Chief Financial Officer, East Penn Bank, 731 Chestnut Street, Emmaus, Pennsylvania 18049, telephone (610) 967-9456 or via email at twasko@eastpennbank.com.

Periodic Reports and Information Filed with the SEC Following the Reorganization

      Following the reorganization, East Penn Financial Corporation will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the SEC's public reference facilities described above. You may also obtain these documents at the SEC's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

:152897

                                 East Penn Bank

                        Index to Financial Statements and
                       Supplementary Financial Information

                                                                            Page

Summary Financial Data .................................................       7

Management's Discussion and Analysis
    of Financial Condition and Results of Operation
    and Quantitative and Qualitative Disclosures about Market Risk .....     F-1

Independent Auditor's Report ...........................................    F-20

Consolidated Balance Sheets for the Years Ended December 31, 2002
    and 2001 ...........................................................    F-21

Consolidated Statements of Income for the Years Ended December 31,
    2002, 2001 and 2000 ................................................    F-22

Consolidated Statements of Changes in Shareholders' Equity for the
    Years Ended December 31, 2002, 2001 and 2000 .......................    F-23

Consolidated Statements of Cash Flows for the Years Ended December
    31, 2002, 2001 and 2000 ............................................    F-24

Notes to Consolidated Financial Statements .............................    F-26

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

      On the following pages we present management's discussion and analysis of the financial condition and results of operations of East Penn Bank as of December 31, 2002. This discussion highlights the significant changes in the results of operations, capital resources and liquidity presented in our accompanying financial statements. Current performance does not guarantee and may not be indicative of similar performance in the future.

      You should also refer to the financial statements and notes to the financial statements appearing later in this proxy statement/prospectus. We qualify the following discussions by this more detailed financial information.

      In addition to the historical information contained in this document, the discussion presented contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Please note that the cautionary statements made in this proxy statement/prospectus are applicable to all forward-looking statements in this document. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in this section and in "Risk Factors."

      We also caution you not to place undue reliance on forward-looking statements in this section, as they reflect management's analysis only as of December 31, 2002. Under the rules of the Securities Exchange Act of 1934, however, we do have a duty to correct or revise statements made in this proxy statement/prospectus if the statements either have become materially misleading by virtue of subsequent events, or are later discovered to have been materially false and misleading from the outset. This duty applies only if we know or should have known that persons are continuing to rely on any material portion of the statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF EAST PENN BANK
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

      The following is management's discussion and analysis of the significant changes in the results of operations, capital resources, and liquidity presented with the accompanying consolidated financial statements for East Penn Bank (the "bank") and its wholly-owned subsidiary, East Penn Mortgage Company. The consolidated financial condition and results of operations consist almost entirely of the bank's financial condition and results of operations. This discussion should be read in conjunction with the financial tables, financial statements and notes to financial statements appearing elsewhere in this report. Current performance does not guarantee, assure nor is it indicative of similar performance in the future.

Critical Accounting Policies

      Note 2 to the bank's consolidated financial statements lists significant accounting policies used in the development and presentation of its financial statements. This discussion and analysis, the significant accounting policies, and other financial statement disclosures identify and address key variables and other qualitative and quantitative factors that are necessary for an understanding and evaluation of the bank and its results of operations.

      The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require the bank to make estimates and assumptions. The bank believes that its determination of the allowance for loan losses involves a higher degree of judgment and complexity than the bank's other significant accounting policies. Further, these estimates can be materially impacted by changes in market conditions or the actual or perceived financial condition of the bank's borrowers, subjecting the bank to significantly volatility of earnings.

      The allowance for loan losses is established through the provision for loan losses, which is a charge against earnings. Provisions for loan losses are made to reserve for estimated probable losses on loans. The allowance for loan losses is a significant estimate and is regularly evaluated by the bank for adequacy by taking into consideration factors such as changes in the nature and volume of the loan portfolio; trends in actual and forecasted credit quality, including delinquency, charge-off and bankruptcy rates; and current economic conditions that may affect a borrower's ability to pay. The use of different estimates or assumptions could produce different provisions for loan losses. For additional discussion concerning the bank's allowance for loan losses and related matters, see "Provision for Loan Losses" and "Credit Risk and Loan Quality".

      As permitted by SFAS No. 123, the bank accounts for stock-based compensation in accordance with Accounting Principles Board Opinion (APB) No.
25. Under APB No. 25, no compensation expense is recognized in the income statement related to any options granted under the bank's stock option plans. The pro forma impact to net income and earnings per share that would occur if compensation expense was recognized, based on the estimated fair value of the options on the date of the grant, is disclosed in the notes to the consolidated financial statements. The bank intends to continue to account for the stock-based compensation in this manner unless there is more specific guidance issued by the Financial Accounting Standards Board or unless a clear consensus develops in the financial services industry on the application of accounting methods.

OVERVIEW

      In 2002, the bank posted record levels of earnings, assets, deposits and loans. The bank's continued growth is among other things, the result of its ongoing commitment, as a community bank, to provide quality service to its customers. The bank's assets increased 16.6% to $272,077,000 at December 31, 2002, from $233,329,000 at December 31, 2001. During the same periods, loans receivable, net of the allowance for loan losses, increased $22,898,000, or 15.1%, to $174,820,000 from $151,922,000, while deposits increased $37,004,000, or 17.9%, to $243,640,000 from $206,636,000. In 2002, the bank recorded record net income of $2,403,000, an increase of 52.8%, as compared with $1,573,000 in 2001.

RESULTS OF OPERATIONS

Net Interest Income and Net Interest Margin

      The single largest component of the bank's operating income is net interest income. It is the amount by which interest earned on interest-earning assets exceeds the interest paid on interest-bearing liabilities. The change in interest income from year to year may be due to changes in interest rates, changes in volumes of interest-earning assets and liabilities as well as changes in the mix of such assets and liabilities. The bank's principal interest-earning assets are loans to businesses and individuals with a secondary source of income earned from the investment securities portfolio. Interest-bearing liabilities consist primarily of time deposits, money market accounts and savings deposits. Generally, changes in net interest income are measured by net interest rate spread and net interest margin. Net interest rate spread is equal to the difference between the average rate earned on interest-earning assets and the average rate incurred on interest-bearing liabilities. Net interest margin represents the difference between interest income (including net loan fees earned) and interest expense calculated as a percentage of average earning assets.

2002 Compared to 2001

      Total interest income decreased on a fully tax equivalent basis, by $289,000, or 1.9%, to $15,026,000 for 2002 from $15,315,000 for 2001. Although average interest earning assets increased $29,999,000, or 14.6%, to $235,436,000 in 2002 from $205,437,000 in 2001, the decrease in interest rates limited the growth of interest income, resulting in a yield on interest-earning assets of 6.38% in 2002 as compared with 7.45% in 2001. The growth in the average balance of interest earning assets was funded primarily by an increase in the average balance of deposits.

      Total interest expense for 2002 was $5,378,000 compared to $7,253,000 in 2001. This decrease of $1,875,000, or 25.9%, is generally attributable to the decline in interest rates, even though average interest-bearing liabilities increased $24,513,000, or 13.5%, to $205,697,000 for 2002 from $181,184,000 for
2001. Due to the decline in interest rates, cost of funds decreased 34.8%, to 2.61% in 2002 from 4.0% in 2001.

      Net interest income for on a fully tax equivalent basis increased by $1,586,000, or 19.7%, to $9,648,000 for the year ended December 31, 2002 from
$8,062,000 for the year ended December 31, 2001. The bank's net interest rate spread increased to 3.77% in 2002 from 3.45% in 2001, and the net interest margin increased to 4.10% in 2002 from 3.92% in 2001. Because the bank, like many other community banks, is more liability-sensitive, its interest expense decreased more quickly than its interest income as interest rates declined. This, along with the bank's efforts to manage the growth and pricing of its interest-sensitive assets and liabilities, was a major factor that contributed to the improvement in the bank's net interest spread and margin.

2001 Compared to 2000

      Total interest income increased on a fully tax equivalent basis, by $261,000, or 1.7%, to $15,315,000 for the year ended December 31, 2001 from
$15,054,000 for the year ended December 31, 2000. This increase is the result of a 7.2% increase in average interest-earning assets to $205,437,000 in 2001 from $191,558,000 in 2000, offset by a decrease in the yield on interest-earning assets to 7.45% in 2001 from 7.86% in 2000.

      Total interest expense decreased by $523,000, or 6.7%, to $7,253,000 in 2001 from $7,776,000 in 2000. This decrease is attributable to a decrease in interest rates even though average interest-bearing liabilities increased to $181,184,000 for the year ended December 31, 2001 from $171,140,000 for the year ended December 31, 2000. Cost of funds decreased to 4.0% in 2001 as compared with 4.54% in 2000.

      Net interest income increased on a fully tax equivalent basis, by $784,000, or 10.8%, to $8,062,000 in 2001 from $7,278,000 in 2000. The bank's net interest rate spread increased to 3.45% for the year ended 2001 as compared with 3.32% for the year ended 2000. The bank's net interest margin increased to 3.92% in 2001 from 3.80% in 2000. During 2001, the Federal Reserve lowered interest rates 11 times, resulting in a 450 basis point decline in rates. The bank was able to improve its net interest spread and net interest margin by managing the pricing of its interest earning assets and interest bearing liabilities, which resulted a decline in the bank's cost of funds at a quicker pace than the yields derived from interest earning assets.

      Table 1 presents a summary of the bank's average balances, rates, interest income and expense, the interest rate spread and the net interest margin for the years ended December 31, 2002, 2001 and 2000.

                                     TABLE 1
             AVERAGE BALANCES, RATES AND INTEREST INCOME AND EXPENSE

Year Ended December 31,                                     2002                                    2001
------------------------------------------------------------------------------    ------------------------------------
                                           Average                                 Average
(Dollars in Thousands)                     Balance        Interest  Yield/Rate     Balance        Interest  Yield/Rate
------------------------------------------------------------------------------    ------------------------------------
Assets
Interest Earning Assets
Securities:
    Taxable securities                    $  48,867       $ 2,429      4.97%      $  38,568       $ 2,384      6.18%
    Tax-exempt securities                    11,585           849      7.33%         12,211           918      7.52%
                                          ------------------------------------    ------------------------------------
       Total securities                      60,452         3,278      5.42%         50,779         3,302      6.50%
Interest bearing deposits with
    banks and federal funds sold              4,997            82      1.64%          3,746           167      4.46%
Total loans                                 169,987        11,666      6.86%        150,912        11,846      7.85%
                                          ------------------------------------    ------------------------------------
Total Interest Earning Assets               235,436        15,026      6.38%        205,437        15,315      7.45%

NonInterest Earning Assets
Unrealized gains (losses) on
    available for sale securities               488                                     307
Allowance for loan losses                    (2,004)                                 (1,741)
Other assets                                 20,214                                  18,947
                                          ---------                               ---------

Total Assets                              $ 254,134                               $ 222,950
                                          =========                               =========

Liabilities and Stockholders' Equity
Interest Bearing Liabilities
    Interest bearing
       demand deposits                    $  28,535       $   267      0.94%      $  24,335       $   312      1.28%
    Savings deposits                         77,650         1,502      1.93%         55,829         1,414      2.53%
    Time deposits                            89,922         3,496      3.89%         90,054         5,131      5.70%
                                          ------------------------------------    ------------------------------------
Total interest bearing liabilities          196,107         5,265      2.68%        170,218         6,857      4.03%
Federal funds purchased and
    securities sold under
    agreements to repurchase                  9,590           113      1.18%          9,483           332      3.50%
Other borrowed funds                             --            --        --           1,483            64      4.32%
                                          ------------------------------------    ------------------------------------
Total Interest Bearing Liabilities          205,697         5,378      2.61%        181,184         7,253      4.00%
                                          ------------------------------------    ------------------------------------

Non Interest Bearing Liabilities
Demand deposits                              28,955                                  24,362
Other liabilities                             1,482                                   1,381

Stockholders' Equity                         18,000                                  16,023
                                          ---------                               ---------

Total Liabilities and
    Stockholders' Equity                  $ 254,134                               $ 222,950
                                          =========                               =========

Net Interest Income                                       $ 9,648                                 $ 8,062
                                                          =======                                 =======
Net Interest Spread                                                    3.77%                                   3.45%
                                                                       ====                                    ====
Net Interest Margin                                                    4.10%                                   3.92%
                                                                       ====                                    ====

Year Ended December 31,                                    2000
------------------------------------------------------------------------------
                                           Average
(Dollars in Thousands)                     Balance       Interest   Yield/Rate
------------------------------------------------------------------------------
Assets
Interest Earning Assets
Securities:
    Taxable securities                    $  36,464       $ 2,464      6.76%
    Tax-exempt securities                    12,294           927      7.54%
                                          ------------------------------------
       Total securities                      48,758         3,391      6.95%
Interest bearing deposits with
    banks and federal funds sold              3,427           222      6.48%
Total loans                                 139,373        11,441      8.21%
                                          ------------------------------------
Total Interest Earning Assets               191,558        15,054      7.86%

NonInterest Earning Assets
Unrealized gains (losses) on
    available for sale securities            (2,046)
Allowance for loan losses                    (1,502)
Other assets                                 17,396
                                          ---------

Total Assets                              $ 205,406
                                          =========

Liabilities and Stockholders' Equity
Interest Bearing Liabilities
    Interest bearing
       demand deposits                    $  23,724       $   540      2.28%
    Savings deposits                         50,591         1,539      3.04%
    Time deposits                            84,722         4,923      5.81%
                                          ------------------------------------
Total interest bearing liabilities          159,037         7,002      4.40%
Federal funds purchased and
    securities sold under
    agreements to repurchase                  4,772           293      6.14%
Other borrowed funds                          7,331           481      6.56%
                                          ------------------------------------
Total Interest Bearing Liabilities          171,140         7,776      4.54%
                                          ------------------------------------

Non Interest Bearing Liabilities
Demand deposits                              19,771
Other liabilities                             1,177

Stockholders' Equity                         13,318
                                          ---------

Total Liabilities and
    Stockholders' Equity                  $ 205,406
                                          =========

Net Interest Income                                       $ 7,278
                                                          =======
Net Interest Spread                                                    3.32%
                                                                       ====
Net Interest Margin                                                    3.80%
                                                                       ====

      Yields on tax-exempt assets have been calculated on a fully tax equivalent basis assuming a tax rate of 34%.

      Held to maturity securities and available for sale securities are reported at amortized cost. All yields are annualized.

      For yield calculation purposes, nonaccruing loans are included in the average loan balances.

      Interest income on loans includes net amortized revenues (costs) on loans totaling ($36,000) for 2002, ($19,000) for 2001 and ($44,000) for 2000.

      Table 2 presents the relative contribution of changes in volumes and changes in rates to changes in the net interest income for the periods indicated. The change in the interest income and interest expense attributable to the combined impact of both volume and rate has been allocated proportionately to the change due to volume and the change due to rate.

                                     TABLE 2
                   RATE VOLUME ANALYSIS OF NET INTEREST INCOME
                        FOR THE YEARS ENDED DECEMBER 31,

                                                        2002 vs 2001                             2001 vs 2000
                                            -----------------------------------       -------------------------------
(Dollars In Thousands)                               Increase/(Decrease)                       Increase/(Decrease)
                                            -----------------------------------       -------------------------------
                                             Volume         Rate         Total         Volume        Rate       Total
                                            -------       -------       -------       -------       -----       -----
Interest-Earning Assets:
   Interest bearing due from banks
      and federal funds sold                    $44         ($129)         ($85)          $23        ($78)       ($55)
   Securities (1)                               573          (597)          (24)          157        (246)        (89)
   Loans (2)                                  1,406        (1,586)         (180)          859        (454)        405
                                            -----------------------------------       -------------------------------
Net Change in Interest Income                 2,023        (2,312)         (289)        1,039        (778)        261
                                            -----------------------------------       -------------------------------

Interest-Earning Liabilities:
   Interest bearing demand
      deposits                                   47           (92)          (45)           14        (242)       (228)
   Savings deposits                             472          (384)           88           203        (328)       (125)
   Time deposits                                 (8)       (1,627)       (1,635)          301         (93)        208
   Federal funds purchased and
      securities sold under agreements
      to repurchase                               4          (223)         (219)           69         (30)         39
   Other borrowed funds                         (64)            0           (64)         (292)       (125)       (417)
                                            -----------------------------------       -------------------------------
Net Change in Interest Expense                  451        (2,326)       (1,875)          295        (818)       (523)
                                            -----------------------------------       -------------------------------

CHANGE IN
   NET INTEREST INCOME                       $1,572           $14        $1,586          $744         $40        $784
                                            ===================================       ===============================

      (1) Yields on tax-exempt assets have been computed on a fully tax-equivalent basis assuming a tax rate of 34%.

      (2) Interest income includes net amortized revenues (costs) on loans of ($36,000), ($19,000) and ($44,000) in 2002, 2001 and 2000,
            respectively.

Provision for Loan Losses

      Although the bank maintains sound credit practices, loan deterioration may occur resulting in the eventual charge off of the loans as losses. The provision for loan losses and the allowance for loan losses are based upon management's ongoing assessment of the bank's credit exposure and consideration of other relevant factors. The allowance for loan losses is a valuation that is available to absorb potential, yet undetermined future losses. The provision for loan losses is the amount charged against the bank's earnings. Its appropriateness and adequacy are determined based upon several factors including:

      - a continuing review of delinquent, classified and non-accrual loans, large loans and overall portfolio quality,

      - analytical review of loan charge-off experience, delinquency rates and other relevant historical and peer statistical ratios,

      - management's judgment with respect to the nature of the portfolio, concentrations of credit, regulatory recommendations and current and projected economic and business conditions and their impact on the existing portfolio, and

      - regular examinations and review of the portfolio by regulatory authorities.

      The allowance is allocated to specific loan categories based upon management's classification of loans under the bank's internal loan grading system and to pools of other loans that are not individually analyzed. Management makes allocations to specific loans based on the present value of expected future cash flows or the fair value of the underlying collateral for impaired loans and to other classified loans based on various credit risk factors. These factors include collateral values, the financial condition of the borrower and industry and current economic trends.

      Allocations to commercial loan pools are developed by internal risk rating and are based on management's judgment concerning historical loss trends and other relevant factors. Installment and residential mortgage loan allocations are made at a total portfolio level based on historical loss experience adjusted for portfolio activity and current conditions. Estimated credit losses are based on the average annual rate of net charge-offs experienced over the previous two or three years on similar loans, adjusted for current conditions and trends. While allocations are made to specific loans and pools of loans, the allowance is available for all loan losses.

      The provision for loan losses was $367,000 for the years 2002 and 2001, respectively, and $480,000 for the year 2000.

      The allowance for loan losses represented 1.22% of total loans receivable at December 31, 2002, as compared with 1.20% and 1.05% at December 31, 2001 and 2000, respectively. Management regularly assesses the appropriateness and adequacy of the loan loss reserve in relation to credit exposure associated with individual borrowers, overall trends in the loan portfolio and other relevant factors, and believes the reserve is reasonable and adequate for each of the periods presented. The bank has no credit exposure to foreign countries or foreign borrowers.

      Table 3 sets forth the period-end loans receivable balances and summarizes the bank's loan loss experience for the periods presented, as well as certain ratios related to net charge-offs and the allowance for loan losses as a percent of the total loan portfolio.

                                     TABLE 3
                         SUMMARY OF LOAN LOSS EXPERIENCE

                                                                Years Ended December 31,
(Dollars In Thousands)                  2002             2001             2000             1999            1998
                                     ----------------------------------------------------------------------------
Amount of loans receivable
   outstanding at end of period      $ 176,987        $ 153,765        $ 147,161        $ 126,275        $ 95,194
                                     =========        =========        =========        =========        ========

Average loans receivable             $ 169,987        $ 150,912        $ 139,373        $ 110,403        $ 89,152
                                     =========        =========        =========        =========        ========

Allowance for loan losses:
Beginning balance                    $   1,843        $   1,544        $   1,327        $   1,073        $    838
   Charge-offs:
      Commercial loans                      (5)             (30)             (55)             (19)           (125)
      Real estate loans                     --              (45)            (168)             (85)             (7)
      Consumer loans                       (44)             (51)             (43)              (3)            (10)
                                     ---------        ---------        ---------        ---------        --------
         Total charge-offs                 (49)            (126)            (266)            (107)           (142)
   Recoveries                                6               58                3                1              21
                                     ---------        ---------        ---------        ---------        --------
         Net charge-offs                   (43)             (68)            (263)            (106)           (121)
Provision for loan losses                  367              367              480              360             356
                                     ---------        ---------        ---------        ---------        --------
Ending balance                       $   2,167        $   1,843        $   1,544        $   1,327        $  1,073
                                     =========        =========        =========        =========        ========

Ratios:
   Net charge-offs to
   average loans                          0.03%            0.05%            0.19%            0.10%           0.14%

   Net charge-offs to the
   provision for loan losses             11.72%           18.53%           54.79%           29.44%          33.99%

   Allowance for loan losses
   to loans receivable at end
   of period                              1.22%            1.20%            1.05%            1.05%           1.13%

Allocation of the Allowance for Loan Losses

      The following Table 4 details the allocation of the allowance for loan losses to the various loan categories. The allocation is made for analytical purposes and is not necessarily indicative of the loan categories in which future credit losses may occur. The total allowance is available to absorb losses from any segment of loans.

                                     TABLE 4
                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                     2002                2001                2000                1999                1998
                              -------------------------------------------------------------------------------------------------
                                        % Gross             % Gross             % Gross             % Gross             % Gross
(Dollars In Thousands)        Amount     Loans    Amount     Loans    Amount     Loans    Amount     Loans    Amount     Loans
                              -------------------------------------------------------------------------------------------------
Commercial loans              $1,507     59.2%    $1,227     55.3%    $1,004     47.2%    $  876     51.2%    $  708     53.6%
Real estate - residential        203     16.4%       262     23.6%       216     29.4%       173     25.3%       140     25.6%
Real estate - construction        73      4.1%        41      2.7%        31      4.4%        26      3.1%        21      1.9%
Home equity and
   consumer loans                384     20.3%       313     18.4%       293     19.0%       252     20.4%       204     18.9%
                              ---------------     ---------------     ---------------     ---------------     ---------------

      Total                   $2,167    100.0%    $1,843    100.0%    $1,544    100.0%    $1,327    100.0%    $1,073    100.0%
                              ===============     ===============     ===============     ===============     ===============

Non-Interest Income

2002 Compared to 2001

      Non-interest income consists primarily of customer service fees, commission income derived from mortgage banking activities and income from the investment in bank owned life insurance. Non-interest income for 2002 increased $328,000, or 24.5%, to $1,669,000 from $1,341,000 in 2001. The increase was primarily attributable to an increase of $251,000 in customer service fees, an increase of $114,000 in mortgage banking fees associated with the increased volume of mortgages originated by the bank and sold in the secondary market, and an increase of $29,000 in income from bank owned life insurance, which was offset by a decrease of $27,000 in other income and a $39,000 decrease in the net gain realized on the sale of available for sale securities during 2001, for which no investment sales occurred during 2002. The 40.9% increase in customer service fees in 2002 is primarily attributable to an increase of $126,000 in overdraft fees collected and an increase of $63,000 in debit and MAC card fee income, both of which grew as a result of increased volume in the number of accounts and transactions. The income derived from the bank owned life insurance policies was derived from the valuation of the policies, which had a cash surrender value of $5,163,000 at December 31, 2002 compared to $4,886,000 at December 31, 2001. The decline in the 2002 other income category was due to a $36,000 gain from the sale of a pool of $4,500,000 of mortgages during 2001.

2001 Compared to 2000

      Non-interest income increased $479,000, or 55.6%, to $1,341,000 for 2001 from $862,000 for 2000. The increase was primarily attributable to an increase of $125,000 in income derived from customer service fees, $196,000 increase in mortgage banking fees associated with the sale of mortgages originated by the bank and sold in the secondary market, a $39,000 net realized gain from the sale of available for sale securities, $110,000 increase relating to income from bank owned life insurance and a $9,000 increase in other income, which includes a $36,000 gain on the sale of a pool of mortgages in July 2001. The 25.6% increase in customer service fees in 2001 is primarily attributable to an increase of $75,000 in overdraft fees collected and an increase of $33,000 in debit and MAC card fee income, both of which increased as a result of increased volume in the number of accounts and transactions. The 79.7% increase in income from bank owned life insurance was due to the purchase of $1,500,000 in additional insurance policies during the second quarter of 2001. The cash surrender value of these policies was $4,886,000 at December 31, 2001, compared to $3,138,000 at December 31, 2000.

Non-Interest Expenses

      Salary expense and employee benefits represent the largest component, or 54.9%, of non-interest expenses for 2002. Non-interest expenses also include an array of other expenses such as:

      -     occupancy and equipment expenses,

      -     stationary, printing and bank supplies,

      -     advertising and promotion costs,

      - outside service providers relating to data processing and ATM services,

      -     professional fees for legal, accounting and consulting services,

      - costs associated with the due diligence process of extending and maintaining loans and the collection process,

      -     Pennsylvania Bank Shares tax and FDIC assessment, and

      - other types of expenses incurred as part of the normal course of operation of the bank.

2002 Compared to 2001

      Total non-interest expenses for 2002 were $7,414,000, representing an increase of $598,000, or 8.8%, compared to $6,816,000 for 2001. The percentage increase of these expenses was comparable to the increase experienced during 2001 as compared with 2000, considering the asset growth the bank experienced in 2002.

      Salary expenses and related employee benefits increased by $313,000, or 8.3%, to $4,067,000 for 2002 from $3,754,000 for 2001. This increase, which was lower than last year's increase of 15.9%, was due to the hiring of additional personnel to support the bank's growth, budgeted salary increases and bonuses paid to employees. At December 31, 2002, there were 113 full-time equivalent employees as compared to 101 at December 31, 2001 and 93 at December 31, 2000.

      Occupancy and equipment expenses decreased by $49,000, or 3.6%, to $1,298,000 for 2002 from $1,347,000 for 2001. This decrease was due to the payoff of certain equipment leases.

      Other expenses increased $334,000, or 19.5%, to $2,049,000 in 2002 from $1,715,000 in 2001. While management continued its efforts to minimize the increase in such expenses, the increase was primarily attributable to the bank's growth.

2001 Compared to 2000

      Non-interest expenses for 2001 were $6,816,000, representing an increase of $523,000, or 8.3%, compared to $6,293,000 for 2000. The percentage increase of these expenses was lower than the 17% increase experienced during 2000 as compared with 1999. This was primarily due to the fact that, unlike the prior year, no new banking facilities were opened during 2001, which helped to minimize the growth of such expenses.

      Salary expenses and related employee benefits increased by $515,000, or 15.9%, to $3,754,000 for 2001 from $3,239,000 for 2000. This increase was due to the hiring of additional personnel to support the bank's growth, budgeted salary increases, bonuses paid to employees and increased premium costs associated with group medical insurance. At December 31, 2001, there were 101 full-time equivalent employees as compared to 93 at December 31, 2000 and 91 at December 31, 1999.

      Occupancy and equipment expenses decreased by $34,000, or 2.5%, to $1,347,000 for 2001 from $1,381,000 for 2000. This decrease was due to the fact that the bank did not open any new branches during 2001 as compared with 2000.

      Other expenses increased $42,000, or 2.5%, to $1,715,000 in 2001 from $1,673,000 in 2000. This increase in other expenses is primarily attributable to the bank's growth.

Income Taxes

      Income tax expense was $759,000 for 2002 as compared with $295,000 for 2001 and $78,000 for 2000. The 157.3% increase in tax expense incurred in 2002 as compared to 2001 was the result of achieving a higher level of pre-tax net income with a level amount of tax-exempt income.

Net Income

2002 Compared to 2001

      Net income for 2002 was $2,403,000, an increase of $830,000, or 52.8%, from $1,573,000 for 2001. The increase in net income was the result of increases of $1,564,000 in net interest income and $328,000 in non-interest income and no change in the provision for loan losses, offset by increases of $598,000 in non-interest expenses and $464,000 in the provision for income taxes. Basic and diluted earnings per share for 2002 were $0.36 per share as compared with 2001, which were $0.24 per share. The increase in net income was attributable to declining rates, where the expense associated with interest sensitive liabilities decreased at a faster pace than the income derived from interest sensitive assets, and an increase in other income, primarily derived from increased customer service fees and the sale of mortgages in the secondary market.

2001 Compared to 2000

      Net income increased to $1,573,000 for 2001 from $974,000 for 2000. This increase of $599,000, or 61.5%, was the result of increases of $747,000 in net interest income and $479,000 in non-interest income and a decrease of $113,000 in the provision for loan losses, offset by increases of $523,000 in non-interest expense and an increase of $217,000 in the provision for income taxes. Basic and diluted earnings per share for 2001 were $0.24 per share as compared to $0.15 per share for 2000.

FINANCIAL CONDITION

Securities

      The bank's securities portfolio is comprised of securities, which not only provide interest income, including tax-exempt income, but also provide a source of liquidity, diversify the earning asset portfolio, allow for the management of risk and tax liability and provide collateral for repurchase agreements and public fund deposits. Established policies are in place which address various aspects of managing the portfolio, including but not limited to, concentrations, liquidity, credit quality, interest rate sensitivity and regulatory guidelines. Adherence to these policies is monitored by the bank's Asset/ Liability Committee ("ALCO") on a monthly basis.

      Although the bank generally intends to hold its securities portfolio until maturity, a significant portion of the portfolio is classified as available for sale, with new purchases generally categorized as such. Securities in the available for sale category are accounted for at fair value with unrealized appreciation or depreciation, net of tax, reported as a separate component of stockholders' equity. Securities in the held to maturity category are accounted for at amortized cost. The bank invests in securities for the yield they produce and not to profit from trading. The bank holds no trading securities in its portfolio, and the securities portfolio contained no high-risk securities or derivatives as of December 31, 2002.

      The securities portfolio at December 31, 2002 was $64,229,000 as compared to $50,634,000 at December 31, 2001, an increase of $13,595,000, or 26.8%.
Securities available for sale increased to $62,421,000 at December 31, 2002 compared to $48,773,000 at December 31, 2001, whereas securities held to maturity decreased to $1,808,000 at December 31, 2002 from $1,861,000 at December 31, 2001. The carrying value of the available for sale portion of the bank's securities portfolio as of December 31, 2002 includes unrealized gains of $1,286,000 (reflected as accumulated other comprehensive income of $849,000 in stockholders' equity, net of deferred income taxes of $437,000) compared to unrealized losses of $352,000 ($233,000 net of taxes of $119,000) as of December 31, 2001. The bank holds available for sale securities with a carrying and market value of $2,483,000 of East Penn School District. This investment is greater than 10% of stockholders' equity.

      Table 5 illustrates the composition of the securities portfolio for the periods presented.

                                     TABLE 5
                                   SECURITIES

(Dollars In Thousands)
                                                          December 31,
                                                 2002         2001         2000
                                               ---------------------------------
Available for sale securities:
   U.S. Government agencies
      and corporations                         $ 4,335      $ 5,000      $ 7,891
   State and political subdivisions             18,237       17,973       18,049
   Mortgage-backed and
      asset-backed securities                   23,663       15,946       17,247
   Mortgage securities portfolio
      mutual fund                                9,001        5,000           --
   Other                                         6,203        3,381        2,028
   Equity securities                               982        1,473        1,333
                                               -------      -------      -------
                                               $62,421      $48,773      $46,548
                                               -------      -------      -------

(Dollars In Thousands)
                                                          December 31,
                                                 2002         2001         2000
                                               ---------------------------------
Held to maturity securities:
   State and political subdivisions            $   996      $   996      $ 1,679
   Mortgage-backed securities                      812          865          949
                                               -------      -------      -------
                                               $ 1,808      $ 1,861      $ 2,628
                                               -------      -------      -------
           Total securities                    $64,229      $50,634      $49,176
                                               =======      =======      =======

      Table 6 presents the maturities and average weighted yields of the securities portfolio as of December 31, 2002. Yields are based on amortized cost.

                                     TABLE 6
              MATURITIES AND WEIGHTED AVERAGE YIELDS OF SECURITIES

                                                                    After one          After five
                                                   Within           but within         but within            After
(Dollars In Thousands)                            one year          five years         ten years           ten years
                                             ----------------    ---------------    ---------------    ----------------
                                              Amount    Yield    Amount    Yield    Amount    Yield     Amount    Yield
                                             -------    -----    ------    -----    ------    -----    -------    -----
U.S. Government agencies
  and corporations                           $    --      --     $   --      --     $1,719    3.40%    $ 3,950    4.54%
State and political subdivisions (1)              --      --         --      --      3,126    7.25%     16,108    7.08%
Mortgage backed securities                        --      --        603    4.45%     3,039    4.46%     19,498    4.86%
Mortgage securities portfolio mutual fund      9,001    3.08%        --      --         --      --          --      --
Other securities                               1,658    5.55%     2,339    4.41%        --      --       2,206    5.81%
                                             -------    ----     ------    ----     ------    ----     -------    ----

     Total securities                        $10,659    3.46%    $2,942    4.41%    $7,884    5.34%    $41,762    5.74%
                                             =======    ====     ======    ====     ======    ====     =======    ====

(1) Yields on tax-exempt securities have been computed on a fully tax-equivalent basis.

Loans

      The loan portfolio comprises the major component of the bank's earning assets. Loans receivable (net of the allowance for loan losses, unearned fees and origination costs) increased $22,898,000, or 15.1%, to $174,820,000 as of December 31, 2002, from $151,922,000 as of December 31, 2001. Loans receivable represent 64.3% of total assets and 71.8% of total deposits as of December 31, 2002, as compared to 65% and 73.5%, respectively, at December 31, 2001. All of the bank's loans are to domestic borrowers.

      Loan concentrations are considered to exist when the total amount of loans to any one or a multiple number of borrowers engaged in similar activities or have similar economic characteristics, exceeds 10 % of loans outstanding in any one category. At December 31, 2002, commercial loans amounted to $44,622,000, or 25.2% of total loans, commercial real estate loans amounted to $56,556,000, or 32.0% of total loans, residential real estate loans amounted to $29,014,000, or 16.4% of total loans, and home equity loans amounted to $31,139,000, or 17.6% of total loans. Although such loans were not made to one specific borrower or industry, it is important to note that the quality of these loans is affected by the region's economy and real estate market. Management does not believe such a concentration poses a problem to the bank at this time.

      Other than as described herein, management does not believe there are any trends, events, or uncertainties that are reasonably expected to have a materially adverse impact on future results of operations, liquidity, or capital resources.

      Table 7 presents the composition of the total loan portfolio for the periods presented.

                                     TABLE 7
                             TOTAL LOANS OUTSTANDING

                                                                          DECEMBER 31,
                                          % of                 % of                 % of                 % of                % of
(Dollars In Thousands)          2002      total     2001       total      2000      total      1999      total     1998      total
                             ----------------------------------------------------------------------------------------------------
Commercial                   $ 44,622     25.2%   $ 37,884     24.6%   $ 33,487     22.8%   $ 30,431     24.1%   $25,053     26.2%
Commercial real estate         56,556     32.0%     43,921     28.6%     36,001     24.4%     34,217     27.1%    26,172     27.4%
Residential real estate        29,014     16.4%     36,295     23.6%     43,349     29.4%     32,007     25.3%    24,456     25.6%
Real estate, construction       7,305      4.1%      4,086      2.7%      6,426      4.4%      3,934      3.1%     1,825      1.9%
Tax exempt                      3,598      2.0%      3,224      2.1%         --       --          --       --         --       --
Home equity                    31,139     17.6%     23,676     15.4%     23,544     16.0%     21,818     17.2%    14,954     15.7%
Other consumer                  4,753      2.7%      4,730      3.0%      4,484      3.0%      4,067      3.2%     2,999      3.2%
                             -----------------    -----------------    -----------------    -----------------    ----------------
                             $176,987    100.0%   $153,816    100.0%   $147,291    100.0%   $126,474    100.0%   $95,459    100.0%
Unearned net loan fees
    and originations costs         --                   51                  130                  199                 265
                             --------             --------             --------             --------             -------
                             $176,987             $153,765             $147,161             $126,275             $95,194
                             ========             ========             ========             ========             =======

      Table 8 summarizes the loan maturities and interest sensitivity for a segment of the loan portfolio.

                                     TABLE 8
          LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
                        COMMERCIAL AND CONSTRUCTION LOANS
                                December 31, 2002

(Dollars In Thousands)               1 year   1 year thru    After
                                    or less     5 years     5 years       Total
                                    -------   -----------   -------     --------
Maturity of Loans Receivable:
   Commercial                       $19,248     $14,410     $67,520     $101,178
   Real estate - construction         4,202       2,108         995        7,305
                                    -------     -------     -------     --------
       Total                        $23,450     $16,518     $68,515     $108,483
                                    =======     =======     =======     ========

                                              1 year thru    After
                                                5 years     5 years
                                              -----------   -------
Fixed interest rates                            $11,432     $ 8,824
Floating or adjustable interest rates             5,086      59,691
                                                -------     -------
       Total Loans Receivable                   $16,518     $68,515
                                                =======     =======

Credit Risk and Loan Quality

      The bank continues to be prudent in its efforts to minimize credit risk. The bank's written lending policy requires underwriting, loan documentation and credit analysis standards to be met prior to the approval and funding of any loan. In accordance with that policy, internal loan review monitors the loan portfolio on an ongoing basis. The Credit Administration area then prepares an analysis of the allowance for loan losses on a quarterly basis, which is then submitted to the Board of Directors for its assessment as to the adequacy of the allowance. The allowance for loan losses is an accumulation of expense that has been charged against past and present earnings in anticipation of potential losses in the loan portfolio.

      Total nonperforming loans (comprised of non-accruing loans and loans past due for more than 90 days) as of December 31, 2002, were $896,000 as compared to $977,000 as of December 31, 2001. Total nonperforming loans as a percentage of total loans were 0.51% at December 31, 2002 as compared to 0.64% at December 31, 2001. We note that loan officers work with loan customers on an ongoing basis to minimize losses that may occur on these non-accrual and delinquent loans.

      The bank had other real estate owned acquired through foreclosure in the amount of $359,000 as of December 31, 2002 compared with $22,000 as of December 31, 2001.

      The bank's lending policy is executed through the assignment of tiered loan limit authorities to individual officers of the bank, the officers' Loan Committee, the Board Loan Committee and the Board of Directors. Although the bank maintains sound credit policies, certain loans may deteriorate for a variety of reasons. The bank's policy is to place all loans in a non-accrual status upon becoming 90 days delinquent in their payments, unless there is a documented, reasonable expectation of the collection of the delinquent amount. Loans are reviewed monthly as to their status, and on a quarterly basis, a Watch List of any potentially troubled loans is prepared and presented to the Board of Directors. Management is not aware of any potential material loan problems that have not been disclosed in this report.

      Table 9 presents detailed information about the bank's nonperforming loans and nonperforming assets for the periods presented.

                                     TABLE 9
                              ASSET QUALITY RATIOS

                                                         December 31,
                                   -------------------------------------------------------
(Dollars in thousands)               2002        2001        2000        1999        1998
                                   -------     -------     -------     -------     -------
Non-accruing loans                 $   689     $   400     $   822     $ 1,131     $   702
Accruing loans past due
   90 days or more                     207         577         677         163         208
                                   -------     -------     -------     -------     -------
     Total Nonperforming Loans         896         977       1,499       1,294         910

Other real estate                      359          22          --          --          --
                                   -------     -------     -------     -------     -------
     Total Nonperforming Assets    $ 1,255     $   999     $ 1,499     $ 1,294     $   910
                                   =======     =======     =======     =======     =======

Non-accrual loans:
   Interest income that would
   have been recorded on
   non-accruing loans              $    77     $    72     $   104     $    70     $    54

   Interest income for above
   loans included in net income
   for the period                  $    34     $    24     $    15     $    34     $    15

Ratios:
   Nonperforming loans
   to total loans                     0.51%       0.64%       1.02%       1.02%       0.96%

   Allowance for loan losses
   to nonperforming loans           241.58%     188.64%     103.00%     102.55%     117.91%

   Nonperforming assets to
   total assets                       0.46%       0.43%       0.68%       0.68%       0.58%

Commitments to lend additional
   funds to nonperforming loan
   customers                       $     0     $     0     $     0     $     0     $     0

Restructured loans                 $     0     $     0     $     0     $     0     $     0

Deposits

      Deposits are the major source of the bank's funds for lending and other investment purposes. Total deposits at December 31, 2002, were $243,640,000, an increase of $37,004,000, or 17.9%, over total deposits of $206,636,000 as of December 31, 2001. The bank experienced the following increases as of year-end 2002 as compared to 2001:

      Non-interest bearing demand deposits                          22.1%
      Interest-bearing demand deposits                              35.9%
      Savings deposits                                              20.7%
      Time deposits                                                  3.6%

      Table 10 sets forth the average balance of the bank's deposits and the average rates paid on those deposits for the years ended December 2002, 2001 and 2000. All deposits are domestic deposits.

                                    TABLE 10
                    AVERAGE DEPOSITS BY MAJOR CLASSIFICATION

                                               Year Ended December 31
                                  2002                   2001                   2000
                          -------------------    -------------------    -------------------
(Dollars In Thousands)    Average     Average    Average     Average    Average     Average
                           Amount      Rate       Amount      Rate       Amount      Rate
                          -------------------    -------------------    -------------------
Interest-bearing:
   Demand deposits        $ 28,535     0.94%     $ 24,335     1.28%     $ 23,724     2.28%
   Savings deposits         77,650     1.93%       55,829     2.53%       50,591     3.04%
   Time deposits            89,922     3.89%       90,054     5.70%       84,722     5.81%
Non-interest bearing:
    Demand deposits         28,955     0.00%       24,362     0.00%       19,771     0.00%
                          -----------------      -----------------      -----------------
           Total          $225,062     2.34%     $194,580     3.52%     $178,808     3.92%
                          ========               ========               ========

      Table 11 displays the maturities and amounts of time certificates and other time deposits issued in denominations of $100,000 or more at December 31, 2002.

                                    TABLE 11
                               DEPOSIT MATURITIES

(Dollars In Thousands)                           Time        Other
                                              Certificates    Time        Total
                                              ------------    ----       ------
Three months or less                            $ 3,437        $0        $ 3,437
Over three months
     but within six months                        1,241         0          1,241
Over six months
     but within twelve months                     1,994         0          1,994
Over twelve months                                4,318         0          4,318
                                                -------        --        -------
           Total                                $10,990        $0        $10,990
                                                =======        ==        =======

Federal Funds Purchased

      The bank has a $4,000,000 federal funds line of credit with its main correspondent bank, Atlantic Central Bankers Bank of Camp Hill, Pennsylvania. The bank had no outstanding federal funds purchased under this line at December 31, 2002, and 2001, respectively.

Securities Sold under Agreements to Repurchase

      Securities sold under agreements to repurchase decreased $1,234,000, or 13.6%, to $7,829,000 as of December 31, 2002, from $9,063,000 as of December 31,
2001. Securities sold under agreements to repurchase generally mature in one business day and roll over under a continuing contract. Additional information relating to securities sold under agreement to repurchase can be found in Note 7 of the Notes to the Consolidated Financial Statements contained herein this Report.

Other Borrowed Funds

      The bank had no short-term or long-term debt outstanding as of December 31, 2002, and 2001, respectively.

      In addition to the bank's $4,000,000 federal funds line of credit with its main correspondent bank, Atlantic Central Bankers Bank, the bank also has a maximum borrowing capacity of approximately $94,161,000 with the Federal Home Loan Bank of Pittsburgh, Pennsylvania ("FHLB").

Liquidity

      Liquidity represents the bank's ability to generate funds and efficiently manage cash flows at reasonable rates to support possible commitments to borrowers or the demands of depositors. Liquidity is essential to compensate for fluctuations in the balance sheet and provide funds for growth and normal operating expenditures. Liquidity needs may be met by converting assets into cash or obtaining sources of additional funding.

      Liquidity from asset categories is provided through cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold, which totaled $15,605,000 at December 31, 2002, as compared to $14,954,000 at December 31, 2001. Additional asset liquidity sources include principal and interest payments from securities in the bank's investment portfolio and cash flow from its amortizing loan portfolio. Longer-term liquidity needs may be met by selling securities available for sale, selling loans or raising additional capital. At December 31, 2002, available for sale securities of $62,421,000 were readily available for liquidity purposes, as compared with $48,773,000 at December 31, 2001.

      Liability liquidity sources include attracting deposits at competitive rates. Core deposits at December 31, 2002, were $232,650,000, as compared to $196,573,000 at December 31, 2001. The bank also has federal fund lines and credit facilities established with a correspondent financial institution and with the FHLB, which are reliable sources for short- and long-term funds.

      The bank's financial statements do not reflect various commitments that are made in the normal course of business, which may involve some liquidity risk. These commitments consist mainly of unfunded loans and letters of credit made under the same standards as on-balance sheet instruments. Unused commitments at December 31, 2002, were $43,317,000. Because these instruments have fixed maturity dates, and because many of them will expire without being drawn upon, they do not generally present any significant liquidity risk to the bank.

      Management believes that any amounts actually drawn upon can be funded in the normal course of operations. The bank has no investment in or financial relationship with any unconsolidated entities that are reasonably likely to have a material effect on liquidity or the availability of capital resources.

      The following table 12 represents the bank's aggregate on and off balance sheet contractual obligations to make future payments.

                                    TABLE 12
                             CONTRACTUAL OBLIGATIONS

                                 December 31, 2002
                    ------------------------------------------------------------
                    Less Than                                 Over
                      1 Year     1 - 3 Years   3 - 5 Years  5 Years       Total
                    --------     -----------   -----------  -------      -------
                                             (In Thousands)

Time Deposits        $62,520       $22,583       $7,961       $322       $93,386
Operating Leases         214           249          119        642         1,224
                     -------       -------       ------       ----       -------
      Total          $62,734       $22,832       $8,080       $964       $94,610
                     =======       =======       ======       ====       =======

      Management is of the opinion that its liquidity position, at December 31, 2002, is adequate to respond to fluctuations "on" and "off" the balance sheet. In addition, there are no known demands, trends, commitments, events or uncertainties that may result in, or that are reasonably likely to result in the bank's inability to meet anticipated or unexpected needs.

Stockholders' Equity and Capital Requirements/Ratios

      The net effect of the activity in stockholders' equity resulted in an increase of $3,089,000 in total stockholders' equity to $19,664,000, at December 31, 2002, from $16,575,000, at December 31, 2001. Stockholders' equity increased in 2002 as a result of net income in the amount of $2,403,000 and an increase of $1,082,000 in unrealized holding gains on securities available for sale, net of taxes, as required by FAS 115, offset by the payment of a cash dividend for $396,000. At December 31, 2002, the bank had $849,000 in net unrealized gains on available for sale securities, as compared with $233,000 in net unrealized losses at December 31, 2001. Should interest rates begin to increase in the future, stock- holders' equity could decrease due to unrealized losses on available for sale securities. On the other hand, should interest rates decline in the future, stockholders' equity could increase as a result of unrealized gains on securities available for sale. FAS 115 requires banks to report securities classified as "available for sale" at fair value, with unrealized gains or losses, net of deferred income taxes, reported as a separate component of stockholders' equity. The FAS 115 adjustment is not included in the bank's calculation of regulatory capital ratios.

      Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the bank's regulatory agency. On May 23, 2002, the Board of Directors authorized and declared the second annual cash dividend in the amount of $0.06 per share, payable on July 31, 2002 to all shareholders of record on June 30, 2002. The total cash dividend paid, which decreased retained earnings, was $396,000. This compares with the payment of a cash dividend of $0.05 per share that was paid on July 31, 2001 to all shareholders of record on June 30, 2001. The total cash dividend paid in 2001 was $328,000.

      In June 2002, the bank implemented a Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan, which is available to all shareholders, permits participants in the Plan to automatically reinvest cash dividends on all of their shares and to make quarterly voluntary cash contributions for a minimum of $50 and a maximum of $5,000 each calendar quarter. Participation in the Plan is entirely voluntary so that shareholders may join the Plan or terminate their participation in the Plan at any time. Under the terms of the Plan, the bank intends to direct that the plan administrator purchase shares of the bank's common stock in the open market or in negotiated transactions, with the bank reserving the right to issue the remaining shares. The bank has reserved 250,000 shares of its common stock with a par value of $0.625 for issuance under the Plan. The Plan was effective for the July 31, 2002 dividend payment date. In 2002, all cash dividend reinvested shares were purchased in the open market.

      The bank places a significant emphasis on maintaining a strong capital base. The goals for capital planning are to build a strong capital base to allow for future growth, to support risks inherent in the banking industry, to retain earnings to meet regulatory requirements and to provide an adequate return to shareholders.

      Current capital guidelines issued by federal regulatory authorities require the bank to meet minimum risk-based capital ratios in an effort to make regulatory capital more responsive to the risk exposure related to a bank's on and off-balance sheet items.

      Risk-based capital provides the basis for which all banks are evaluated in terms of capital adequacy. Risk-based capital guidelines redefine the components of capital, categorize assets into risk classes and include certain off-balance sheet items in the calculation of capital requirements. The components of risk-based capital are segregated as Tier I and Tier II capital. Tier I capital is composed of total stockholders' equity reduced by goodwill and other intangible assets. Tier II capital is comprised of the allowance for loan losses and any qualifying debt obligations. Risk-based capital standards require all banks to have Tier I capital of at least 4% and total capital (including Tier I capital) of at least 8% of risk-weighted assets.

      The bank is also subject to leverage capital requirements. This requirement compares capital (using the definition of Tier I capital) to average balance sheet assets and is intended to supplement the risk-based capital ratio in measuring capital adequacy. The guidelines set a minimum leverage ratio of 3% for institutions that are highly rated in terms of safety and soundness, and which are not experiencing or anticipating any significant growth. Other institutions are expected to maintain capital levels of at least 1% or 2% above the minimum. As of December 31, 2002, the bank has a Tier I leverage ratio of 7.1%.

      Table 13 provides a comparison of the bank's risk-based capital ratios and leverage ratios.

                                    TABLE 13
                                 CAPITAL RATIOS

                                                   December 31,     December 31,
(Dollars In Thousands)                                2002              2001
                                                   ------------     ------------

Tier I, common stockholders' equity                 $  18,815        $  16,808
Tier II, allowable portion of
          allowance for loan losses                     2,167            1,843
                                                    ---------        ---------

           Total capital                            $  20,982        $  18,651
                                                    =========        =========

Tier I risk-based capital ratio                          10.1%            10.0%

Total risk-based capital ratio                           11.3%            11.1%

Tier I leverage ratio                                     7.1%             7.3%

Note: Unrealized gains or losses on securities available for sale are excluded from regulatory capital components of risk-based capital and leverage ratios.

      At December 31, 2002 and 2001, the bank exceeded the minimum regulatory capital requirements to be considered a "well capitalized" financial institution under applicable federal regulations.

Effects of Inflation

      The majority of assets and liabilities of the bank are monetary in nature, and therefore, differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. The precise impact of inflation upon the bank is difficult to measure. Inflation may affect the borrowing needs of consumers, thereby impacting the growth rate of the bank's assets. Inflation may also affect the general level of interest rates, which can have a direct bearing on the bank.

      Management believes the most significant impact on the financial results has been the bank's ability to react to changes in interest rates in a timely manner. On an ongoing basis, the bank has managed its interest sensitive assets and liabilities to maximize the benefits and lessen the risks faced by the bank in a rising or falling interest rate environment.

Regulatory Activity

      From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the bank. Management cannot predict whether legislation will be adopted or, if adopted, how this legislation would affect the business of the bank. As a consequence of the extensive regulation of commercial banking activities in the United States, the bank's business is particularly susceptible to being affected by federal regulation and regulations that may increase the cost of doing business. Except as specifically described above, management believes that the effect of the provisions of the aforementioned legislation on the liquidity, capital resources, and the results of operations of the bank will be immaterial. Management is not aware of any other current specific recommendations by regulatory authorities or proposed legislation, which if adopted, would have a materially adverse effect upon the liquidity, capital resources, or results of operations, although the general cost of compliance with numerous and multiple federal and state laws and regulations does have, and in the future, may have a negative impact on the bank's results of operations.

      Further, the business of the bank is also affected by the state of the financial services industry in general. As a result of legal and industry changes, management predicts that the industry will continue to experience a certain amount of consolidations and mergers. Management believes that these consolidations and mergers may enhance its competitive position as a community bank.

Quantitative and Qualitative Disclosures About Market Risk

      In the normal course of conducting business activities, the bank is exposed to market risks, principally in the form of interest rate risk. Interest rate risk arises from market driven fluctuations in interest rates that may affect cash flows, income, expense and the values of financial instruments. The management of interest rate risk involves measuring and analyzing the maturity and repricing of interest sensitive assets and interest sensitive liabilities at specific points in time.

      The principal objective of the bank's asset/liability management activities is to provide consistently higher levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the funding needs of the bank. The bank uses an interest rate sensitivity model as the primary quantitative tool in measuring the amount of interest rate risk that is present. The traditional maturity "gap" analysis, which reflects the volume difference between interest rate sensitive assets and liabilities during a given time period, is reviewed monthly by management and the Asset/Liability Committee ("ALCO") of the Board. A positive gap occurs when the amount of interest sensitive assets exceeds interest sensitive liabilities. This position would contribute positively to net income in a rising rate environment. Conversely, if the balance sheet has more interest sensitive liabilities maturing/repricing than interest sensitive assets, the balance sheet is liability sensitive or negatively gapped. This position would contribute positively to net income in a falling rate environment. Management continues to monitor sensitivity in order to avoid overexposure to changing interest rates, while maintaining adequate capital and liquidity levels. Adjustments to the mix of assets and liabilities are made periodically in an effort to give the bank dependable and steady growth in net interest income regardless of the behavior of interest rates in general.

      Another method used by management to review its interest sensitivity position is through "simulation". In simulation, the bank projects the future net interest streams in light of the current gap position. Various interest rate scenarios are used to measure levels of interest income associated with potential changes in our operating environment. Management cannot measure levels of interest income associated with potential changes in the bank's operating environment. Nor can it predict the direction of interest rates or how the mix of assets and liabilities will change. The use of this information will help formulate strategies to minimize the unfavorable effect on net interest income caused by interest rate changes.

      A simple rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In the event of a change in interest rates, prepayments and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. Because of the uncertainties, the bank utilizes more than one measurement tool in assessing interest rate sensitivity and market risk.

      As of December 31, 2002, the bank was negatively gapped in matching its interest sensitive assets with its interest sensitive liabilities that are maturing/repricing within a year. However, the bank utilizes a method where it applies an Earnings Change Ratio to its interest sensitive assets and interest sensitive liabilities that are maturing/ repricing within a one-year timeframe. The Earnings Change Ratio estimates the change in rate of a rate sensitive instrument for every 100 basis point change in the prime rate. In applying this method, the bank was positively gapped in terms of its "One Year Income Statement" gap position as of December 31, 2002, in comparison with its "One Year Income Statement" negative gap position as of December 31, 2001. In consideration of the decline in interest rates, it was beneficial for the bank to be in a negatively gapped position in the earlier part of 2002 because there were more interest rate sensitive liabilities that were either maturing or whose interest rates repriced downward in a quicker manner than the maturity/repricing of the interest rate sensitive assets. This positively impacted the bank's bottom line by improving the net interest spread since it was expected that interest expense would decrease faster than interest income. During the later part of 2002, the bank slowly started to position its balance sheet to become positively gapped, using the assumption that interest rates are close to, or at their lowest levels, and will begin to rise sometime in 2003. In a rising rate environment, it would be beneficial for the bank to be positively gapped since there will be more interest sensitive assets either maturing/repricing upward than the maturity/repricing of rate sensitive liabilities.

      The bank's overall sensitivity to interest rate risk is low due to its non-complex balance sheet. It attempts to manage its balance sheet in a manner that stabilizes net interest income and economic value under a broad range of interest rate environments. The bank has the ability to expedite several strategies to manage interest rate risk, which include but are not limited to selling newly originated residential mortgages, controlling the volume mix of fixed/ variable rate commercial loans and securities, increasing/decreasing deposits via interest rate changes, borrowing from the Federal Home Loan Bank of Pittsburgh, and buying/selling security investments. Adjustments to the mix of assets and liabilities are implemented in an effort to give the bank dependable and steady growth in net interest income, while at the same time, managing the related risks.

      Table 14 presents the "One Year" gap position for the bank at December 31, 2002, by applying an Earnings Change Ratio ("ECR") applicable to each interest sensitive asset and liability. This schedule summarizes how many dollars of variable rate assets will change and how many fixed rate assets and liabilities will pay down within a twelve-month period of time.

                                    TABLE 14
                          INTEREST RATE SENSITIVITY GAP

                                     Maturity/Repricing Intervals
                                     ----------------------------                            Income         One Year
(Dollars In Thousands)                                    2 - 12           Earnings          Change        Statement
                                       One Month          Months            Total             Ratio           Gap
--------------------------------------------------------------------------------------------------------------------
Interest Sensitive Assets:
   Federal funds sold                    $8,076               --            $8,076           100.00%        $8,076
   Interest-bearing deposits
      with banks                            495               --               495            88.00%           436
   Time deposits with banks                  --              200               200            88.00%           176
   Securities (1)
      Fixed rate                            235            1,411             1,646            76.00%         1,251
      Variable rate                      16,216            3,848            20,064            90.00%        18,058
   Loans (2)
      Fixed rate                          2,205            3,610             5,815           100.00%         5,815
      Variable rate                      46,437            7,501            53,938           100.00%        53,938
   Mortgages held for sale                3,363               --             3,363           100.00%         3,363
                                       -------------------------------------------                         -------
           Total                         77,027           16,570            93,597                          91,113
                                       -------------------------------------------                         -------

Interest Sensitive Liabilities:
   Interest-bearing demand
      deposits                           21,170               --            21,170             0.00%             0
   NOW accounts                           9,918               --             9,918             0.00%             0
   Money market accounts                 52,337               --            52,337            30.00%        15,701
   Savings deposits                      34,123               --            34,123            30.00%        10,237
   Club accounts                             --               99                99             0.00%             0
   Time deposits                          7,899           54,621            62,520            75.00%        46,890
   Federal funds purchased and
      repurchase agreements               7,829               --             7,829           100.00%         7,829
                                       -------------------------------------------                         -------
           Total                        133,276           54,720           187,996                          80,657
                                       -------------------------------------------                         -------

Gap                                    ($56,249)        ($38,150)         ($94,399)                        $10,456
                                       -------------------------------------------                         -------

Cumulative Gap                         ($56,249)        ($94,399)
                                       -------------------------

Cumulative Gap /
   Total Earning Assets                  (22.48%)         (37.73%)                                            4.18%
                                       --------------------------                                          -------

Total Earning Assets                   $250,212
                                       --------

Note: Table 14 does not incorporate cash flow generated from principal prepayments from the securities and loan portfolios, which then may be reinvested in other interest-earning assets having a more positive impact of lowering the negative gap.

(1) Held to maturity and available for sale securities are being shown as one total. Available for sale securities are shown at fair market value and held to maturity securities are shown at amortized cost.

(2)   Excludes non-accrual loans.

                                 EAST PENN BANK

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 2002

EAST PENN BANK
================================================================================

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
East Penn Bank
Emmaus, Pennsylvania

      We have audited the accompanying consolidated balance sheets of East Penn Bank and its subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of East Penn Bank and its subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


                                        /s/ Beard Miller Company LLP

Allentown, Pennsylvania
January 31, 2003

EAST PENN BANK
================================================================================
CONSOLIDATED BALANCE SHEETS

                                                                ASSETS

                                                                                                       December 31,
                                                                                                   2002            2001
                                                                                                 ---------      ---------
                                                                                            (In Thousands, Except Share Data)
    Cash and due from banks                                                                      $   7,034      $   8,376
    Interest bearing deposits                                                                          495          1,260
    Federal funds sold                                                                               8,076          5,318
                                                                                                 ---------      ---------

        Cash and Cash Equivalents                                                                   15,605         14,954

    Interest bearing time deposits                                                                     200             --
    Securities available for sale                                                                   62,421         48,773
    Securities held to maturity, fair value 2002 $1,870; 2001 $1,836                                 1,808          1,861
    Mortgage loans held for sale                                                                     3,363          2,349
    Loans receivable, net of allowance for loan losses 2002 $2,167; 2001 $1,843                    174,820        151,922
    Bank premises and equipment, net                                                                 6,033          5,520
    Investment in life insurance                                                                     5,163          4,886
    Accrued interest receivable and other assets                                                     2,664          3,064
                                                                                                 ---------      ---------

        Total Assets                                                                             $ 272,077      $ 233,329
                                                                                                 =========      =========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

    Deposits:
       Non-interest bearing                                                                      $  32,607      $  26,700
       Interest-bearing                                                                            211,033        179,936
                                                                                                 ---------      ---------

        Total Deposits                                                                             243,640        206,636

    Securities sold under agreements to repurchase                                                   7,829          9,063
    Accrued interest payable and other liabilities                                                     944          1,055
                                                                                                 ---------      ---------

        Total Liabilities                                                                          252,413        216,754
                                                                                                 ---------      ---------

STOCKHOLDERS' EQUITY

    Preferred stock, par value $0.625 per share; authorized shares 16,000,000; none issued              --             --
    Common stock, par value $0.625 per share; authorized 40,000,000 shares; issued 7,746,758
       shares; outstanding 6,602,552 shares                                                          4,842          4,842
    Surplus                                                                                         12,402         12,402
    Retained earnings                                                                                5,497          3,490
    Accumulated other comprehensive income (loss)                                                      849           (233)
    Treasury stock, at cost 1,144,206 shares                                                        (3,926)        (3,926)
                                                                                                 ---------      ---------

        Total Stockholders' Equity                                                                  19,664         16,575
                                                                                                 ---------      ---------

        Total Liabilities and Stockholders' Equity                                               $ 272,077      $ 233,329
                                                                                                 =========      =========

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
CONSOLIDATED STATEMENTS OF INCOME

                                                                                 Years Ended December 31,
                                                                         -------------------------------------
                                                                            2002          2001         2000
                                                                          -------       -------       -------
                                                                         (In Thousands, Except per Share Data)
INTEREST INCOME
    Loans receivable, including fees                                      $11,581       $11,806       $11,441
    Securities:
       Taxable                                                              2,429         2,384         2,464
       Tax exempt                                                             560           606           612
    Other                                                                      82           167           222
                                                                          -------       -------       -------

        Total Interest Income                                              14,652        14,963        14,739
                                                                          -------       -------       -------

INTEREST EXPENSE
    Deposits                                                                5,265         6,857         7,002
    Federal funds purchased and securities sold under agreements to
       repurchase                                                             113           332           293
    Other borrowed funds                                                       --            64           481
                                                                          -------       -------       -------

        Total Interest Expense                                              5,378         7,253         7,776
                                                                          -------       -------       -------

        Net Interest Income                                                 9,274         7,710         6,963

PROVISION FOR LOAN LOSSES                                                     367           367           480
                                                                          -------       -------       -------

        Net Interest Income after Provision for Loan Losses                 8,907         7,343         6,483
                                                                          -------       -------       -------

OTHER INCOME
    Customer service fees                                                     865           614           489
    Mortgage banking activities                                               364           250            54
    Net realized gains on sales of securities available for sale               --            39            --
    Income from investment in life insurance                                  277           248           138
    Other                                                                     163           190           181
                                                                          -------       -------       -------

        Total Other Income                                                  1,669         1,341           862
                                                                          -------       -------       -------

OTHER EXPENSES
    Salaries and employee benefits                                          4,067         3,754         3,239
    Occupancy                                                                 582           559           531
    Equipment                                                                 716           788           850
    Other                                                                   2,049         1,715         1,673
                                                                          -------       -------       -------

        Total Other Expenses                                                7,414         6,816         6,293
                                                                          -------       -------       -------

        Income before Income Taxes                                          3,162         1,868         1,052

INCOME TAX EXPENSE                                                            759           295            78
                                                                          -------       -------       -------

        Net Income                                                        $ 2,403       $ 1,573       $   974
                                                                          =======       =======       =======

EARNINGS PER SHARE
    Basic                                                                 $  0.36       $  0.24       $  0.15
                                                                          =======       =======       =======

    Diluted                                                               $  0.36       $  0.24       $  0.15
                                                                          =======       =======       =======

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2002, 2001 and 2000

                                                                                              Accumulated
                                                                                                 Other
                                                            Common               Retained    Comprehensive   Treasury
                                                             Stock     Surplus   Earnings    Income (Loss)     Stock       Total
                                                           --------   --------   --------    -------------   --------    --------
                                                                              (In Thousands. Except Share Data)

BALANCE - DECEMBER 31, 1999                                $  4,775   $ 12,176   $  1,271      $ (1,342)     $ (3,926)   $ 12,954
                                                                                                                         --------
   Comprehensive income:
       Net income                                                --         --        974            --            --         974
       Change in unrealized gains (losses) on securities
           available for sale                                    --         --         --           787            --         787
                                                                                                                         --------

           Total Comprehensive Income                                                                                       1,761
                                                           --------   --------   --------      --------      --------    --------

BALANCE - DECEMBER 31, 2000                                   4,775     12,176      2,245          (555)       (3,926)     14,715
                                                                                                                         --------

   Comprehensive income:
       Net income                                                --         --      1,573            --            --       1,573
       Change in unrealized gains (losses) on securities
           available for sale                                    --         --         --           322            --         322
                                                                                                                         --------

           Total Comprehensive Income                                                                                       1,895
                                                                                                                         --------

   Exercise of 107,532 stock warrants                            67         63         --            --            --         130
   Income tax benefit of stock warrants exercised                --        163         --            --            --         163
   Cash dividend of $0.05 per share                              --         --       (328)           --            --        (328)
                                                           --------   --------   --------      --------      --------    --------

BALANCE - DECEMBER 31, 2001                                   4,842     12,402      3,490          (233)       (3,926)     16,575
                                                                                                                         --------

   Comprehensive income:
       Net income                                                --         --      2,403            --            --       2,403
       Change in unrealized gains (losses) on securities
           available for sale                                    --         --         --         1,082            --       1,082
                                                                                                                         --------

   Total Comprehensive Income                                                                                               3,485
                                                                                                                         --------

   Cash dividend of $0.06 per share                              --         --       (396)           --            --        (396)
                                                           --------   --------   --------      --------      --------    --------

BALANCE - DECEMBER 31, 2002                                $  4,842   $ 12,402   $  5,497      $    849      $ (3,926)   $ 19,664
                                                           ========   ========   ========      ========      ========    ========

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Years Ended December 31,
                                                                                  --------------------------------------
                                                                                    2002           2001           2000
                                                                                  --------       --------       --------
                                                                                              (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                    $  2,403       $  1,573       $    974
    Adjustments to reconcile net income to net cash provided by operating activities:
           Provision for loan losses                                                   367            367            480
           Provision for depreciation and amortization                                 391            262            236
           Net realized gains on sales of securities                                    --            (39)            --
           Net realized gain on sale of assets                                          --             (3)           (31)
           Net amortization (accretion) of securities premiums and
                discounts                                                               18              8            (53)
           Deferred income taxes                                                        97           (172)            (9)
           Proceeds from sale of mortgage loans                                     31,778         26,892          8,485
           Net gain on sale of loans                                                  (364)          (250)           (54)
           Loans originated for sale                                               (32,428)       (28,078)        (9,344)
           Earnings on investment in life insurance                                   (277)          (248)          (138)
           Decrease in accrued interest receivable and other assets                     84            599            136
           Increase (decrease) in accrued interest payable and other
                liabilities                                                           (111)          (262)           562
                                                                                  --------       --------       --------

           Net Cash Provided by Operating Activities                                 1,958            649          1,244
                                                                                  --------       --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
    (Increase) decrease in interest bearing time deposits                             (200)           618           (306)
    Purchases of available for sale securities                                     (31,564)       (15,035)        (6,407)
    Proceeds from maturities of and principal repayments on available for
       sale securities                                                              19,540         11,525          3,002
    Proceeds from sales of available for sale securities                                --          1,807             --
    Proceeds from maturities of and principal repayments on held to maturity
       securities                                                                       49            765            124
    Net increase in loans                                                          (23,602)        (6,694)       (21,149)
    Purchases of bank premises and equipment                                          (904)          (381)          (257)
    Proceeds from sale of assets                                                        --              3             66
    Purchase of investment in life insurance                                            --         (1,500)        (3,000)
                                                                                  --------       --------       --------

           Net Cash Used in Investing Activities                                   (36,681)        (8,892)       (27,927)
                                                                                  --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposits                                                        37,004         12,521         24,072
    Net increase (decrease) in securities sold under agreements to
       repurchase                                                                   (1,234)         1,890          6,610
    Decrease in other borrowed funds                                                    --         (3,000)        (2,000)
    Proceeds from exercise of stock warrants                                            --            130             --
    Dividends paid                                                                    (396)          (328)            --
                                                                                  --------       --------       --------

           Net Cash Provided by Financing Activities                                35,374         11,213         28,682
                                                                                  --------       --------       --------

           Net Increase in Cash and Cash Equivalents                                   651          2,970          1,999

CASH AND CASH EQUIVALENTS - BEGINNING                                               14,954         11,984          9,985
                                                                                  --------       --------       --------

CASH AND CASH EQUIVALENTS - ENDING                                                $ 15,605       $ 14,954       $ 11,984
                                                                                  ========       ========       ========

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                 Years Ended December 31,
                                                              ------------------------------
                                                               2002        2001        2000
                                                              ------      ------      ------
                                                                      (In Thousands)
SUPPLEMENTARY CASH FLOW INFORMATION
    Interest paid                                             $5,800      $7,419      $7,256
                                                              ======      ======      ======

    Federal income taxes paid                                 $  566      $  156      $   --
                                                              ======      ======      ======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
    ACTIVITIES
    Other real estate acquired in settlement of loans         $  337      $   22      $   --
                                                              ======      ======      ======

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

The Bank operates under a state bank charter and provides full banking services. The Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Reserve Bank. The area served by the Bank is principally Lehigh County, Pennsylvania.

In November 2002, the Board of Directors approved the formation of a bank holding company to be named East Penn Financial Corporation. The formation is expected to occur in 2003 and is subject to regulatory and stockholder approval. After the holding company is formed, East Penn Bank will merge and reorganize as a wholly-owned subsidiary of the holding company. Stockholders of East Penn Bank will be stockholders of East Penn Financial Corporation.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

      The consolidated financial statements include the accounts of East Penn Bank and its subsidiary. Since the subsidiary currently engages in minimal activities, the accompanying consolidated financial statements represent primarily the activities of the Bank. All intercompany accounts and transactions have been eliminated.

Estimates and Assumptions

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of Cash Flows

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest bearing demand deposits and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Securities

      Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income (loss), net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Equity securities are principally comprised of stock in the Federal Reserve Bank and the Federal Home Loan Bank. Federal law requires a member institution of the Federal Reserve Bank and the Federal Home Loan Bank to hold stock according to a predetermined formula. The stock is recorded at cost.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Securities (Continued)

      Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

      Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Mortgage Loans Held for Sale

      Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans Receivable

      Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

      The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

      The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

      The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (Continued)

      A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial, construction and tax exempt loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

      Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer, residential and home equity loans for impairment disclosures.

Bank Premises and Equipment

      Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets.

Foreclosed Assets

      Foreclosed assets are comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place. Foreclosed assets initially are recorded at fair value, net of estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value minus estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses. Foreclosed assets are included in other assets on the balance sheets.

Advertising Costs

      The Bank follows the policy of charging the costs of advertising to expense as incurred.

Income Taxes

      Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. East Penn Bank and its subsidiary file a consolidated federal income tax return.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Off-Balance Sheet Financial Instruments

      In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheets when they are funded.

Earnings per Common Share

      Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method.

Segment Reporting

      The Bank acts as an independent community financial services provider, and offers traditional banking and related financial services to individual, business and government customers. Through its branch and automated teller machine network, the Bank offers a full array of commercial and retail financial services, including the taking of time, savings and demand deposits; the making of commercial, consumer and mortgage loans; and the providing of other financial services.

      Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial and retail operations of the Bank. As such, discrete financial information is not available and segment reporting would not be meaningful.

Reclassification

      Certain amounts in the 2001 and 2000 financial statements have been reclassified to conform with the 2002 presentation format. These reclassifications had no effect on net income.

New Accounting Standards

      In June of 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Asset Retirement Obligations," which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement cost. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement will become effective for the Bank on January 1, 2003 but is not expected to have a significant impact on the financial condition or results of operations.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (Continued)

      In July 2002, the Financial Accounting Standards Board issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which nullifies EITF Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement delays recognition of these costs until liabilities are incurred, rather than at the date of commitment to the plan, and requires fair value measurement. It does not impact the recognition of liabilities incurred in connection with a business combination or the disposal of long-lived assets. The provisions of this Statement are effective for exit or disposal activities initiated after December 31, 2002 and are not expected to have a significant impact on the Bank's financial condition or results of operations.

NOTE 3 - SECURITIES

      The amortized cost and approximate fair value of securities as of December 31, 2002 and 2001 are summarized as follows:

                                                                  Gross         Gross
                                                  Amortized    Unrealized     Unrealized        Fair
                                                    Cost          Gains         Losses          Value
                                                  ---------    ----------     ----------      --------
                                                                     (In Thousands)
AVAILABLE FOR SALE SECURITIES:
   DECEMBER 31, 2002:
        U.S. Government agencies and
             corporations                         $  4,294      $     49       $     (8)      $  4,335
        States and political subdivisions           17,430           815             (8)        18,237
        Mortgage-backed and asset-backed
             securities                             23,175           526            (38)        23,663
        Mortgage securities portfolio mutual
             fund                                    9,000             1             --          9,001
        Other                                        6,254           109           (160)         6,203
        Equity securities                              982            --             --            982
                                                  --------      --------       --------       --------

                                                  $ 61,135      $  1,500       $   (214)      $ 62,421
                                                  ========      ========       ========       ========

   DECEMBER 31, 2001:
        U.S. Government agencies and
             corporations                         $  5,047      $     60       $   (107)      $  5,000
        States and political subdivisions           17,873           223           (123)        17,973
        Mortgage-backed and asset-backed
             securities                             16,035            33           (122)        15,946
        Mortgage securities portfolio mutual
             fund                                    5,000            --             --          5,000
        Other                                        3,697            37           (353)         3,381
        Equity securities                            1,473            --             --          1,473
                                                  --------      --------       --------       --------

                                                  $ 49,125      $    353       $   (705)      $ 48,773
                                                  ========      ========       ========       ========

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SECURITIES (CONTINUED)

                                                                Gross        Gross
                                                 Amortized   Unrealized    Unrealized       Fair
                                                   Cost         Gains        Losses         Value
                                                 ---------   ----------    ----------      -------
                                                                  (In Thousands)
HELD TO MATURITY SECURITIES:
      DECEMBER 31, 2002:
           States and political subdivisions      $   996      $    64       $    --       $ 1,060
           Mortgage-backed and asset-backed
                securities                            812            1            (3)          810
                                                  -------      -------       -------       -------

                                                  $ 1,808      $    65       $    (3)      $ 1,870
                                                  =======      =======       =======       =======

      DECEMBER 31, 2001:
           States and political subdivisions      $   996      $    --       $   (32)      $   964
           Mortgage-backed and asset-backed
                securities                            865            7            --           872
                                                  -------      -------       -------       -------

                                                  $ 1,861      $     7       $   (32)      $ 1,836
                                                  =======      =======       =======       =======

The amortized cost and fair value of securities as of December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.

                                               Available for Sale          Held to Maturity
                                              ---------------------     ---------------------
                                              Amortized      Fair       Amortized      Fair
                                                 Cost        Value         Cost        Value
                                              ---------     -------     ---------     -------
                                                               (In Thousands)
Due in one year or less                        $ 1,635      $ 1,658      $    --      $    --
Due after one year through five years            2,810        2,840           --           --
Due after five years through ten years           4,108        4,367           --           --
Due after ten years                             19,425       19,910          996        1,060
                                               -------      -------      -------      -------

                                                27,978       28,775          996        1,060

Mortgage-backed and asset-backed
      securities                                23,175       23,663          812          810
Mortgage securities portfolio mutual fund        9,000        9,001           --           --
Equity securities                                  982          982           --           --
                                               -------      -------      -------      -------

                                               $61,135      $62,421      $ 1,808      $ 1,870
                                               =======      =======      =======      =======

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SECURITIES (CONTINUED)

There were no sales of securities in 2002. Gross realized gains and gross realized losses on sales of securities were $84,000 and $45,000, respectively, in 2001. There were no sales of securities in 2000.

Securities with a carrying value of $18,115,000 and $21,512,000 at December 31, 2002 and 2001, respectively, were pledged as collateral to secure securities sold under agreements to repurchase and public deposits.

NOTE 4 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

The components of loans receivable at December 31, 2002 and 2001 is as follows:

                                                                2002             2001
                                                              ---------       ---------
                                                                    (In Thousands)
            Commercial                                        $  44,622       $  37,884
            Commercial real estate                               56,556          43,921
            Residential real estate                              29,014          36,295
            Real estate, construction                             7,305           4,086
            Tax exempt                                            3,598           3,224
            Home equity                                          31,139          23,676
            Other consumer                                        4,753           4,730
                                                              ---------       ---------

                                                                176,987         153,816
            Allowance for loan losses                            (2,167)         (1,843)
            Unearned net loan origination fees and costs             --             (51)
                                                              ---------       ---------

                                                              $ 174,820       $ 151,922
                                                              =========       =========

The following table presents changes in the allowance for loan losses for the years ended December 31:

                                                  Years Ended December 31,
                                               -------------------------------
                                                 2002        2001        2000
                                               -------     -------     -------
                                                        (In Thousands)

            Balance, beginning                 $ 1,843     $ 1,544     $ 1,327
                  Provision for loan losses        367         367         480
                  Loans charged off                (49)       (126)       (266)
                  Recoveries                         6          58           3
                                               -------     -------     -------

            Balance, ending                    $ 2,167     $ 1,843     $ 1,544
                                               =======     =======     =======

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The recorded investment in impaired loans, not requiring an allowance for loan losses, was $652,000 and $122,000 at December 31, 2002 and 2001, respectively. The recorded investment in impaired loans requiring an allowance for loan losses was $-0- at both December 31, 2002 and 2001. For the years ended December 31, 2002, 2001 and 2000, the average recorded investment of impaired loans was $549,000, $414,000 and $996,000, respectively. The Bank recognizes income on impaired loans under the cash basis when the collateral on the loan is sufficient to cover the outstanding obligation to the Bank. No interest income was recognized for the time that the loans were impaired during 2002, 2001 and 2000.

Loans on which the accrual of interest has been discontinued amounted to approximately $689,000 and $400,000 at December 31, 2002 and 2001, respectively. Loan balances past due 90 days or more and still accruing interest, but which management expects will eventually be paid in full, amounted to $207,000 and $577,000 at December 31, 2002 and 2001, respectively.

NOTE 5 - BANK PREMISES AND EQUIPMENT

The components of bank premises and equipment at December 31, 2002 and 2001 are as follows:

                                                     2002        2001
                                                   -------     -------
                                                      (In Thousands)

            Land                                   $ 1,267     $ 1,267
            Land improvements                          193         193
            Buildings and building improvements      4,416       4,409
            Furniture, fixtures and equipment        1,526         906
            Computer equipment and software            456         179
                                                   -------     -------

                                                     7,858       6,954

            Accumulated depreciation                (1,825)     (1,434)
                                                   -------     -------

                                                   $ 6,033     $ 5,520
                                                   =======     =======

Depreciation expense was $391,000, $262,000 and $236,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DEPOSITS

The components of deposits at December 31, 2002 and 2001 were as follows:

                                                  2002        2001
                                                --------    --------
                                                   (In Thousands)

            Demand, non-interest bearing        $ 32,607    $ 26,700
            Demand, interest bearing              83,425      61,411
            Savings                               34,222      28,364
            Time, $100,000 and over               10,990      10,063
            Time, other                           82,396      80,098
                                                --------    --------

                                                $243,640    $206,636
                                                ========    ========

At December 31, 2002, the scheduled maturities of time deposits are as follows (in thousands):

            2003                                             $62,520
            2004                                              19,922
            2005                                               2,661
            2006                                               1,487
            2007                                               6,474
            Thereafter                                           322
                                                             -------

                                                             $93,386
                                                             =======

NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase generally mature within a few days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. Securities sold under these agreements are retained under the Bank's control at its safekeeping agent. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. Information concerning securities sold under agreements to repurchase for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

                                                                  2002        2001        2000
                                                                -------     -------     -------
                                                                     (Dollars in Thousands)
            Balance outstanding at December 31                  $ 7,829     $ 9,063     $ 7,173
            Weighted average interest rate at the end of the
                  year                                              0.6%        1.4%        5.8%
            Average daily balance during the year               $ 9,590     $ 9,245     $ 4,434
            Weighted average interest rate during the year          1.2%        3.5%        6.1%
            Maximum month-end balance during the year           $10,869     $10,654     $ 8,205

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - BORROWING CAPACITY

The Bank has maximum borrowing capacity with the Federal Home Loan Bank of approximately $94,161,000. There were no borrowings from the Federal Home Loan Bank at December 31, 2002 and 2001. Advances from the Federal Home Loan Bank are secured by qualifying assets of the Bank. In addition, the Bank has a $4,000,000 line of credit with another financial institution to be used for the purchase of federal funds. At December 31, 2002, there were no borrowings under this line of credit.

NOTE 9 - LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Bank leases certain furniture and equipment under operating lease agreements expiring in various years through 2005. The Bank also leases land for a branch location with fixed annual lease payments for the first five years and escalation provisions for the remaining fifteen years, expiring in 2018. The lease contains renewal options for a period up to an additional ten years. In addition, the Bank also leases the premises for two other branch locations and for administrative office space under operating lease agreements, expiring in 2003 and 2004. One of the branch leases contains three additional five-year options.

Future minimum lease payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 2002 (in thousands):

            2003                                              $  214
            2004                                                 163
            2005                                                  86
            2006                                                  58
            2007                                                  61
            Thereafter                                           642
                                                              ------

                                                              $1,224
                                                              ======

The total rental expense included in the statements of income for the years ended December 31, 2002, 2001 and 2000 is $445,000, $666,000 and $758,000,
respectively.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                                                  Years Ended December 31,
                                                                 --------------------------
                                                                  2002      2001      2000
                                                                 ------    ------    ------
                                                                       (In Thousands)
            Unrealized holding gains on available for sale
                  securities                                     $1,638    $  528    $1,193
            Reclassification adjustment for gains included in
                  net income                                         --        39        --
                                                                 ------    ------    ------

                    Net Unrealized Gains                          1,638       489     1,193

            Tax effect                                              556       167       406
                                                                 ------    ------    ------

                    Net of Tax Amount                            $1,082    $  322    $  787
                                                                 ======    ======    ======

NOTE 11 - STOCKHOLDERS' EQUITY

On March 16, 2000, the stockholders of the Bank approved an amendment to the Articles of Incorporation to increase the number of authorized shares of the Bank's common stock from twenty million shares to forty million shares, increase the number of authorized shares of the Bank's preferred stock from eight million shares to sixteen million shares and to change the par value of the Bank's common stock and preferred stock from $1.25 per share to $0.625 per share and thereby cause a two-for-one split of the Bank's common stock. The effect of this amendment and stock split has been reflected in the par value amounts and share amounts disclosed on the consolidated balance sheets. All references to the number of common shares and per share amounts elsewhere in the consolidated financial statements and related footnotes have been restated as appropriate to reflect the effect of the split for all periods presented.

In June 2002, the Bank implemented a Dividend Reinvestment and Stock Purchase Plan. The Plan, which is available to all shareholders, permits participants in the Plan to automatically reinvest cash dividends on all of their shares and to make quarterly voluntary cash contributions for a minimum of $50 and a maximum of $5,000 each calendar quarter. Participation in the Plan is entirely voluntary so that shareholders may join the Plan or terminate their participation in the Plan at any time. Under the terms of the Plan, the Bank intends to direct that the Plan Administrator purchase shares of the Bank's common stock in the open market or in negotiated transactions with the Bank reserving the right to issue such remaining shares. The Bank has offered 250,000 shares of its common stock with a par value of $0.625 for issuance pursuant to the Plan. The Plan was effective for the July 31, 2002 dividend payment date. In 2002, all dividend reinvestment shares were purchased in the open market.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

The Bank had stock purchase warrants outstanding to stockholder organizers and initial substantial investors which were non-assignable and expired in 2001. There were 107,532 warrants outstanding at December 31, 2000 at an exercise price of $1.21 which was the market price on the date the warrants were granted. All of these warrants were exercised in 2001. There were no warrants exercised in 2000 and there were no warrants issued in 2002, 2001 and 2000.

The Bank has two stock option plans, the 1999 Independent Directors Stock Option Plan for the benefit of nonemployee directors and the 1999 Stock Incentive Plan for the benefit of officers and key employees. The Bank has reserved 120,000 shares for the Directors Plan and 280,000 shares for the Incentive Plan. Awards under the Incentive Plan may be in the form of stock options, stock appreciation rights or restricted stock and are granted at the discretion of the Board of Directors. Under the Directors Plan, each non-employee director of the Bank is annually granted an option to purchase 1,000 shares of common stock. Stock options granted under the Plans have an exercise price equal to the fair market value of the common stock at the date of grant and are exercisable six months from the date of grant.

The following summarizes changes in stock options outstanding under both of the Plans for the years ended December 31, 2002, 2001 and 2000:

                                             2002                      2001                     2000
                                     --------------------      --------------------      --------------------
                                                 Weighted                  Weighted                  Weighted
                                                  Average                   Average                   Average
                                                 Exercise                  Exercise                  Exercise
                                     Options       Price       Options       Price       Options       Price
                                     -------     --------      -------     --------      -------     --------
Outstanding, beginning of year       74,100       $ 7.20       24,000       $10.50       12,000       $10.00
      Granted                        11,000       $ 5.50       50,100       $ 5.62       12,000       $11.00
                                     ------       ------       ------       ------       ------       ------

Outstanding, end of year             85,100       $ 6.98       74,100       $ 7.20       24,000       $10.50
                                     ======       ======       ======       ======       ======       ======

Exercisable, at end of year          85,100       $ 6.98
                                     ======       ======

Stock options outstanding at December 31, 2002 are exercisable at prices ranging from $5.00 to $11.00 a share. The weighted-average remaining contractual life of those options is approximately 8.2 years.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

The Bank accounts for the above stock option plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                                                                 2002            2001           2000
                                                               ---------      ---------      ---------
                                                                 (In Thousands, Except Per Share Data)
            Net income, as reported                            $   2,403      $   1,573      $     974
                  Total stock-based employee compensation
                       expense determined under fair value
                       based method for all awards, net of
                       related tax effects                           (14)          (141)           (62)
                                                               ---------      ---------      ---------

            Pro forma net income                               $   2,389      $   1,432      $     912
                                                               =========      =========      =========

            Basic earnings per share:
                  As reported                                  $    0.36      $    0.24      $    0.15
                  Pro forma                                    $    0.36      $    0.22      $    0.14

            Diluted earnings per share:
                  As reported                                  $    0.36      $    0.24      $    0.15
                  Pro forma                                    $    0.36      $    0.22      $    0.14

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2002, 2001 and 2000, respectively: risk-free interest rate of 4.9%, 4.8% and 6.6%, volatility of 0.26, 0.38 and 0.26, dividend yield of 1.09%,
0.8% and 0% and an expected life of 7.5 years. The weighted-average fair value of options granted was $1.98 per share in 2002, $2.82 per share in 2001 and $5.14 per share in 2000.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - EARNINGS PER SHARE

The following table sets forth the computations of basic and diluted earnings per share:

                                                                                  Years Ended December 31,
                                                                         ----------------------------------------
                                                                            2002           2001           2000
                                                                         ----------     ----------     ----------
Net income applicable to common stock                                    $2,403,000     $1,573,000     $  974,000
                                                                         ==========     ==========     ==========

Weighted-average common shares outstanding                                6,602,552      6,552,682      6,495,020
Effect of dilutive securities, stock options and warrants                       448         42,288         96,712
                                                                         ----------     ----------     ----------

Weighted average common shares outstanding used to calculate diluted
      earnings per share                                                  6,603,000      6,594,970      6,591,732
                                                                         ==========     ==========     ==========

NOTE 13 - EMPLOYEE BENEFIT PLANS

The Bank has a 401(k) deferred contribution salary deferral plan which covers substantially all full-time employees. The Plan provides for contributions by the Bank in such amounts as its Board of Directors shall determine. The amount charged to expense for the years ended December 31, 2002, 2001 and 2000 was $48,000, $49,000 and $45,000, respectively.

During 2001, the Bank implemented a Nonqualified Supplemental Executive Retirement Plan for its chief executive officer which provides a retirement benefit. The Plan is funded by life insurance. For the years ended December 31, 2002 and 2001, $43,000 and $38,000, respectively, was charged to expense in connection with the Plan.

NOTE 14 - OTHER OPERATING EXPENSES

Other operating expenses include the following significant items for the years ended December 31, 2002, 2001 and 2000:

                                                2002     2001     2000
                                                ----     ----     ----
                                                    (In Thousands)

            Advertising and sales promotion     $172     $110     $102
            Professional fees                    237      174      186
            Postage                              170      142      126
            Telephone                            174      151      174
            ATM fees                             244      210      180

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES

The components of income tax expense for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                    2002         2001          2000
                                   -----        -----         -----
                                            (In Thousands)

            Current                $ 662        $ 467         $  87
            Deferred                  97         (172)           (9)
                                   -----        -----         -----

                                   $ 759        $ 295         $  78
                                   =====        =====         =====

A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the statements of income for the years ended December 31, 2002, 2001 and 2000 is as follows:

                                                  2002                        2001                       2000
                                         ---------------------       --------------------       ---------------------
                                                         % of                       % of                       % of
                                                        Pretax                     Pretax                     Pretax
                                          Amount        Income        Amount       Income        Amount       Income
                                         -------       -------       -------      -------       -------       -------
                                                                    (Dollars in Thousands)
Federal income tax at statutory rate     $ 1,075            34%      $   635           34%      $   358            34%
Tax-exempt interest                         (226)           (7)         (199)         (11)         (177)          (17)
Income from life insurance                   (95)           (3)          (83)          (4)          (47)           (4)
Change in valuation allowance                 --            --           (61)          (3)          (60)           (6)
Other                                          5            --             3           --             4            --
                                         -------       -------       -------      -------       -------       -------

                                         $   759            24%      $   295           16%      $    78             7%
                                         =======       =======       =======      =======       =======       =======

The income tax provision includes $-0-, $13,000 and $-0- in 2002, 2001 and 2000, respectively, of income tax expense related to net realized securities gains.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES (CONTINUED)

Net deferred tax assets consisted of the following components as of December 31, 2002 and 2001:

                                                                           2002         2001
                                                                         -------      -------
                                                                            (In Thousands)
            Deferred tax assets:
                  Net operating loss carryforwards                       $    --      $    26
                  Allowance for loan losses                                  680          558
                  Deferred compensation                                       28           13
                  Unrealized losses on securities available for sale          --          119
                  Bank premises and equipment                                 --           20
                  AMT credit carryforward                                    210          392
                  Other                                                       10            7
                                                                         -------      -------

                                                                             928        1,135
                                                                         -------      -------

            Deferred tax liabilities:
                  Unrealized gains on securities available for sale         (437)          --
                  Bank premises and equipment                                 (9)          --
                                                                         -------      -------

                                                                            (446)          --
                                                                         -------      -------

                    Net Deferred Tax Assets                              $   482      $ 1,135
                                                                         =======      =======

NOTE 16 - TRANSACTIONS WITH OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, officers, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 2002 and 2001, these persons were indebted to the Bank for loans totaling $5,069,000 and $2,786,000, respectively. During 2002, $3,154,000 of new loans were made and repayments totaled $871,000.

NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

A summary of the Bank's financial instrument commitments at December 31, 2002 and 2001 is as follows:

                                                             2002        2001
                                                           -------     -------
                                                              (In Thousands)

            Commitments to grant loans                     $ 3,422     $ 8,467
            Unfunded commitments under lines of credit      38,852      27,796
            Outstanding letters of credit                    1,043         653
                                                           -------     -------

                                                           $43,317     $36,916
                                                           =======     =======

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments.

NOTE 18 - CONCENTRATION OF CREDIT RISK

The Bank grants commercial, residential and consumer loans to customers primarily located in Eastern Pennsylvania, principally Lehigh County. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.

NOTE 19 - REGULATORY MATTERS

The Bank is required to maintain cash reserve balances in vault cash and with the Federal Reserve Bank. As of December 31, 2002, the Bank had a $2,572,000 minimum reserve balance.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier l capital (as defined in the regulations) to risk-weighted assets and of Tier l capital to average assets. Management believes, as of December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                                  To be Well Capitalized
                                                                                                       under Prompt
                                                                  For Capital Adequacy              Corrective Action
                                          Actual                         Purposes                       Provisions
                                    ------------------          ------------------------          ---------------------
                                    Amount       Ratio          Amount             Ratio          Amount          Ratio
                                    ------       -----          ------             -----          ------          -----
                                                                 (Dollars in Thousands)
As of December 31, 2002:
      Total capital (to                                                                         $ greater        greater
           risk-weighted assets)                            $ greater than        greater        than or         than or
                                                              or equal to         than or        equal to        equal to
                                    $20,982      11.3%           14,921        equal to 8.0%      18,652           10.0%
      Tier 1 capital (to                                                                          greater        greater
           risk-weighted assets)                              greater than        greater        than or         than or
                                                              or equal to         than or        equal to        equal to
                                     18,815      10.1             7,461        equal to 4.0       11,191            6.0
      Tier 1 capital (to average                                                                  greater        greater
           assets)                                            greater than        greater        than or         than or
                                                              or equal to         than or        equal to        equal to
                                     18,815       7.1            10,631        equal to 4.0       13,288            5.0

As of December 31, 2001:
      Total capital (to                                                                         $ greater        greater
           risk-weighted assets)                            $ greater than       greater         than or         than or
                                                              or equal to         than or        equal to        equal to
                                    $18,651      11.1%           13,466        equal to 8.0%      16,833           10.0%
      Tier 1 capital (to                                                                          greater        greater
           risk-weighted assets)                              greater than        greater        than or         than or
                                                              or equal to         than or        equal to        equal to
                                     16,808      10.0             6,733        equal to 4.0       10,100            6.0
      Tier 1 capital (to average                                                                  greater        greater
           assets)                                            greater than        greater        than or         than or
                                                              or equal to         than or        equal to        equal to
                                     16,808       7.3             9,221        equal to 4.0       11,526            5.0

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings. Cash dividends must be approved by the Federal Reserve Bank if the total of all cash dividends declared by the Bank in any calendar year, including the proposed cash dividend, exceeds the total of the Bank's net profit for that year plus its retained net profits from the preceding two years. Under this formula, the Bank can declare dividends in 2003 of approximately $3,252,000 plus an additional amount equal to the Bank's net profit for 2003.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Bank's financial instruments, however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 2002 and 2001:

Cash and Cash Equivalents and Interest-Bearing Time Deposits

      The carrying amounts of cash, cash equivalents and interest bearing time deposits in other banks approximate their fair value.

Securities

      Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Mortgage Loans Held for Sale

      Fair values for mortgage loans held for sale are based on quoted market prices of similar loans sold.

Loans Receivable

      For variable-rate loans that reprice frequently and which entail no significant changes in credit risk, fair values are based on carrying values. The fair value of fixed rate loans are estimated using discounted cash flow analyses, at interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest Receivable

      The carrying amount of accrued interest receivable approximates fair value.

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Deposits and Securities Sold under Agreements to Repurchase

      Fair values for demand deposits, savings accounts and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar instruments with similar maturities. Securities sold under repurchase agreements and other borrowings are short-term obligations and the carrying value approximates the fair value.

Accrued Interest Payable

      The carrying amount of accrued interest payable approximates fair value.

Off-Balance Sheet Instruments

      Fair value of commitments to extend credit and letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms and present credit worthiness of the counterparties.

The estimated fair values of the Bank's financial instruments at December 31, 2002 and 2001 were as follows:

                                                                  2002                      2001
                                                         ---------------------     ---------------------
                                                         Carrying       Fair       Carrying       Fair
                                                          Amount        Value       Amount        Value
                                                         --------     --------     --------     --------
                                                                          (In Thousands)
Financial assets:
      Cash and cash equivalents                          $ 15,605     $ 15,605     $ 14,954     $ 14,954
      Interest bearing time deposits                          200          200           --           --
      Securities                                           64,229       64,291       50,634       50,609
      Mortgage loans held for sale                          3,363        3,363        2,349        2,349
      Loans receivable, net of allowance                  174,820      180,814      151,922      159,510
      Accrued interest receivable                           1,091        1,091        1,080        1,080

Financial liabilities:
      Deposits                                            243,640      244,722      206,636      208,543
      Securities sold under agreements to repurchase        7,829        7,829        9,063        9,063
      Accrued interest payable                                632          632        1,054        1,054

Off-balance sheet financial instruments:
      Commitments to extend credit                             --           --           --           --
      Outstanding letters of credit                            --           --           --           --

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

The following represents summarized quarterly financial data of the Bank which, in the opinion of management, reflects all adjustments necessary for a fair presentation (in thousands, except per share data):

                                                       Three Months Ended
                                       ----------------------------------------------------
2002                                   March 31      June 30    September 30    December 31
                                       --------      -------    ------------    -----------
Interest income                         $ 3,508      $ 3,636      $ 3,777         $ 3,731
Interest expense                          1,464        1,343        1,289           1,282
                                        -------      -------      -------         -------

        Net Interest Income               2,044        2,293        2,488           2,449

Provision for loan losses                   (87)         (87)         (92)           (101)
Other expenses, net of other income      (1,377)      (1,447)      (1,413)         (1,508)
                                        -------      -------      -------         -------

        Income before Income Taxes          580          759          983             840

Income tax expense                          118          183          251             207
                                        -------      -------      -------         -------

        Net Income                      $   462      $   576      $   732         $   633
                                        =======      =======      =======         =======

Earnings per common share:
      Basic                             $  0.07      $  0.09      $  0.11         $  0.09
                                        =======      =======      =======         =======

      Diluted                           $  0.07      $  0.09      $  0.11         $  0.09
                                        =======      =======      =======         =======

                                                       Three Months Ended
                                       ----------------------------------------------------
2001                                   March 31      June 30    September 30    December 31
                                       --------      -------    ------------    -----------
Interest income                         $ 3,826      $ 3,719      $ 3,736         $ 3,682
Interest expense                          2,046        1,821        1,732           1,654
                                        -------      -------      -------         -------

        Net Interest Income               1,780        1,898        2,004           2,028

Provision for loan losses                  (118)        (114)         (81)            (54)
Other expenses, net of other income      (1,386)      (1,349)      (1,348)         (1,392)
                                        -------      -------      -------         -------

        Income before Income Taxes          276          435          575             582

Income tax expense                           20           68          104             103
                                        -------      -------      -------         -------

        Net Income                      $   256      $   367      $   471         $   479
                                        =======      =======      =======         =======

Earnings per common share:
      Basic                             $  0.04      $  0.06      $  0.07         $  0.07
                                        =======      =======      =======         =======

      Diluted                           $  0.04      $  0.06      $  0.07         $  0.07
                                        =======      =======      =======         =======

--------------------------------------------------------------------------------

EAST PENN BANK
================================================================================

                                                                         ANNEX A

                             PLAN OF REORGANIZATION
                                     Between
                        EAST PENN FINANCIAL CORPORATION,
                                 EAST PENN BANK
                                       and
                             EAST PENN INTERIM BANK

      THIS AGREEMENT is made as of this 27th day of February 2003, among EAST PENN FINANCIAL CORPORATION, a Pennsylvania business corporation (the "Holding Company"), EAST PENN BANK, Emmaus, Pennsylvania, a Pennsylvania-chartered bank (the "Bank"), and EAST PENN INTERIM BANK (In Organization), a Pennsylvania-chartered banking institution and a subsidiary of the Holding Company (the "Interim Bank").

                                   WITNESSETH:

      WHEREAS, the Holding Company, Bank and Interim Bank desire to effect the formation of a bank holding company whereby Bank and Interim Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present shareholders of the Bank (except for those who perfect dissenters' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. MERGER.

      1.1. Agreement to Merge. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of Bank and Interim Bank (the "Merger") pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended, (the "Banking Code") in accordance with the Plan of Merger attached hereto as Exhibit A and made a part hereof (the "Plan of Merger").

      1.2. Holding Company Common Stock. The Holding Company shall make available to Bank and Interim Bank a sufficient number of shares of the Holding Company's Common Stock to effect the Merger pursuant to the Plan of Merger.

      SECTION 2. SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING BANK.

      2.1. Conversion of Shares. The manner of converting the shares of Common Stock of Bank into shares of Common Stock of the Holding Company and the shares of Common Stock of Interim Bank into shares of Common Stock of the surviving bank in the Merger shall be as set forth in Section 2 of the Plan of Merger.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY.

      The Holding Company represents, warrants and agrees as follows:

      3.1. Organization and Standing. The Holding Company is a corporation duly organized and validly existing under the Pennsylvania Business Corporation Law of 1988, as amended.

      3.2. Capitalization. The Holding Company is authorized to issue Forty Million (40,000,000) shares of Common Stock, with $0.625 par value, of which three (3) shares are issued and outstanding, and Sixteen Million (16,000,000) shares of Preferred Stock, without par value, of which no shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

      3.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or Bylaws.

      3.4. Absence of Liabilities. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BANK.

      Bank represents, warrants and agrees as follows:

      4.1. Organization and Standing. Bank is a state-chartered banking institution duly organized and validly existing under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

      4.2. Capitalization. Bank is authorized to issue Forty Million (40,000,000) shares of Common Stock, par value $0.625 per share, of which approximately 6,602,552 shares are issued and outstanding and Sixteen Million (16,000,000) shares of Preferred Stock, par value $0.625 per share, of which no shares are issued and outstanding. As of the date of this Agreement, Bank has issued 46,000 options under its Independent Directors Stock Option Plan and 39,100 under its Stock Incentive Plan. Each such option is exercisable for one share of Common Stock of Bank. Bank may issue up to 400,000 shares, subject to adjustment for dilution, in the aggregate of Common Stock under these stock option plans. Other than as disclosed in this Section 4.2, there are no other outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of Bank.

      4.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which Bank is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Incorporation or Bylaws.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF INTERIM BANK.

      Interim Bank represents, warrants and agrees as follows:

      5.1. Organization and Standing. Interim Bank is a state-chartered banking institution in the process of formation under the Banking Code.

      5.2. Capitalization. Upon formation, Interim Bank will be authorized to issue One Million (1,000,000) shares of Common Stock, par value $1.00 per share, of which 100,000 shares will be issued and outstanding and owned by the Holding Company and five organizers immediately prior to the Merger.

      5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of Interim Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which Interim Bank is a party or by which it is bound or any law, order, decree or any provision of its Articles of Incorporation or Bylaws.

      5.4. Absence of Liabilities. Prior to the effective time of the Merger, Interim Bank will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.

SECTION 6. COVENANTS OF THE HOLDING COMPANY.

      The Holding Company agrees that between the date hereof and the effective time of the Merger:

      6.1. Capitalization of the Interim Bank. The Holding Company shall purchase a total of 95,000 shares of Common Stock, par value $1.00 per share, of Interim Bank for $1.55 per share, and shall cause Interim Bank to do all things necessary to obtain a charter as a state banking institution pursuant to the Banking Code so as to permit the consummation of the Merger provided for in the Plan of Merger. The Holding Company shall also purchase the 5,000 shares of Common Stock of the Organizers of the Interim Bank upon consummation of the Merger for $1.55 per share.

      6.2. Approval of Merger. The Holding Company, as a shareholder of Interim Bank, shall approve this Agreement and the Plan of Merger in accordance with applicable law.

      6.3. Assumption of Stock Options and Stock Option Plans. The Holding Company shall assume the obligations of Bank under all stock options outstanding as of the date of this Agreement and shall purchase 85,100 shares of Common Stock of Bank, to the extent that such options remain unexercised on the effective date of this Agreement, as set forth in Section 2.4 of the Plan of Merger. The Holding Company shall also assume the obligations of Bank under Bank's 1999 Independent Directors' Stock Option Plan and 1999 Stock Incentive Plan, as set forth in Section 2.4 of the Plan of Merger.

      6.4. Best Efforts. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 7. COVENANTS OF BANK.

      Bank agrees that between the date hereof and the effective time of the
Merger:

      7.1. Shareholders' Meeting. Bank shall submit this Agreement and the Plan of Merger to the vote of its shareholders as provided by the Banking Code and other applicable laws at a meeting of shareholders to be held as soon as practicable, and any adjournment or postponement thereof.

      7.2. Best Efforts. Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 8. COVENANTS OF INTERIM BANK.

      Interim Bank agrees that between the date hereof and the effective time of the Merger:

      8.1. Shareholder Approval. Interim Bank shall submit this Agreement and the Plan of Merger to its shareholder(s) for approval and adoption as provided by the Banking Code and other applicable laws.

      8.2. Best Efforts. Interim Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite approval of the shareholder(s) of Interim Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 9. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

      The obligations of the parties to consummate this Agreement and the Plan of Merger shall be subject to the following conditions:

      9.1. Representations and Warranties: Performance of Covenants. The representations and warranties and covenants contained in Sections 3, 4, 5, 6, 7 and 8 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

      9.2. Bank Shareholder Approval. The shareholders of Bank shall have duly approved this Agreement and the Plan of Merger in accordance with applicable laws and the Bank's Articles of Incorporation.

      9.3. Regulatory Approvals. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Plan of Merger, shall have granted any necessary consent or approval.

      9.4. Registration Statement. The registration statement (the "Registration Statement") filed by the Holding Company, if required pursuant to the Securities Act of 1933, as amended, covering the shares of the Holding Company's Common Stock to be issued pursuant to the Plan of Merger shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

      9.5. Litigation. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Plan of Merger or otherwise claiming that such consummation is improper.

      9.6. Tax Opinion. A tax opinion shall have been obtained from Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Bank that the conversion of Bank's Common Stock into the Holding Company's Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this Section 9.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.

SECTION 10. TERMINATION, WAIVER AND AMENDMENT.

      10.1. Circumstances of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Plan of Merger may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by Bank's shareholders) only:

            (a) by the mutual consent of the Board of Directors of Bank, Interim Bank and Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective authorized officers; or

            (b) by the Board of Directors of Bank if in its sole judgment the Merger would be inadvisable because of the number of shareholders of Bank who perfect their dissenter's rights in accordance with applicable law and the Plan of Merger, or if, in the sole judgment of such Board, the Merger would not be in the best interests of Bank or its employees, depositors or shareholders for any reason whatsoever.

      10.2. Effect of Termination. In the event of the termination and abandonment hereof, this Agreement and the Plan of Merger shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or shareholders, except as set forth in Section 11 hereof.

      10.3. Waiver. Any of the terms or conditions of this Agreement and the Plan of Merger may be waived in writing at any time by Bank by action taken by its Board of Directors, whether before or after action by Bank's shareholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of Bank.

      10.4. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Plan of Merger may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of Bank, Holding Company and Interim Bank, whether before or after action with respect thereto by Bank's shareholders and without further approval of such amendment by the shareholders of the parties hereto; provided, however, that Section 2.1 of this Agreement and Section 2 of the Plan of Merger may not be amended after the meeting of Bank's shareholders referred to in Section 7.1 hereof except by the vote of Bank shareholders required for the approval of the Merger by such shareholders.

SECTION 11. EXPENSES.

      11.1. General. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Plan of Merger, whether or not the transactions contemplated herein are effected.

      11.2. Special Dividend. Upon the effective time of the Merger, the surviving bank shall pay a special dividend to the Holding Company in an amount equal to the sum of:

            (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

            (b) the principal amount of any loan that the Holding Company shall have obtained to purchase shares of Common Stock of Interim Bank as provided in 6.1 hereof; and

            (c) the amount of any interest incurred by the Holding Company on account of any loans obtained by it for the purchase of shares of Common Stock of Interim Bank as provided in Section 6.1 hereof.

SECTION 12. MISCELLANEOUS.

      12.1. Restrictions on Affiliates. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

      12.2. No Brokers. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby.

      12.3. Right to Withhold Dividends. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former shareholder of Bank who fails to exchange certificates representing the shares of Bank for certificates representing the shares of the Holding Company in accordance with
Section 2 of the Plan of Merger.

      12.4. Failure to Surrender Certificates. Shareholders of the Holding Company shall surrender certificates representing the shares of Bank for certificates representing the shares of the Holding Company within two (2) years of the date of the letter of transmittal as provided in Section 2 of the Plan of Merger. In the event that any certificates are not surrendered for exchange within such two (2) year period, the shares, represented by appropriate certificates of the Holding Company that would otherwise have been delivered in exchange for the unsurrendered certificates, may be sold and the net proceeds of the sale shall be held for the shareholders of the unsurrendered certificates to be paid to them upon surrender of their outstanding certificates. From and after such sale, the sole right of the holders of the unsurrendered outstanding certificates shall be the right to collect the net sales proceeds held for their account.

      12.5. Entire Agreement. This Agreement (including the Plan of Merger attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

      12.6. Captions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Plan of Merger.

      12.7. Applicable Law. This Agreement and the Plan of Merger shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed exclusively within the Commonwealth of Pennsylvania, regardless of where they are executed.

      12.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above mentioned.

ATTEST:                                     EAST PENN FINANCIAL CORPORATION

/s/ Bruce Keil                                  By: /s/ Brent L. Peters
-------------------------------                    -----------------------------
Bruce Keil, Secretary                           Brent L. Peters, President

(SEAL)


ATTEST:                                     EAST PENN BANK

/s/ Dale A. Dries                               By: /s/ Brent L. Peters
-------------------------------                    -----------------------------
Dale A. Dries, Secretary                        Brent L. Peters, President

(SEAL)


ATTEST:                                     EAST PENN INTERIM BANK
                                            (In Organization)

/s/ Bruce Keil                                  By: /s/ Brent L. Peters
-------------------------------                    -----------------------------
Bruce Keil, Secretary                           Brent L. Peters, President

(SEAL)

                                                                       EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                             EAST PENN INTERIM BANK
                       with, into and under the charter of

                                 EAST PENN BANK

      THIS PLAN OF MERGER is made between East Penn Bank (the "Bank"), a Pennsylvania-chartered bank, located at 731 Chestnut Street, Emmaus, County of Lehigh, in the Commonwealth of Pennsylvania, and East Penn Interim Bank (In Organization) (the "Interim Bank"), a Pennsylvania-chartered bank, located at 731 Chestnut Street, Emmaus, County of Lehigh, in the Commonwealth of Pennsylvania (the two parties being sometimes collectively referred to herein as the "Constituent Banks").

      WHEREAS, Bank, Interim Bank and East Penn Financial Corporation (the "Holding Company"), a Pennsylvania business corporation of which Interim Bank is a wholly-owned subsidiary, have entered into a Plan of Reorganization of even date herewith (the "Plan of Reorganization"), providing for, among other things, the execution of the Plan of Merger and for the merger (the "Merger") of Bank and Interim Bank in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the Constituent Banks, intending to be legally bound hereby, agree to effect the Merger in accordance with the terms and conditions hereinafter set forth.

Section 1. General.

      1.1 The Merger. On the Effective Date, as hereinafter defined, Interim Bank shall be merged with, into and under the charter of Bank under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), the separate existence of Interim Bank shall cease, and Bank shall be the surviving bank (the "Surviving Bank"), in accordance with this Plan of Merger.

      1.2 Name. The name of the Surviving Bank shall be "East Penn Bank", and the location of its principal office shall be 731 Chestnut Street, Emmaus, Pennsylvania 18049.

      1.3 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of Bank, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Bank.

      1.4 Bylaws. At the Effective Date, the Bylaws of Bank, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Bank

      1.5 Effect of Merger. On the Effective Date, the Surviving Bank shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Banking Code. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Bank may be substituted in its place.

      1.6 Continuation in Business. The Surviving Bank shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Bank shall be a bank organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. Any branch offices of the Surviving Bank shall consist of Bank's present branch offices and any other branch office or offices that Bank may be authorized to have as of the Effective Date.

      1.7 Board of Directors. The Board of Directors of Bank immediately prior to the consummation of the Merger shall serve as the directors of the Surviving Bank from and after the Effective Date and until such time as their successors have been duly elected and qualified.

      1.8 Officers. The persons who are executive or other officers of Bank immediately prior to the consummation of the Merger shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine.

      1.9 Employees. On the Effective Date, all persons who are employees of Bank and of Interim Bank shall become employees of the Surviving Bank.

      Section 2. Conversion of Shares. The manner and basis of converting shares of Common Stock of the Constituent Banks shall be as follows:

      2.1 Stock of Interim Bank. The shares of Common Stock, par value $1.00 per share, of Interim Bank issued and outstanding immediately prior to the Effective Date shall be converted into fully paid and non-assessable shares of Common Stock of the Surviving Bank so that the number of outstanding shares of Common Stock of the Surviving Bank at and after the Effective Date shall equal the number of outstanding shares of Common Stock of Bank prior to the Effective Date and resulting in all outstanding shares of Common Stock of the Surviving Bank being held by the Holding Company at and after the Effective Date.

      2.2 Stock of Bank. Each share of Common Stock, par value $0.625 per share, of Bank issued and outstanding immediately prior to the Effective Date (except for shares owned by shareholders who shall have duly perfected dissenters' rights in accordance with this Plan of Merger and applicable law and except for fractional shares), shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one (1) share of fully paid and nonassessable Common Stock, with $0.625 par value, of the Holding Company. No fractional shares of Common Stock and no scrip or certificates therefore, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which a shareholder would otherwise be entitled, each former shareholder of Bank shall receive, in cash, an amount equal to the fair market value of his or her fractional interest. From and after the Effective Date, each certificate which, prior to the Effective Date, represented shares of Common Stock of Bank shall evidence ownership of shares of Common Stock of the Holding Company on the basis set forth herein.

      2.3 Treasury Stock. Each share of Common Stock, par value $0.625 per share, of Bank held as a treasury share immediately prior to the Effective Date, if any, shall thereupon and without notice be canceled.

      2.4 Assumption of Stock Options. Holding Company shall assume the obligations of Bank under stock options outstanding to the extent that such options remain unexercised on the Effective Date, and further shall assume the obligations of Bank under Bank's 1999 Independent Directors Stock Option Plan and 1999 Stock Incentive Plan (the "Plans"). Any outstanding stock options shall automatically be converted into the right to purchase the same number of shares at the same option exercise price per share, had the option or warrant been exercised prior to the Merger, and in accordance with the terms of the Plans. No fractional shares of Holding Company Common Stock, and no scrip or certificates therefore, shall be issued in connection with the assumption or exercise of such stock options.

      2.5 Exchange Agent. Bank shall designate Registrar and Transfer Company to act as exchange agent to receive from the holders thereof, certificates that, immediately prior to the Effective Date, represented Bank's Common Stock and to exchange such certificates for Common Stock of the Holding Company, as provided herein and, if applicable, to pay cash for fractional shares of Bank Common Stock pursuant to Section 2.2 above.

      2.6 Exchange Procedure. If appointed pursuant to Section 2.5 hereof, the exchange agent shall promptly mail to each record holder as of the date of exchange of an outstanding certificate or certificates that, prior to the Effective Date, represented shares of Bank's Common Stock, a letter of transmittal (which shall specify how delivery shall be effected, and that risk of loss and title to such certificate or certificates shall pass only upon proper delivery of such certificate or certificates, together with a properly executed letter of transmittal to the exchange agent at his address stated therein) and instructions for use in effecting the surrender of such certificate or certificates for exchange therefor. Upon surrender to the exchange agent of such certificate or certificates, together with such letter of transmittal, properly executed, the exchange agent shall exchange such certificate or certificates for shares of Common Stock of the Holding Company, as provided herein.

      2.7 Failure to Surrender Certificates. Shareholders will be required to surrender certificates representing shares of Bank for certificates representing shares of the Holding Company. All Bank Common Stock certificates must be surrendered within two (2) years after notice that surrender will be required. In the event that any former shareholder of Bank shall not have properly surrendered his Common Stock certificates within two (2) years after such notice, the shares of Holding Company Common Stock that would otherwise have been issued to him may, at the option of the Holding Company, be sold, and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of Bank shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends, if any, shall be paid to such former shareholder of Bank, without interest, upon proper surrender of his Common Stock certificates.

      2.8 Dissenters' Rights. Shareholders of Bank shall be entitled to exercise the rights provided in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 Pa.C.S.A. ss.1571 et seq.) ("Dissenters' Rights") with respect to the Plan of Merger.

Section 3. Miscellaneous.

      3.1 Conditions. The obligations of Bank and Interim Bank to effect the Merger shall be subject to all of the terms and conditions contained in the Plan of Reorganization.

      3.2 Termination and Agreement. This Plan of Merger may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Plan of Reorganization. If the Plan of Reorganization is terminated pursuant to the terms thereof, this Plan of Merger shall terminate simultaneously, and the Merger shall be abandoned without further action of the parties hereto.

      WITNESS the signatures and seals of said merging banks this 27th day of February, 2003, each hereunto set by its President or a Vice President and attested by its Secretary, pursuant to a resolution of its Board of Directors, acting by a majority thereof.

ATTEST:                                         EAST PENN BANK

/s/ Dale A. Dries                                     /s/ Brent L. Peters
------------------------------------            --------------------------------
Dale A. Dries, Secretary                        Brent L. Peters, President


ATTEST:                                         EAST PENN INTERIM BANK,
                                                (In Organization)

/s/ Bruce Keil                                       /s/ Brent L. Peters
------------------------------------            --------------------------------
Bruce Keil, Secretary                           Brent L. Peters, President

COMMONWEALTH OF PENNSYLVANIA      :
                                  : SS.
COUNTY OF LEHIGH                  :

      On this 27th day of February, 2003, before me, a Notary Public for the State and County aforesaid, personally came, Brent L. Peters as President, and Dale A. Dries, as Secretary, of East Penn Bank, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said Pennsylvania bank and the seal affixed thereto to be its seal.

      WITNESS my official seal and signature this day and year aforesaid.


                                            /s/ Cynthia L. Morley
                                            ------------------------------------
(Seal of Notary)                            Notary Public, Lehigh County
                                            My commission expires: Jan. 19, 2004

COMMONWEALTH OF PENNSYLVANIA       :
                                   : SS.
COUNTY OF LEHIGH                   :

      On this 27th day of February, 2003, before me, a Notary Public for the State and County aforesaid, personally came Brent L. Peters, as President, and Bruce Keil, as Secretary, of East Penn Interim Bank, and each in his/her said capacity acknowledged the foregoing instrument to be the act and deed of said Pennsylvania bank and the seal affixed thereto to be its seal.

      WITNESS my official seal and signature this day and year aforesaid.


                                            /s/ Cynthia L. Morely
(Seal of Notary)                            Notary Public, Lehigh County
                                            My commission expires: Jan. 19, 2004

                                                                         ANNEX B

                            ARTICLES OF INCORPORATION

                                       OF

                         EAST PENN FINANCIAL CORPORATION

      In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S.ss.ss.1101 et seq.), as amended, the undersigned, desiring to be incorporated as a Pennsylvania business corporation, hereby state that:

1.    The name of the Corporation is EAST PENN FINANCIAL CORPORATION.

2. The address, including street and number, if any, of the Corporation's initial registered office in the Commonwealth of Pennsylvania is 731 Chestnut Street, Emmaus, Pennsylvania 18049, and the county of venue is Lehigh.

3. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S.ss.ss. 1101 et seq.), as the same may be amended.

4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as the same may be amended.

5.(a) (1) The Corporation shall have the authority and power to create and to issue a total of Fifty-Six Million (56,000,000) shares, divided into a class of Forty Million (40,000,000) shares of common stock par value $0.625 per share and a class of Sixteen Million (16,000,000) shares of preferred stock, without par value. The preferred stock shall be divided into one or more series as the board of directors may determine as provided herein.

      (2) The holders of common stock shall have one vote per share. The common stock shall be subject to the prior rights of holders of any series of preferred stock outstanding, according to the preferences, if any, of such series.

      (3) Each series of preferred stock may have full, limited, multiple or fractional or no voting rights, and such designations, preferences, limitations, and special rights as determined by the board of directors as provided herein. The division of the preferred stock into series, the determination of the designation and the number of shares of any such series and the determination of the voting rights, preferences, limitations, and special rights of the shares of any such series may be accomplished by an amendment to this Article 5, which amendment may be made solely by action of the board of directors, which shall have the full authority permitted by law to make such division and determinations.

      (4) Unless otherwise provided in a resolution or resolutions establishing any particular series of preferred stock, the aggregate number of authorized shares of preferred stock may be increased by an amendment to the articles approved solely by the holders of the common stock and of any preferred stock who are entitled under voting rights designated by the board to vote thereon, if at all, voting together as a class.

6. The name and address, including street and number, if any, of each of the Incorporators, and the number and class of shares subscribed to by each Incorporator is:

                                                                               Number of
Name                                    Address                            Shares Subscribed
----                                    -------                            -----------------
Brent L. Peters          3837 E. View Drive, Orefield, PA 18069                1 Common
Forrest A. Rohrbach      4953 Mill Road, Emmaus, PA 18049                      1 Common
Donald R. Schneck        8074 Holbens Valley Road, New Tripoli, PA 18060       1 Common

7. The holders of common stock shall have one vote per share and shall not be entitled to cumulate their votes in the election of directors.

8. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

      (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock of the Corporation; or

      (ii) the holders of at least a majority of the outstanding shares of Common Stock of the Corporation, provided that such transaction has received the prior approval of at least sixty-six and two-thirds percent (66 2/3%) of all of the members of the Board of Directors.

9.(a) The Board of Directors may, if it deems advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

      (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

      (ii) Whether a more favorable price could be obtained for this Corporation's securities in the future;

      (iii) The social and economic effects of the offer or transaction on this Corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the Communities in which this Corporation and any of its subsidiaries operate or are located;

      (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

      (v) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation or other entity whose securities are being offered;

      (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this Corporation and any of its subsidiaries and the other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

      (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

(b) If the Board of Directors determines that an offer should be rejected, it make take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

10. No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options or warrants to purchase any such shares of the Corporation, or any options or rights to purchase any such shares or securities, issued or sold by the Corporation for cash or any other form of consideration, and any such shares, securities, options, warrants or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board of Directors, in its discretion, shall deem advisable.

11. Articles 7, 8, 9, 10 and 11 shall not be amended unless first approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock of the Corporation.

12. Any issued and outstanding shares of capital stock of the Corporation that are repurchased by the Corporation shall be deemed to be issued but not outstanding. The Board may, by resolution, restore any or all such issued but not outstanding shares to the status of authorized but unissued shares and may thereafter reissue those shares.

      EXECUTED this 27th day of January, 2003 in Emmaus, Lehigh County, Pennsylvania.


                                               /s/ Brent L. Peters
                                               Brent L. Peters, Incorporator


                                               /s/ Forrest A. Rohrbach
                                               Forrest A. Rohrbach, Incorporator


                                               /s/ Donald R. Schneck
                                               Donald R. Schneck, Incorporator

                                                                         ANNEX C

                                     BYLAWS

                                       OF

                         EAST PENN FINANCIAL CORPORATION

                                    ARTICLE I

                                     OFFICES

      Section 1.1. East Penn Financial Corporation (the "Corporation") will continuously maintain a Pennsylvania registered office.

      Section 1.2. The Corporation may also have offices at such other places as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 2.1. The Board will determine the location of all meetings of the shareholders.

      Section 2.2. The Board will hold a meeting of shareholders in each calendar year, but no later than May 31st of each year, for the election of directors and the transaction of other business that properly may be brought before the meeting at such time and place, which is to be determined by the Board.

      Section 2.3. Unless a greater period of notice is required by statute in a particular case, the Board must give at least ten (10) days notice to each shareholder as of the record date of the annual meeting specifying the place, date and hour of the annual meeting

      Section 2.4. Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws, the Chairman of the Board, President, Board, or the holders of no less than a majority of all the shares issued and outstanding and entitled to vote at the particular meeting may call a special meeting of the shareholders for any proper purpose or purposes upon written request, in proper form, and delivery to the Secretary of the Corporation. Such request must state a proper purpose(s) of the proposed meeting. Upon receipt of any such request, the Secretary must provide notice of a special meeting of the shareholders to be held at such time, not less than ten (10) nor more than sixty (60) days thereafter, as the Secretary may fix. If the Secretary neglects or refuses to fix the date of the meeting and give notice thereof, the person(s) calling and entitled to call the meeting may do so.

      Section 2.5. Any person(s) calling a special meeting of shareholders must provide notice of the special meeting stating the place, date, hour and the purpose(s) of the meeting to each shareholder entitled to vote at such address as it appears on the books of the Corporation. Except for a shareholder, any person(s) who requests a special meeting must provide notice at least ten (10) days before the date of the special meeting. If a shareholder requests or calls a special meeting, the shareholder must provide notice at least twenty (20) days before the date of such meeting unless a greater period of notice is required by statute.

      Section 2.6. Business transacted at a special meeting must be confined to the business and purposes stated in the notice.

                                     QUORUM

      Section 2.7. Except as otherwise provided by statute, Articles of Incorporation or these Bylaws, a quorum at all meetings of the shareholders for the transaction of business is the presence of shareholders, in person or represented by proxy, of a majority of the issued and outstanding shares entitled to vote. If a meeting of shareholders cannot be organized because a quorum has not attended, then the shareholders that are entitled to vote that are present in person or by proxy have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those who attend or participate at the second of such adjourned meetings, although less than a quorum, will nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting that was originally noticed.

      Section 2.8. When a quorum is present or represented at any meeting, the vote of the shareholders of a majority of the stock having voting powers, present in person or represented by proxy, will decide any question brought before the shareholders at such meeting, unless the question is one for which, by express provision of statute, Articles of Incorporation or these Bylaws, a different vote is required in which case such express provision will govern and control the decision of such question.

                                  VOTING RIGHTS

      Section 2.9. Except as otherwise provided by statute or the Articles of Incorporation, at every shareholders' meeting every shareholder entitled to vote has the right to one vote for every share having voting power standing in the shareholder's name on the books of the Corporation on the record date fixed for the meeting. No share will be voted at any meeting if an installment is due and unpaid at the time of the meeting.

      Section 2.10. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate actions in writing without a meeting may authorize another person or persons to act on behalf of the shareholder by proxy. Every proxy must be filed with the Secretary of the Corporation. Shareholders or their duly authorized attorney-in-fact may execute, in writing, a proxy. In addition, shareholders or their duly authorized attorney-in-fact may execute properly a proxy through an electronic transmission that is permitted by law and so long as the transmission sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder. A proxy, unless coupled with an interest, is revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary. The revocation of a proxy is not effective until notice has been given to the Secretary of the Corporation. An unrevoked proxy is not valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event will a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy will not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                   ARTICLE III

                                  VOTING LISTS

      Section 3.1. The officer or agent having charge of the transfer books for shares of the Corporation will make, at least five (5) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which will be kept on file at the registered office or principal place of business of the Corporation and may be subject to inspection by any shareholder during normal business hours and at the time and place of the meeting during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, is prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                   ARTICLE IV

                               JUDGES OF ELECTION

      Section 4.1. In advance of any meeting of shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If no judges of election are appointed, the Chairman of any such meeting may, and on the request of any shareholder or the shareholder's proxy, must make such appointment at the meeting. The number of judges will be one or three. A person who is a candidate for office cannot act as a judge. The judges of election must do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and must make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the Chairman of the meeting or any shareholder or shareholder's proxy. The decision, act or certificate of a majority will be effective in all respects as the decision, act or certificate of all. If any judge of election is not present at a meeting, the vacancy will be filled by the Chairman of the meeting.

                                    ARTICLE V

                         INFORMAL ACTION BY SHAREHOLDERS

      Section 5.1. Except as otherwise provided in the Articles of Incorporation or these Bylaws, any action required to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, is signed by all, but not less than all, of the shareholders who would be entitled to vote at a meeting for such purpose and is filed with the Secretary of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

      Section 6.1. The Board will determine the number of directors, which constitute the whole board but such number will not be less than five (5) and no more than twenty-five (25).

      Section 6.2. The directors will be classified with respect to the time they severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board. Nothing herein should be construed to require exact equality in the number of directors in each class. At the first annual meeting of shareholders in 2004, directors of Class A will be elected for a term of one year; directors of Class B for a term of two years; and directors of Class C for a term of three years; and at each succeeding annual meeting the successors to the class of directors whose term expires that year will be elected to hold office for a term of three years, so that the term of office of one class of directors expires in each year. The directors will hold office until the expiration of the term for which they were elected and their successors are elected and have qualified.

      Section 6.3. The number of directors in each class of directors will be determined by resolution of a majority of the Board. If the number of the whole Board is changed, any increase or decrease in such number will be apportioned among the classes so as to maintain three classes as nearly equal in number as possible. A majority of the Board may increase the number of directors, within the limitation of not less than five, between meetings of the shareholders, provided, however, that any such increase in the number of directors may not exceed two in any one calendar year.

      Section 6.4. Nominations for election to the Board may be made by the Board or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors, except that no person can be nominated who will attain the age of seventy (70) prior to the Corporation's annual meeting date. Each nomination must specify the term of office for which the person nominated is to be elected. Nominations, other than those made by or on behalf of the existing management of the Corporation, must be made in writing and must be delivered or mailed to the president of the Corporation not less than sixty days (60) prior to any meting of shareholders called for the election of directors. Such notification must contain the following information to the extent known to the notifying shareholder without unreasonable effort or expense: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted by the notifying shareholder for each proposed nominee; (d) the names and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance this section maybe disregarded at the discretion of the Chairman of the meeting, and upon the Chairman's instructions, the vote tellers may disregard all votes cast for each such nominee.

      Section 6.5. Any vacancies in the Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the Board. Each director so elected may be a director until a successor is elected by the shareholders who must make such election at the next annual meeting of shareholders, or at any special meeting called for that purpose prior thereto. A successor to such appointed director, or a director otherwise to fill the vacancy, must be elected by the shareholders for a term of office consistent with maintaining three classes of directors, each consisting, as nearly as possible, of one-third the number of the whole Board. If directors of more than one class are to be elected at a meeting of shareholders by reason of vacancy or otherwise, there will be a separate election of each class of directors to be elected at the meeting.

      Section 6.6. Except as stated in these Bylaws, the office of any director is considered vacant at the then current annual meeting if the director attains the age of seventy (70) years prior to the annual meeting, except Dale A. Dries, Thomas R. Gulla, Brent L. Peters, Forrest A. Rohrbach, Gordon K. Schantz, Linn
H. Schantz, Donald R. Schneck, Peter L. Shaffer, Konstantinos A. Tantaros, F. Geoffrey Toonder, and Donald S. Young. In all other cases, a director will be deemed to have attained the age of seventy years for purposes of this section on January 1, of the year next following the director attaining the age of seventy years. Every director will own at least one hundred (100) shares of the Corporation's stock. Evidence of ownership must be the list of shareholders prepared by the officer having charge of the stock ledger.

      Section 6.7. Notwithstanding any other provisions in these Bylaws or in the Corporation's Articles of Incorporation and notwithstanding the fact that some lesser percentage may be specified by law, any director, any class of directors or the entire Board may be removed at any time by the shareholders, with or without cause, but only the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote generally in the election of directors (considered for this purpose as one class).

      Section 6.8. The business and affairs of the Corporation is managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, Articles of Incorporation, or by these Bylaws directed or required to be exercised and done by the shareholders.

                              MEETINGS OF THE BOARD

      Section 6.9. The meetings of the Board may be held at such place as a majority of the directors may appoint, or as may be designate in the notice calling the meeting.

      Section 6.10. The first meeting of each newly elected Board may be held at the same place and immediately after the meeting at which such directors were elected and no notice need be given to the newly elected directors in order legally to constitute the meeting, or it may convene at such time and place as may be fixed by the consent(s) in writing of all the directors provided to the Corporation.

      Section 6.11. Regular meetings of the Board may be held at such time and places as determined from time to time, by resolution of at least a majority of the Board at a duly convened meeting, or by unanimous consent of the Board provided to the Corporation. Notice of each regular meeting of the Board must specify the date, place and hour of the meeting and must be given to each director at least 24 hours before the meeting.

      Section 6.12. Special meetings of the Board may be called by the Chairman of the Board, or the President on 24 hours notice to each director, special meetings must be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the request of two directors provided to the Corporation by notice. Notice of each special meeting of the Board must specify the date, place and hour of the meeting. The notice need not state the general nature of the business to be conducted at such special meeting.

      Section 6.13. At all meetings of the Board, a majority of the directors in office is necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present are the acts of the Board, except as may be otherwise specifically provided by statute, the Articles of Incorporation, or by these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting. It is not necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

      Section 6.14 Committees of Directors. The Board of Directors shall have the power and authority to appoint an Audit Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board may specify such qualifications as it deems desirable for membership on any committee. Any such committee to the extent provided in such resolution or in the Bylaws, will have and exercise the authority of the Board in the management of the business and affairs of the Corporation except as provided by statute. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, regardless of the fact of there being a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

      Section 6.15 Participation in the Meeting by Telephone. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating will be deemed present at the meeting.

      Section 6.16 Informal Action by Directors or Committees. Any action which may be taken at a meeting of the directors or of the members of a committee of the Board may be taken without a meeting if a consent(s) setting forth the action so taken are provided to the Corporation by all of the directors or the members of the committee, as the case may be, and must be filed with the Secretary of the Corporation.

      Section 6.17 Compensation of Directors. The Board may, by resolution of the Board, fix the compensation of directors for their services. A director may also serve the Corporation in any other capacity and receive compensation therefore.

                                   ARTICLE VII

                                    OFFICERS

      Section 7.1. The officers of the Corporation must be chosen by the directors. The officers of the Corporation may include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and any additional position created by the Board because of business needs of the Corporation. The Chairman of the Board, the Chief Executive Officer, the President and Secretary must be natural persons of full age; the Treasurer may be a Corporation, but if a natural person, must be of full age. Any number of offices may be held by the same person.

      Section 7.2. The Board, immediately after each annual meeting of shareholders, will elect a President, a Secretary and a Treasurer, none of whom need be members of the Board.

      Section 7.3. The Board may also choose one or more vice presidents and such other officers and assistant officers and agents as the needs of the Corporation may require who will hold their offices for such terms and have such authority and perform such duties as from time to time is determined by resolution of the Board.

      Section 7.4. The Board has the power to define the duties of the officers and employees of the Corporation; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to manage and administer the business and affairs of the Corporation; and to fix a mandatory retirement age for officers and employees.

      Section 7.5. The officers of the Corporation will hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board, may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. The vacancy must be filled by the Board if the Board determines, in its sole discretion, to fill such vacancy.

      Section 7.6 The Chairman of the Board. The Board may elect from its members a Chairman of the Board, who will preside at all meetings of the shareholders and directors. The Chairman of the Board has such powers and duties as prescribed by the Board.

      Section 7.7 The Vice Chairman of the Board. The Vice Chairman of the Board or, if more than one, the Vice Chairmen in the order established by the Board of Directors, shall preside at meetings of the shareholders and directors as a result of the absence or incapacity of the Chairman of the Board. If there is no Chairman of the Board, the Vice Chairman designated by the Board shall have and exercise all powers conferred by these Bylaws or otherwise on the Chairman of the Board. The Vice Chairman or, if more than one, the Vice Chairmen designated by the Board shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or them by the Board of Directors.

      Section 7.8 The Chief Executive Officer. The Board may appoint a Chief Executive Officer of the Corporation. The Chief Executive Officer has such powers and duties as prescribed by the Board, and has the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board to some other officer or agent of the Corporation.

      Section 7.9 The President. The President has such powers and duties as prescribed by the Board. If neither the Chairman nor the Vice Chairman of the Board is available to serve, the President will preside at all meetings of the shareholders and directors of the Corporation.

      Section 7.10. The President will execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board to some other officer or agent of the Corporation.

      Section 7.11 The Vice Presidents. The Vice President, or if there are more than one, the Vice Presidents, in the order designated by the Board, will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and perform such other duties as the Board may prescribe or the President may delegate to them.

      Section 7.12 The Secretary. The Secretary must attend all sessions of the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and will perform like duties for the committees of the Board when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the Board, and will perform such other duties as may be prescribed by the officer that supervises the Secretary. The Secretary must keep in safe custody the corporate seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it must be attested by the Secretary's signature or by the signature of the Treasurer or an assistant secretary.

      Section 7.13 The Treasurer. The Treasurer has the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and must deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as designated by the Board.

      Section 7.14. The Treasurer will disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and must render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as treasurer and of the financial condition of the Corporation.

      Section 7.15. If required by the Board, the Treasurer will give the Corporation a bond in such sum, and with such surety(s) as may be satisfactory to the Board, for the faithful discharge of the duties of the office and for the restoration to the Corporation, in the case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or control belonging to the Corporation.

                                  ARTICLE VIII

                               SHARE CERTIFICATES

      Section 8.1. As they are issued, share certificates of the Corporation must be numbered and registered in a share register. They must exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

      Section 8.2. Every share certificate must be signed by the Chairman of the Board or the President and the Secretary or the Treasurer and must be sealed with the corporate seal which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk of the Corporation or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate has ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

                                   ARTICLE IX

                               TRANSFER OF SHARES

      Section 9.1. Upon presentment to the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer a new certificate will be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the Corporation, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation has no duty to inquire into adverse claims with respect to such transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

      Section 9.2. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by the said claimant or, if there be no such address, at the residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issued from a court of competent jurisdiction; or
(b) an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

                                    ARTICLE X

                               FIXING RECORD DATE

      Section 10.1. The Board may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders (other than an adjourned meeting) or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting, or entitled to receive payment of any dividend or distribution, or to receive any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only shareholders who are shareholders of record on the date so fixed will be entitled to notice of, and to vote at, such meeting or to receive payment or such dividend or to receive such allotments of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board may close the books of the Corporation against transfer of shares during the whole or part of such period and in such case, written or printed notice thereof must be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied to the Corporation for the purpose of notice.

                                   ARTICLE XI

                             REGISTERED SHAREHOLDERS

      Section 11.1. Prior to due presentment for transfer of any share or shares, the Corporation must treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and is not bound to recognize any equitable or other claim or interest in such share or shares, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

                                   ARTICLE XII

                                LOST CERTIFICATES

      Section 12.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation must issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchase, has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

                                  ARTICLE XIII

                                    DIVIDENDS

      Section 13.1. The Board may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares in cash, property or shares of the Corporation, as long as any dividend will not be in violation of law or the Articles of Incorporation.

      Section 13.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors believes is in the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

      Section 14.1 Financial Report to Shareholders. The directors of the Corporation are not required at any time to send to the shareholders financial statements or reports of the financial condition of the Corporation, except as expressly required by law.

      Section 14.2 Check and Notes. All checks or demands for money and notes of the Corporation must be signed by such officer or officers as the Board may from time to time designate.

      Section 14.3 Fiscal Year. The fiscal year of the Corporation is the calendar year.

      Section 14.4 Seal. The corporate seal has inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

      Section 14.5 Notices. Whenever under the provisions of the statutes, the Articles of Incorporation or these Bylaws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy of said notice via mail, facsimile, or by other electronic transmission (e.g. email), charges prepaid, to the address appearing on the books of the Corporation or supplied by the person(s) to the Corporation for the purpose of notice. If the notice is sent by mail, it will be deemed to have been given to the person entitled thereto when deposited in the United States mail. Notice by facsimile will be deemed given upon receipt by the sender of a successful transmission of the data. Notice to shareholders of the Corporation may also be given by other means as permitted by law. Notice to or from directors may be given by telephone, facsimile transmission and, with the prior consent of the director, by Internet or other means of electronic transmission.

      Section 14.6. Whenever any written notice is required to be given by statute, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be deemed the equivalent of the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted nor the purpose of the meeting need to be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, either in person or by proxy, at any meeting constitutes a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                   Article XV

                    INDEMNIFICATION OF OFFICERS AND EMPLOYEES

      Section 15.1. The Corporation shall indemnify any officer and/or employee, or any former officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

      Section 15.2. The Corporation shall indemnify any officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of a corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

      Section 15.3. Except as may be otherwise ordered by a court, there shall be a presumption that any officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

      Section 15.4. Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

      Section 15.5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 15.6. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

      Section 15.7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as an officer and/or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      Section 15.8. Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                          INDEMNIFICATION OF DIRECTORS

      Section 15.9 A director of this Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

      (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

      (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

      (c) A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

      A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

      Section 15.10. In discharging the duties of their respective positions, the board of directors, committees of the board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 24.1.

      Section 15.11. Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

      Section 15.12. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

      (a) the director has breached or failed to perform the duties of his office under the provisions of Sections 24.1 and 24.2, and

      (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      Section 15.13. The provisions of Section 24.4 shall not apply to:

      (a) the responsibility or liability of a director pursuant to a criminal statute, or

      (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

      Section 15.14. The Corporation shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

      Section 15.15. The Corporation shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of a corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

      Section 15.16. Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 24.6 and 24.7 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 24.6 and 24.7 of this Article.

      Section 15.17 Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 24.8 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

      Section 15.18 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 15.19. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

      Section 15.20. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Corporation as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      Section 15.21. Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                                                         ANNEX D

                      STATUTES REGARDING DISSENTERS' RIGHTS

            PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED
                          EXCERPTS FROM SUBCHAPTER 19C

ss.1930. Dissenters rights

(a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

                                 SUBCHAPTER 15D

                                Dissenters Rights

Section:

1571. Application and effect of subchapter.
1572. Definitions.
1573. Record and beneficial holders and owners.
1574. Notice of intention to dissent.
1575. Notice to demand payment.
1576. Failure to comply with notice to demand payment, etc.
1577. Release of restrictions or payment for shares.
1578. Estimate by dissenter of fair value of shares.
1579. Valuation proceedings generally.
1580. Costs and expenses of valuation proceedings.

ss.1571. Application and effect of Subchapter.

(a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).
Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).
Section 1932(c) (relating to dissenters rights in asset transfers).
Section 1952(d) (relating to dissenters rights in division).
Section 1962(c) (relating to dissenters rights in conversion).
Section 2104(b) (relating to procedure).
Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
Section 2325(b) (relating to minimum vote requirement).
Section 2704(c) (relating to dissenters rights upon election).
Section 2705(d) (relating to dissenters rights upon renewal of election).
Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
Section 7104(b)(3) (relating to procedure).

(b) Exceptions.

(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

(i) listed on a national securities exchange; or

(ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

(ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

(iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

(d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

            (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

            (2) a copy of this subchapter.

(e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

(g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

ss.1572. Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

"Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

"Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

"Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

"Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss.1573. Record and beneficial holders and owners.

(a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss.1574. Notice of intention to dissent.

If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss.1575. Notice to demand payment.

(a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

(4) Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss.1576. Failure to comply with notice to demand payment, etc.

(a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss.1577. Release of restrictions or payment for shares.

(a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation's estimate of the fair value of the shares.

(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

ss.1578. Estimate by dissenter of fair value of shares.

(a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss.1579. Valuation proceedings generally.

(a) General rule. Within 60 days after the latest of:

(1) effectuation of the proposed corporate action;

(2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters. All, dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss.1580. Costs and expenses of valuation proceedings.

(a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 PA. C.S.A. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 is attached as Exhibit 99.4.

      Section 1741 (relating to third party actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

      Section 1742 (relating to derivative actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

      Section 1743 (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 1744 (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

      1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

      2. if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      3. by the shareholders.

      Section 1745 (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

      Section 1746 (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 1746 also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

      Section 1747 (relating to the power to purchase insurance) provides that a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the Business Corporation Law. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

      Article XV, Section 15.9 of the Bylaws of the Registrant provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provision of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. In addition, Registrant intends to purchase and maintain insurance against liability for acts by these persons, as permitted by law.

Item 21. Exhibits and Financial Statement Schedules.

      (a)   Exhibits:

            1     Underwriting agreement. Not applicable.

            2.1 Plan of Reorganization dated as of February 27, 2003, among Registrant, East Penn Bank and East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

            2.2 Plan of Merger dated as of February 27, 2003, between East Penn Bank and East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

            3(i) Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

            3(ii) Bylaws of Registrant (included as Annex C to the Proxy
                  Statement/Prospectus contained herein).

            4 Instruments defining the rights of a security holders, including indentures. Not applicable.

            5 Form of Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated ___________, as to the legality of the shares of Registrant's stock being registered.

            8 Form of Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated _______________, as to the tax treatment of the proposed transactions.

            9     Voting trust agreement. Not applicable.

            10.1  East Penn Bank 1999 Independent Directors Stock Option Plan.

            10.2  East Penn Bank 1999 Stock Incentive Plan.

            10.3 Employment Agreement between Brent L. Peters and East Penn Bank, dated April 12, 2001.

            10.4 Supplemental Executive Retirement Plan Agreement for Brent L. Peters, dated May 31, 2001.

            10.5  East Penn Bank Dividend Reinvestment Plan.

            11 Statement re computation of per share earnings. Not applicable.

            13 Annual report to security holders, Form 10-Q and Form 10-QSB or quarterly report to security holders. Not applicable.

            15 Letter re unaudited interim financial information. Not applicable.

            16    Letter re change in certifying accountant. Not applicable.

            21    Subsidiaries of Registrant.

            23.1 Consent of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as Exhibit 5).

            23.2 Consent of Beard Miller Company LLP, Certified Public Accountants.

            24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

            25    Statement of eligibility of trustee. Not applicable.

            26    Invitation for competitive bid. Not applicable.

            99.1  Letter to Shareholders of East Penn Bank.

            99.2  Notice of Annual Meeting of Shareholders of East Penn Bank.

            99.3  Form of Proxy for use by the Shareholders of East Penn Bank.

            99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA. C.S.A. Sections 1741-1750) relating to indemnification.

            99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

      (b)   Financial Statement Schedules:

                  Consolidated Financial Statements:

                        Independent Auditor's Report
                        (included in the Proxy Statement/Prospectus contained herein on page F-20)

                        Consolidated Balance Sheets
                        (included in the Proxy Statement/Prospectus contained herein on page F-21)

                        Consolidated Statements of Income
                        (included in the Proxy Statement/Prospectus contained herein on page F-22)

                        Consolidated Statements of Stockholders' Equity (included in the Proxy Statement/Prospectus contained herein on page F-23)

                        Consolidated Statements of Cash Flow
                        (included in the Proxy Statement/Prospectus contained herein on page F-24)

                        Notes to Consolidated Financial Statements
                        (included in the Proxy Statement/Prospectus contained herein on page F-26)

      (c)   Opinions:

            The opinions of Shumaker Williams, P.C., Special Counsel to Registrant, are included as Exhibits 5 and 8.

Item 22. Undertakings.

      (a)   Undertakings furnished pursuant to Item 512 of Regulation S-K:

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

            1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Not applicable.

      (d)   Not applicable.

      (e)   Not applicable.

      (f)   Not applicable.

      (g) (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h)   Not applicable.

      (i)   Not applicable.

      (j)   Not applicable.

      (b)   Undertakings furnished pursuant to Item 22(b) and (c):

            (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/ Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (2) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Emmaus, Lehigh County, Commonwealth of Pennsylvania on March 7, 2003.
                                               -------

                         EAST PENN FINANCIAL CORPORATION


              By: /s/ Brent L. Peters
                  ---------------------------------------------------
                  Brent Peters, President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brent L. Peters and Theresa M. Wasko as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Capacity                      Date

/s/ Brent Peters                  President and Chief
----------------------------      Executive Officer             March 7, 2003
Brent Peters

/s/ Maria Fidelibus               Treasurer                     March 7, 2003
----------------------------
Maria Fidelibus

/s/ Dale A. Dries                 Director                      March 7, 2003
----------------------------
Dale A. Dries

/s/ Thomas R. Gulla               Director                      March 7, 2003
----------------------------
Thomas R. Gulla

/s/ Forrest A. Rohrbach           Director                      March 7, 2003
----------------------------
Forrest A. Rohrbach

/s/ Gordon K. Schantz             Director                      March 7, 2003
----------------------------
Gordon K. Schantz

/s/ Linn H. Schantz               Director                      March 7, 2003
----------------------------
Linn H. Schantz

/s/ Donald R. Schneck             Director                      March 7, 2003
----------------------------
Donald R. Schneck

/s/ Peter L. Shaffer              Director                      March 7, 2003
----------------------------
Peter L. Shaffer

/s/ Konstantinos A. Tantaros      Director                      March 7, 2003
----------------------------
Konstantinos A. Tantaros

/s/ F. Geoffrey Toonder           Director                      March 7, 2003
----------------------------
F. Geoffrey Toonder

/s/ Donald S. Young               Director                      March 7, 2003
----------------------------
Donald S. Young

/s/ Theresa M. Wasko              Principal Financial Officer   March 7, 2003
----------------------------      and Principal Accounting
Theresa M. Wasko                  Officer

                                INDEX TO EXHIBITS

Exhibit
Number
------

2.1 Plan of Reorganization dated as of February 27, 2003, among Registrant, East Penn Bank and East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

2.2 Plan of Merger dated as of February 27, 2003, between East Penn Bank and East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

3(i) Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

3(ii) Bylaws of Registrant (included as Annex C to the Proxy Statement/Prospectus contained herein).

5 Form of Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated __________, 2003 as to the legality of the shares of Registrant's stock being registered.

8 Form of Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated __________, 2003 as to the tax treatment of the proposed transactions.

10.1        East Penn Bank 1999 Independent Directors Stock Option Plan.

10.2        East Penn Bank 1999 Stock Incentive Plan.

10.3 Employment Agreement between Brent L. Peters and East Penn Bank, dated April 12, 2001.

10.4        Supplemental Executive Retirement Plan Agreement for Brent L.
            Peters, dated May 31, 2001.

10.5        East Penn Bank Dividend Reinvestment Plan.

21          Subsidiaries of Registrant.

23.1 Consent of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as Exhibit
            5).

23.2        Consent of Beard Miller Company LLP, Certified Public Accountants.

24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

99.1        Letter to Shareholders of East Penn Bank.

99.2        Notice of Annual Meeting of Shareholders of East Penn Bank.

99.3        Form of Proxy for use by the Shareholders of East Penn Bank.

99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA C.S.A. Sections 1741-1750) relating to indemnification.

99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).